                               SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                 (Amendment No.     )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule
     14a-b(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                    Harrier, Inc.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
            $.001 par value common stock of Harrier, Inc.
          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
            128,790,000 shares (pre-split)
          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
            $.013 per share (pre-split), representing the average of the bid and asked price on Jan. 30, 1998
          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:
            $4,121.28
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

              -----------------------------------------------
          2)  Form, Schedule or Registration Statement No.:

              -----------------------------------------------
          3)  Filing Party:

              -----------------------------------------------
          4)  Dated Filed:

              -----------------------------------------------

--------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                             PRELIMINARY COPIES

                                    HARRIER, INC.
                        2200 PACIFIC COAST HIGHWAY, SUITE 301
                           HERMOSA BEACH, CALIFORNIA  90254
                                    (310) 376-7721

                                     -------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD MARCH 12, 1998

                                     -------------

To the Stockholders of Harrier, Inc.:

     An annual meeting (the "Annual Meeting") of the stockholders of Harrier, Inc. (the "Company") will be held at 10:00 a.m., Pacific Time, on March 12, 1998, at 2200 Pacific Coast Highway, Suite 301, Hermosa Beach, California 90254 to consider and vote on the following matters:

     1. The approval and adoption of the Stock Purchase Agreement and Plan of Reorganization ("Reorganization Agreement") by and among the Company, COPE AG, a Swiss corporation ("COPE"), and the shareholders of COPE ("COPE Shareholders") whereby the COPE Shareholders will become the controlling stockholders of the Company and COPE will become a wholly-owned subsidiary of the Company (the "Reorganization Proposal").

     2. If the Reorganization Proposal is approved, the approval and adoption of the Common Stock Purchase Agreement ("Glycosyn Agreement") between the Company, Glycosyn Pharmaceuticals, Inc., a Delaware corporation ("Glycosyn"), and the New Capital Investment Fund, a Cayman Islands investment fund ("NCIF"), whereby (i) NCIF will purchase from the Company 2,850,000 shares of the $.001 par value common stock ("Glycosyn Common Stock") of Glycosyn in consideration of NCIF's cancellation of all of the indebtedness owed to it by the Company ($595,167 as of December 31, 1997); and (ii) Glycosyn will acquire all of the assets and assume all of the liabilities of the Company (the "Glycosyn Proposal").

     3. If the Reorganization Proposal and Glycosyn Proposal are approved, the approval and adoption of an Amendment to the Certificate of Incorporation of the Company to: (i) change the name of the Company to "COPE, Inc."; and (ii) reverse split the outstanding shares of Common Stock of the Company on a one for 45 basis (the "Amendment Proposal").

     4. If the Reorganization Proposal, the Glycosyn Proposal and Amendment Proposal are approved, to elect the five directors specified by COPE in the Reorganization Agreement to hold office commencing upon the closing of the Reorganization Agreement and to expire on the next annual meeting of stockholders or until their successors are duly elected and qualified (the "COPE Director Proposal").

     5. If the foregoing proposals are approved, to elect Atag Ernst & Young, a member of Ernst & Young International, as the Company's independent auditors for the fiscal year ending December 31, 1998 ("COPE Independent Auditor Proposal").

     6. If either of the Reorganization Proposal, Glycosyn Proposal or Amendment Proposal is not approved, to elect as directors Jurg Kehrli, Kevin DeVito and William Cordeiro to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified (the "Harrier Director Proposal").

     7. To transact such other business as may properly come before the Annual Meeting or at any and all adjournments thereof.

     The Board of Directors has fixed 5:00 p.m. Pacific Time, on January 14, 1998, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, such Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, date and sign your proxy and return it promptly in the enclosed envelope. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

                         By Order of the Board of Directors,

                         Candace Beaver
                         SECRETARY

February ___, 1998
Hermosa Beach, California

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                    HARRIER, INC.
                        2200 PACIFIC COAST HIGHWAY, SUITE 301
                           HERMOSA BEACH, CALIFORNIA  90254

                                     -------------

                          ANNUAL MEETING OF STOCKHOLDERS OF
                      HARRIER, INC. TO BE HELD ON MARCH 12, 1998

                                     -------------

                                   PROXY STATEMENT

     This Proxy Statement is being furnished to the holders of the Common Stock, $.001 par value ("Harrier Common Stock"), of Harrier, Inc., a Delaware corporation (the "Company" or "Harrier"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at an Annual Meeting of Stockholders of the Company to be held on March 12, 1998, and any postponements or adjournments thereof (the "Annual Meeting"). The Annual Meeting is being held for the purpose of voting on the five proposals identified in the Notice of Annual Meeting and described in this Proxy Statement. The Reorganization Proposal (Proposal No. 1), the Glycosyn Proposal (Proposal No. 2), the Amendment Proposal (Proposal No. 3) and the COPE Director Proposal (Proposal No. 4) are not independent. The Reorganization Agreement cannot be effected unless the Glycosyn Proposal, the Amendment Proposal and the COPE Director Proposal are also approved. If the Reorganization Proposal is rejected, the Glycosyn Proposal, the Amendment Proposal and the COPE Director Proposal will not be voted on. If the Reorganization Proposal, the Glycosyn Proposal, the Amendment Proposal and the COPE Director Proposal are approved and the transactions under the Reorganization Agreement ("Reorganization") are consummated, the Company will continue with the management of COPE described in "Management of the Company Following the Reorganization" herein. If either the Reorganization Proposal, the Glycosyn Proposal, the Amendment Proposal or the COPE Director Proposal is rejected, the Company will continue its current operations with the directors elected pursuant to the Harrier Director Proposal ("Proposal No. 6") and its current officers.

     The Reorganization Agreement contemplates the following: (i) stockholder approval of the Reorganization pursuant to which COPE will become a wholly-owned subsidiary of the Company; (ii) stockholder approval of (a) the Company's sale of 2,850,000 shares of Glycosyn Common Stock to NCIF and (b) Glycosyn's acquisition of all of the assets and assumption of all of the liabilities of the Company; (iii) an amendment to the Company's Certificate of Incorporation to effect: (a) a change in the name of the Company to "COPE, Inc.;" and (b) a reverse split the outstanding shares of Common Stock on a one for 45 basis; and
(iv) the election of a board of five directors nominated by the COPE shareholders. A copy of the Reorganization Agreement is attached to this Proxy Statement as Appendix A. THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE REORGANIZATION IS FAIR AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE REORGANIZATION PROPOSAL, FOR THE GLYCOSYN PROPOSAL THE AMENDMENT PROPOSAL AND FOR THE COPE DIRECTOR NOMINEES.

                                     -------------

     This Proxy Statement is dated and was first mailed to the Company's stockholders on or about February __, 1998.

                                  TABLE OF CONTENTS

                                   PROXY STATEMENT

                                     -------------

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA  . . . . . . . . . . .  5

GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .  6

SHARES OUTSTANDING AND VOTING RIGHTS  . . . . . . . . . . . . . . . . .  7

SPECIAL CONSIDERATIONS RELATING TO THE REORGANIZATION . . . . . . . . .  8

PROPOSAL NO. 1: REORGANIZATION PROPOSAL . . . . . . . . . . . . . . . .  10

PROPOSAL NO. 2: GLYCOSYN PROPOSAL . . . . . . . . . . . . . . . . . . .  13

PROPOSAL NO. 3:  AMENDMENT PROPOSAL . . . . . . . . . . . . . . . . . .  16

PROPOSAL NO. 4: COPE DIRECTOR PROPOSAL  . . . . . . . . . . . . . . . .  18

PROPOSAL NO. 5: COPE INDEPENDENT AUDITOR PROPOSAL . . . . . . . . . . .  18

PROPOSAL NO. 6:  HARRIER DIRECTOR PROPOSAL  . . . . . . . . . . . . . .  19

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . .  19

BUSINESS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . .  20

MANAGEMENT OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . .  21

HARRIER MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS. . .  23

PRINCIPAL STOCKHOLDERS OF THE COMPANY . . . . . . . . . . . . . . . . .  23

BUSINESS OF COPE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

COPE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATION  . . . . . . . . . . . .  33

MANAGEMENT OF THE COMPANY FOLLOWING THE REORGANIZATION  . . . . . . . .  36

CERTAIN INFORMATION CONCERNING CAPITAL STOCK OF
  THE COMPANY AND COPE  . . . . . . . . . . . . . . . . . . . . . . . .  37

ANNUAL REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . .  38

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . .  38

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . .  39

APPENDICES
----------

Reorganization Agreement  . . . . . . . . . . . . . . . . . . .  Appendix A
Amendment to Certificate of Incorporation . . . . . . . . . . .  Appendix B

                                      (i)

                                       SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary does not purport to be a complete statement of all the material features of the Reorganization Agreement and related matters and should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information appearing elsewhere in this Proxy Statement and in the information and documents incorporated by reference herein. Capitalized terms used but not defined in this summary have the meanings ascribed to them elsewhere in this Proxy Statement.

     THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY BECAUSE, IF THE REORGANIZATION AGREEMENT IS APPROVED AND ADOPTED AND THE PROPOSED REORGANIZATION IS CONSUMMATED, THE STOCKHOLDERS' EQUITY INVESTMENT IN THE COMPANY WILL BECOME AN EQUITY INVESTMENT IN COPE. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION SUMMARIZED BELOW AND PRESENTED ELSEWHERE IN THIS PROXY STATEMENT.


Date, Time and Place of the Annual
 Meeting...........................     March 12, 1998, at 10:00 a.m., Pacific
                                        Time, at 2200 Pacific Coast Highway,
                                        Suite 301, Hermosa Beach, California.
                                        See "Introduction."

Reorganization Proposal............     To consider and vote upon a proposal to
                                        approve the reorganization of the
                                        Company pursuant to the Reorganization
                                        Agreement, a copy of which is attached
                                        hereto as Appendix A, providing for the
                                        issuance of 2,862,000 shares (post-
                                        split) of the Company's Common Stock to
                                        the former shareholders of COPE (the
                                        "COPE Shareholders").  The COPE
                                        Shareholders will control the Company
                                        after the Reorganization.  See "Proposal
                                        No 1:  Reorganization Proposal" and
                                        "Proposal No. 4: COPE Director
                                        Proposal."

Glycosyn Proposal                       In the event the Reorganization Proposal
                                        is approved, to consider and vote upon a proposal to approve and adopt the Common
                                        Stock Purchase Agreement ("Glycosyn
                                        Agreement") between the Company,
                                        Glycosyn Pharmaceuticals, Inc., a
                                        Delaware corporation ("Glycosyn"), and
                                        the New Capital Investment Fund, a
                                        Cayman Islands investment fund ("NCIF"), whereby (i) NCIF will purchase from the Company 2,850,000 shares of the $.001 par value common stock ("Glycosyn Common
                                        Stock") of Glycosyn in consideration of
                                        NCIF's cancellation of all of the
                                        indebtedness owed to it by the Company
                                        ($595,167 as of December 31, 1997), and
                                        (ii) Glycosyn will acquire all of the
                                        assets and assume all of the liabilities of the Company. Pursuant to the Reorganization Agreement, the Company is required to divest itself of its controlling interest in Glycosyn and otherwise substantially divest itself of all of its assets and liabilities as a condition to the consummation of the Reorganization. Certain members of management of the Company have a significant interest in NCIF. See
                                        "Special Consideration Relating to the
                                        Reorganization - Interests of Company
                                        Management," "Management of the Company
                                        - Certain transactions."  See also
                                        "Proposal No. 2 "Glycosyn Proposal."

Amendment Proposal.................     In the event the Reorganization Proposal
                                        and the Glycosyn Proposal are approved,
                                        to consider and vote upon a proposal to
                                        amend the Certificate of Incorporation
                                        of the Company to: (i) change its name
                                        to "COPE, Inc.;" and (ii) to reverse
                                        split the outstanding shares of Common

                                        Stock on a one for 45 basis.  See
                                        "Proposal No. 3: "Amendment Proposal."

COPE Director Proposal                  In the event the Reorganization
                                        Proposal, the Glycosyn Proposal and the
                                        Amendment Proposal are approved, to
                                        elect the nominees of COPE as directors
                                        to hold office until the next meeting of stockholders or until their successors are duly elected and qualify, which terms will commence on the closing of the Reorganization Agreement. See
                                        "Proposal No. 4:  Election of COPE
                                        Directors."

COPE Independent Auditor Proposal..     In the event that the foregoing
                                        proposals are approved, to elect Atag
                                        Ernst & Young, COPE's current auditors,
                                        as the Company's independent auditors
                                        for the fiscal year ending December 31,
                                        1998.


Election of Harrier Directors
 Proposal..........................     In the event that either the
                                        Reorganization Proposal, the Glycosyn
                                        Proposal, Amendment Proposal or the COPE
                                        Director Proposals is not approved, to
                                        elect as directors Jurg Kehrli, Kevin
                                        DeVito and William Cordeiro to hold
                                        office until the next annual meeting of
                                        stockholders or until their successors
                                        are duly elected and qualified.  See
                                        "Proposal No. 6:  Election of Harrier
                                        Directors."

Stockholders Entitled to Vote......     Only stockholders of record at 5:00
                                        p.m., Pacific Time on January 14, 1998
                                        (the "Record Date") are entitled to
                                        notice of and to vote at the Annual
                                        Meeting.  On the Record Date there were
                                        15,517,923 issued and outstanding shares of Common Stock, $.001 par value of the Company ("Harrier Common Stock").

Vote Required......................     Under Delaware General Corporate Law,
                                        the approval and adoption of the
                                        Reorganization Agreement is not
                                        required; however, the Reorganization
                                        Agreement requires, as a condition to
                                        the closing thereof, the approval
                                        thereof by the affirmative vote of a
                                        quorum of the Harrier Common Stock
                                        present at the meeting.  See
                                        "Reorganization Proposal-Conditions to
                                        the Reorganization."  All current
                                        Harrier directors and officers have
                                        indicated that they intend to vote their shares of Harrier Common Stock to approve the Reorganization.

Interest of Harrier Management.....     As of January 30, 1998, directors and
                                        officers of the Company and their
                                        affiliates beneficially owned an
                                        aggregate of 853,582 shares of Harrier
                                        Common Stock, representing approximately
                                        5.6% of the outstanding shares of
                                        Harrier Common Stock.  See "Principal
                                        Stockholders of the Company."  See
                                        "Proposal No. 1: Reorganization
                                        Proposal - The Reorganization Agreement;
                                        Conditions of the Reorganization."

Terms of the Reorganization........     After the reverse split and just prior
                                        to the closing of the Reorganization
                                        Agreement, there will be slightly in
                                        excess of 344,843 shares of Harrier
                                        Common Stock outstanding. On closing of the Reorganization, the COPE
                                        Shareholders, will receive a total of
                                        2,862,000 shares of Harrier Common Stock in exchange for 100% of the outstanding shares of capital stock of COPE. At that time, there will be approximately
                                        3,206,843 shares of Harrier Common Stock outstanding. See "Proposal No. 1:
                                        Reorganization Proposal - The
                                        Reorganization Agreement"
                                        and "-Conditions to the Reorganization."

The Company and COPE...............     The Company has been engaged in the
                                        discovery, development and sale of
                                        selected products and technologies in
                                        the health, fitness and medical markets.
                                        Most recently the Company has been
                                        engaged in the distribution of the
                                        Bioptron-Registered Trademark- Lamp
                                        ("Lamp"), a pain relief medical device,
                                        and through its 95% owned subsidiary,
                                        Glycosyn, the development and testing of certain new synthetic drugs using the Company's proprietary GLYCOSYLATION processes. The Company discontinued the distribution of the Bioptron Lamp in June 1997. See "Business of the
                                        Company."

                                        COPE is a Swiss-based provider of data
                                        storage and information management
                                        consulting services and solutions. COPE provides information management consulting, services and solutions to a variety of companies in the financial, insurance, pharmaceutical and telecommunication industries located in Switzerland, Germany and Austria. The company's principal operations consist of the design, implementation and management of information systems that provide data storage, data security and data warehousing solutions. COPE generally provides its information systems on a turn-key basis and purchases for resale the hardware and software components made part of its information systems solutions. The company is a value-added reseller of hardware and software products offered by the leading vendors in the data storage industry, including ADIC, AMPEX, ATL, Data General, DG CLARiiON BU, HP, IBM, Legato, NSM, Oracle, Overland, Platinum, Qualix, Storage Tek, SUN, and VERITAS. COPE was founded in 1991 and is headquartered in Rotkreuz,
                                        Switzerland.  (See "Business of COPE.")

Reorganization Proposal:
Recommendation of Board of
Directors..........................     The Board of Directors of the Company
                                        has duly approved the Reorganization
                                        Agreement and recommends a vote in favor of the Reorganization Proposal in the belief that the Reorganization is in the best interests of the Company and its Stockholders. Before giving this approval, the Board of Directors reviewed a number of factors, including the financial condition of the Company, the business and prospects of COPE and the terms of the Reorganization
                                        Agreement.

Federal Income Tax Consequences of the
Reorganization.....................     For federal income tax purposes, it is
                                        intended that the Reorganization will
                                        constitute a tax-free reorganization
                                        under Internal Revenue Code Section
                                        368(a)(1)(B) so that no gain or loss
                                        will be recognized by the Company's
                                        stockholders as a result of the
                                        Reorganization.  See "Proposal No. 1:
                                        Reorganization Proposal -- Federal
                                        Income Tax Consequences of
                                        Reorganization."

Accounting Treatment...............     The Company intends to account for the
                                        Reorganization as a reverse acquisition.

Conditions to the Reorganization;
 Termination.......................     Notwithstanding approval of the
                                        Reorganization Proposal by the Company's stockholders by the requisite vote, consummation of the Reorganization is subject to a number of conditions which, if not fulfilled or waived, permit termination of the Reorganization
                                        Agreement.  These conditions include,
                                        but are not limited to: the
                                        consummation of the Company's sale of
                                        2,850,000 shares of Glycosyn Common
                                        Stock to NCIF; the Company's
                                        divestiture of its assets (other than
                                        a minority interest in Glycosyn) and
                                        its liabilities; the approval of the
                                        Amendment; the release of the Company
                                        by its creditors and their consent to
                                        the assumption of the Company's
                                        liabilities by Glycosyn; the election
                                        of COPE designees as directors of the
                                        Company; and the fulfillment of
                                        certain other covenants and conditions
                                        by the parties.  The Reorganization
                                        may also be abandoned by mutual
                                        consent, and in certain other
                                        circumstances.  See "Proposal No. 1:
                                        Reorganization Proposal -- Conditions
                                        to the Reorganization."

Closing............................     If the Reorganization Proposal is
                                        approved at the Annual Meeting, and all
                                        other conditions to the Reorganization
                                        have been met or waived, the closing
                                        ("Closing") of the Reorganization will
                                        be effected as soon as practicable
                                        following the filing of the Amendment
                                        with the Secretary of the State of
                                        Delaware.  If the Reorganization
                                        Proposal, the Glycosyn Proposal and the
                                        Amendment Proposal are each approved at
                                        the Annual Meeting, and all other
                                        conditions to the Reorganization have
                                        been met or waived, the parties expect
                                        the Closing of the Reorganization to be
                                        effected shortly thereafter.  If all
                                        conditions are not met or waived, there
                                        could be a delay in the Closing or the
                                        Reorganization Agreement could be
                                        terminated.


Expenses...........................     The party incurring costs and expenses
                                        in connection with the Reorganization
                                        shall pay them.

Market Price Data..................     COPE Common Stock is not publicly
                                        traded.  Harrier Common Stock is quoted
                                        on the OTC Bulletin Board.  The last
                                        reported sale transaction on January 30, 1998 was $.13 per share of Harrier
                                        Common Stock.  On December 1, 1997, the
                                        last full trading day immediately
                                        preceding the public announcement of the Reorganization Proposal, the last reported sale transaction for the
                                        Harrier Common Stock was $0.10 per
                                        share.

Pro Forma Financial Data...........     See the table on the next page and
                                        "Financial Statements."


New Symbol.........................     Harrier Common Stock will be quoted
                                        under the symbol "COPE" from and after
                                        the closing of the Reorganization.

                   SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables set forth for the periods indicated (i) certain historical information with respect to the Company and COPE and (ii) certain information on an unaudited pro forma combined basis for the Company giving effect to the consummation of the transactions contemplated by the Reorganization Proposal, the Glycosyn Proposal and the Amendment Proposal. Such information is based on the historical financial statements of COPE and the Company and the unaudited pro forma condensed consolidated financial statements and the related notes thereto included elsewhere herein. This financial data should be read in conjunction with the Financial Statements and with Management's Discussion and Analysis of Financial Condition or Plan of Operations for the Company and COPE included elsewhere herein.

                                                           Three Months Ended
                                  Year Ended June 30,      September 30, 1997
                              ---------------------------  ------------------
                                   1996           1997
                              -------------  ------------
 HARRIER HISTORICAL

   Revenue................... $     66,687   $    48,069      $       --

   Net loss..................   (1,325,556)     (686,236)         (102,900)

   Total assets..............      748,987       325,482           207,360

   Stockholders' equity
     (deficit)...............     (371,104)     (961,790)       (1,045,191)

                                                              Nine Months Ended
                                Year Ended December 31,       September 30, 1997
                              ---------------------------    ------------------
                                   1995          1996
                              -------------  ------------
 COPE HISTORICAL

   Revenue.................. $ 11,020,356   $ 12,515,123      $ 12,591,365

   Net income...............       88,202        315,823           185,929

   Total assets.............    3,352,233      3,970,289         7,212,045

   Stockholders' equity.....      858,277      1,005,028         1,809,843


                                                           Three Months Ended
                                Year Ended June 30, 1997   September 30, 1997
                              ---------------------------  ------------------
 PRO FORMA COMBINED
   HARRIER AND COPE

   Revenue..................         $ 15,227,998             $ 4,746,691

   Net income...............              160,710                  38,941

   Total assets.............                  (1)               7,414,504

   Stockholders' equity.....                  (1)               1,809,841

---------------
(1)  Not provided.

                                 GENERAL INFORMATION

     This Proxy Statement and the accompanying notice and form of proxy are being sent to stockholders of the Company on or about February __, 1998 in connection with the solicitation by the Board of Directors of Harrier of proxies to be used at the Annual Meeting of stockholders of the Company to be held on March 12, 1998 at 10:00 a.m., Pacific Time, and at any and all adjournments thereof. The Annual Meeting will be held at 2200 Pacific Coast Highway, Suite 301, Hermosa Beach, California.

     The Annual Meeting is to be held for the purpose of allowing the stockholders of the Company to consider and vote on various proposals, including the Reorganization Proposal, the Glycosyn Proposal, the Amendment Proposal and the COPE Director Proposal; however, the four proposals are not independent and in the event that either the Reorganization Proposal, the Glycosyn Proposal, the Amendment Proposal or the COPE Director Proposal is not approved, none of them shall be consummated. The Reorganization Proposal provides for the acquisition of 100% of the outstanding shares of capital stock of COPE so that upon closing of the Reorganization Agreement COPE will become a wholly-owned subsidiary of the Company. The Glycosyn Proposal provides for (i) the Company's sale of 2,850,000 shares of Glycosyn Common Stock to New Capital Investment Fund, a Cayman Islands investment fund ("NCIF") in consideration of NCIF's cancellation of all of the indebtedness owed it by the Company ($595,167 as of December 31, 1997); and (ii) Glycosyn's acquisition of all of the assets subject to the liabilities of the Company. The Amendment Proposal provides for an amendment to the Company's Certificate of Incorporation to effect: (a) a change in the name of the Company to "COPE, Inc."; and (b) a reverse split of the Harrier Common Stock on a one for 45 basis. The COPE Director Proposal provides for the election of five directors nominated by the COPE shareholders to hold office until the next meeting of stockholders or until their successors are duly elected and qualified. If either the Reorganization Proposal, the Glycosyn Proposal, the Amendment Proposal or the COPE Director Proposal is not approved, none of them shall be consummated and the stockholders will vote on the Harrier Director Proposal, which provides for the election of three directors nominated by present management of the Company to hold office until the next meeting of stockholders or until their successors are duly elected and qualified.

     The Company is not aware of any matters to come before the Annual Meeting other than as stated herein. However, if any other matters properly come before the Annual Meeting, the persons named on the enclosed form of proxy will vote the proxy in accordance with their best judgment on such matters.

PERSONS MAKING THE SOLICITATION

     The proxy is being solicited on behalf of the Board of Directors of the Company. In addition to solicitation of proxies by mail, proxies may be solicited in person or by telephone or telegram by directors and officers of the Company who will not receive additional compensation for such services. The Company will also request brokerage firms and other custodians, nominees, and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them. The expense of all such solicitations, including mailing, will be borne by the Company.

TERMS OF THE PROXY

     The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder's shares are to be voted with respect to each such matter. By appropriately marking the boxes, a stockholder may specify, with respect to each matter, whether the proxy holders shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the holders thereof discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

     If the Proxy is executed properly and is received by the proxy holders prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the approval of a particular proposal shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Candace Beaver, Secretary, Harrier, Inc., 2200 Pacific Coast Highway, Suite 301, Hermosa Beach, California 90254, by attending the meeting and electing to vote in person, or by a duly executed proxy bearing a later date.

VOTING SECURITIES

     The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock, $.001 par value per share. The close of business on January 14, 1998 has been fixed by the Board of Directors of the Company as the record date.
Only stockholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 15,517,923 issued and outstanding shares of Harrier Common stock entitled to vote at the Annual Meeting and approximately 382 holders of record of Harrier Common Stock.

                         SHARES OUTSTANDING AND VOTING RIGHTS

     The only authorized class of capital stock of the Company outstanding and entitled to vote at the Annual Meeting is Harrier Common Stock. Each outstanding share of Harrier Common Stock is entitled to one (1) vote on each matter submitted to the Annual Meeting. The presence at the Annual Meeting of the holders of an amount of shares of Harrier Common Stock and proxies representing the right to vote shares of Harrier Common Stock in excess of one-half of the number of shares outstanding as of the Record Date will constitute a quorum for transacting business.

     Holders of a majority of the outstanding shares of Harrier Common Stock entitled to vote must be present in person or represented by proxy to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a quorum of the outstanding shares of Harrier Common Stock present or represented at the meeting is required for approval of the Reorganization Proposal. See Proposal "No. 1: The Reorganization Proposal - Conditions to the Reorganization." The affirmative vote of the holders of a majority of the shares of Harrier Common Stock present or represented at the Annual Meeting is required to elect each of the nominees for director. Cumulative voting is not permitted in the election of directors.

     The Board of Directors of the Company has designated Candace Beaver and Tycanne Ryan, and each of them, as proxies to vote shares of Harrier Common Stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nonetheless be revoked at any time prior to the vote at the Annual Meeting by written notice to Candace Beaver, Secretary, 2200 Pacific Coast Highway, Suite 301, Hermosa Beach, California 90254, by attending the meeting and electing to vote in person, or by proper delivery of a duly executed proxy bearing a later date. The persons named in the enclosed proxy will vote as directed with respect to each proposal, or in the absence of any direction, in favor of approval and adoption of the Reorganization Proposal, the Glycosyn Proposal, the Amendment Proposal, the COPE Director Proposal and the COPE Independent Auditor Proposal, or, in the event any one of the foregoing is rejected, the Harrier Director Proposal.

                SPECIAL CONSIDERATIONS RELATING TO THE REORGANIZATION

     PRIOR TO VOTING ON THE REORGANIZATION PROPOSAL, STOCKHOLDERS OF THE COMPANY SHOULD CAREFULLY EXAMINE THIS ENTIRE PROXY STATEMENT AND THE APPENDICES HERETO. IF THE REORGANIZATION AGREEMENT IS APPROVED AND ADOPTED AND THE REORGANIZATION IS CONSUMMATED, THE COMPANY'S STOCKHOLDERS' EQUITY INVESTMENT IN THE COMPANY WILL BECOME AN EQUITY INVESTMENT IN COPE. ACCORDINGLY, THE COMPANY'S STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE FOLLOWING INVESTMENT CONSIDERATIONS.

INTEREST OF MANAGEMENT

     Certain officers and Directors of the Company and their associates may be deemed to have an interest in the consummation of the Reorganization. As of December 31, 1997, the Company was indebted to NCIF in the amount of $595,167. NCIF is a Cayman Islands investment fund managed by two of the Company's Directors, Mr. Jurg Kehrli and Mr. Kevin DeVito. In connection with the Glycosyn Recapitalization, the Company proposes to issue 2,850,000 shares of Glycosyn Common Stock to NCIF in consideration of NCIF's cancellation of all of the indebtedness owed to it by the Company. The consummation of Harrier's sale of 2,850,000 shares of Glycosyn Common Stock to NCIF is subject to the approval of the Company's shareholders and Harrier's receipt of an opinion from an independent business appraiser that the terms of the transaction are fair to the Company's shareholders. However, due to the interests of Messrs. Kehrli and DeVito in both NCIF and the Company, the sale of the Glycosyn Common Stock in consideration of the cancellation of indebtedness cannot be considered to be an arms length transaction.

RELIANCE ON COPE PERSONNEL

     Since its inception, COPE has been under the management of its Stephan Isenschmid, President, and Adrian Knapp, Chairman. Messrs. Isenschmid and Knapp are responsible for the overall direction of COPE. The success of COPE is dependent to a significant degree upon the efforts of Messrs. Isenschmid and Knapp and the loss or unavailability of either of them could have a material adverse affect upon COPE's operations. COPE has obtained key-man insurance in the amount of Sfr500,000 upon each of the lives of Mr. Isenschmid and Mr. Knapp, however, there can be no assurance that such policies will adequately protect COPE against the loss of either officer.

COPE RISKS

     COPE's business is subject to significant operational risks, including, without limitation, intense competition, rapid and continuous developments and changes in prevailing technologies and standards in the data storage industry, the availability of additional capital as required and general economic conditions. There can be no assurance that COPE will be able to successfully compete in the future. See "Business of COPE."

CONTROL BY FORMER COPE SHAREHOLDERS

     Following the Reorganization, the current management of Harrier will be replaced and the former management of COPE will continue essentially unchanged as the management of the Company. There can be no assurance that COPE's management will be an effective management team, or that it will successfully carry out the expansion strategy or the business plan of COPE.

     The former shareholders of COPE will own approximately 89.2% of the outstanding shares of Harrier Common Stock after consummation of the Reorganization. Accordingly, the former shareholders of COPE will continue to have the right to elect a majority of the Board of Directors and to control the affairs of the Company and to approve or disapprove any matter submitted to a vote of the stockholders.

FORWARD LOOKING STATEMENTS

     The following discussion contains certain forward-looking statements that are based on the Company's and COPE's beliefs as well as assumptions made by and information currently available to the Company and COPE. When used below and elsewhere in this in this Proxy Statement, the words "believe," "expect," "anticipate," "estimate" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions, including (i) the intense competition in COPE's industry; (ii) future developments and changes in prevailing technologies and standards in the data storage industry; (iii) availability of additional capital as required; and (iv) general economic conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. The Company and COPE caution shareholders of the Company and potential investors not to place undue reliance on any such forward-looking statements, all of which speak only as of the date made.

FEDERAL INCOME TAX CONSEQUENCES

     It is anticipated that the Reorganization will qualify as a reorganization described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986.
However, no ruling from the Internal Revenue Service has been requested that the Reorganization will so qualify.

     THE BOARD OF DIRECTORS OF HARRIER HAS APPROVED THE REORGANIZATION PROPOSAL, THE GLYCOSYN PROPOSAL, THE AMENDMENT PROPOSAL, THE COPE DIRECTOR PROPOSAL AND THE COPE INDEPENDENT AUDITOR PROPOSAL BY UNANIMOUS VOTE OF ALL DIRECTORS AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE REORGANIZATION PROPOSAL, THE GLYCOSYN PROPOSAL, THE AMENDMENT PROPOSAL, THE COPE DIRECTOR PROPOSAL AND THE COPE INDEPENDENT AUDITOR PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF HARRIER WILL BE VOTED TO APPROVE THE REORGANIZATION PROPOSAL, THE GLYCOSYN PROPOSAL, THE AMENDMENT PROPOSAL, THE COPE DIRECTOR PROPOSAL AND THE COPE INDEPENDENT AUDITOR PROPOSAL UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                       PROPOSAL NO. 1: REORGANIZATION PROPOSAL

GENERAL

     The Company, COPE and the COPE Shareholders have entered into the Reorganization Agreement which sets forth the terms and conditions upon which the Reorganization is to be effected and certain representations, warranties and covenants relating to the Reorganization. The Reorganization Agreement provides that at the closing of the Reorganization (the "Closing") in exchange for all of the outstanding capital shares of COPE, the Company shall issue 2,862,000 shares (post-split) of Harrier Common Stock. Immediately upon completion of the Reorganization, the Company will have approximately 3,202,398 shares of Harrier Common Stock outstanding, approximately 89.2% of which will be held by the former COPE Shareholders.

     At the Closing, COPE shall become a wholly-owned subsidiary of the Company. All references to the Reorganization and the terms and conditions thereof in this Proxy Statement are qualified by reference to the Reorganization Agreement set forth as Appendix A hereto, which is incorporated herein by reference.

PRINCIPAL REASONS FOR REORGANIZATION

     The Company has historically been engaged in the discovery, development and sale of selected products and technologies in the health, fitness and medical markets. Since 1996, the Company's strategic focus has been to find a merger candidate. The Company has considered a merger to be a priority due to the absence of significant sales of the Company's Bioptron lamp ("Lamp") and the Company's continuing inability to obtain the additional capital necessary to fund its pharmaceutical research and development operations. During the fiscal years ended June 30, 1996 and 1997, the Company had revenues of $66,687 and $48,069 from the sale of the Bioptron Lamps. In 1997, the Company and Naturade, Inc. ("Naturade"), its joint venture marketing partner, mutually agreed to terminate all operations relating to the Bioptron Lamp. The Company's and Naturade's decision was based on their inability to generate significant sales of the Bioptron Lamps and the scheduled termination of the Company's marketing rights to the Bioptron Lamp.

     Since approximately June 1996, the Company has sought to identify a company or business opportunity which could be acquired by the Company in exchange for shares of Harrier Common Stock. During the last 18 months, management of the Company reviewed a number of business plans and negotiated with a number of acquisition candidates before entering into the Reorganization Agreement with COPE. Management believes that COPE is superior to all other acquisition candidates reviewed by the Company for several reasons, including the capabilities of COPE's management, COPE's level of operations and profitability, the prospects for growth in the data storage industry generally and COPE's competitive position within that industry and the amount of dilution to be experienced by the shareholders of the Company.

THE REORGANIZATION AGREEMENT

     On October 30, 1997, the Company entered into a Securities Purchase Agreement and Plan of Reorganization ("Reorganization Agreement") with COPE and the COPE Shareholders. The Reorganization Agreement provides that immediately prior to the Closing of the Reorganization, the Company shall effect the Glycosyn Recapitalization and file an amendment (the "Amendment") to the Company's Certificate of Incorporation to: (i) change the name of the Company to COPE Inc.; and (ii) reverse split the outstanding shares of Common Stock of the Company on a one for 45 basis. At the Closing, and subject to the satisfaction of the foregoing, the Company will issue 2,862,000 shares (post-split) of the Company's $.001 par value common stock ("Harrier Common Stock"), representing 89.2% of the issued and outstanding shares of Harrier Common Stock after giving effect to the Closing, in exchange for the COPE shareholders' transfer of all of the issued and outstanding capital shares of COPE to the Company. The Reorganization Agreement also requires that the five designees of the COPE Shareholders, Adrian Knapp, Stephan Isenschmid, Peter Koch, Markus Stalder and Kevin DeVito, be elected directors of the Company. See "Proposal No. 4:
Election of COPE Directors

     The Closing shall occur when: (i) the Company's stockholders shall have adopted and approved the Reorganization Agreement, the Glycosyn Recapitalization, the Amendment Proposal and the COPE Director Proposal; (ii) the Amendment shall have been filed with the Secretary of State of Delaware; and
(iii) all conditions to closing of the Reorganization Agreement shall have been met and all closing documents shall have been delivered. The Reorganization Agreement contains typical representations and warranties of the parties for transactions of this type.

     The foregoing does not purport to be a complete statement of the terms of the Reorganization

Agreement. Stockholders are encouraged to read the entire Reorganization Agreement, a copy of which is appended hereto as Appendix A.

CONDITIONS TO THE REORGANIZATION

     The Reorganization Agreement sets forth certain representations and warranties by each of the parties and the terms, covenants and conditions to be complied with and performed by each of them on or before the Closing. Consummation of the Reorganization is conditioned upon satisfaction or waiver of conditions precedent set forth in the Reorganization Agreement, including, among other things: (i) the approval of the Reorganization Agreement, the Glycosyn Recapitalization, the Amendment Proposal and the COPE Director Proposal by the affirmative vote of a quorum of the Harrier Common Stock; (ii) the filing of the Amendment with the Delaware Secretary of State for purposes of changing the name of the Company to COPE, Inc. and effecting the one for 45 reverse split; (iii) the Company's sale of 2,850,000 shares of Glycosyn Common Stock to NCIF; (iv) the Company's transfer of all assets and liabilities to Glycosyn and the release of the Company by its creditors with respect to all of its liabilities; (v) the absence of any material adverse change in the condition, financial or otherwise, of the Company or COPE; (vi) the absence of material misrepresentations or breaches of covenants; and (vii) the absence of any temporary restraining order, preliminary or permanent injunction, or other order preventing consummation of the Reorganization or any transaction contemplated by the Reorganization Agreement.

     The Reorganization Agreement may be terminated and the Reorganization abandoned (whether before or after approval by the Company stockholders): (i) by the mutual consent of the COPE Shareholders and the Company; (ii) by the Company in the event of the material breach by COPE or the COPE Shareholders of any provision of the Reorganization Agreement; or (iii) by the COPE or the COPE Shareholders in the event of the material breach by the Company of any provision of the Reorganization Agreement.

INTEREST OF MANAGEMENT

     Certain officers and Directors of the Company and their associates may be deemed to have an interest in the consummation of the Reorganization, as follows:

     NCIF LOAN. During the year ended June 30, 1996 the Company entered into a $500,000 loan agreement with New Capital Investment Fund ("NCIF"), a Cayman Islands investment fund managed by two of the Company's Directors, Mr. Jurg Kehrli and Mr. Kevin DeVito. The loan bears interest on the unpaid principal amount at the rate of twelve percent (12%) per annum, with interest payable monthly. The principal outstanding under the loan is due and payable on June 4, 1998. Loan obligations can be paid with securities of either the Company or its Glycosyn subsidiary.

     As of December 31, 1997, the Company was indebted to NCIF in the amount of $595,167. In connection with the Glycosyn Recapitalization, the Company proposes to sell 2,850,000 shares of Glycosyn Common Stock to NCIF in consideration of NCIF's cancellation of all of the indebtedness. The consummation of Harrier's sale of 2,850,000 shares of Glycosyn Common Stock to NCIF is subject to the approval of the Company's shareholders and Harrier's receipt of an opinion from an independent business appraiser that the terms of the transaction are fair to the Company's shareholders.

     STOCK OWNERSHIP. As of December 31, 1997, directors and officers of the Company and their affiliates beneficially owned an aggregate of 853,582 shares of Harrier Common Stock, representing approximately 5.6% of the outstanding shares of Harrier Common Stock. See "Principal Stockholders of the Company."

ACCOUNTING TREATMENT

     The Reorganization will be treated as a reverse acquisition with COPE being the accounting acquiror.

EXPENSES

     Pursuant to the Reorganization Agreement, the parties have agreed that the party incurring costs and expenses in connection with the Reorganization shall pay them.

FEDERAL INCOME TAX CONSEQUENCES OF REORGANIZATION

     The following discussion summarizes the material federal income tax consequences of the Reorganization but does not purport to be a complete statement of all federal tax considerations that may apply to a particular shareholder and does not address any state, local, or foreign tax consequences. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision. Stockholders are urged, therefore, to consult with their own tax advisors with regard to the potential tax consequences of the Reorganization in light of their individual circumstances.

     It is anticipated that the Reorganization will qualify as a reorganization described in Section 368(a)(1)(B) of the Internal Revenue Code of 1986 (the "Code") and thus, no gain or loss will be recognized by the holders of Harrier Common Stock or the COPE Shareholders as a result of the Reorganization. However, no ruling from the Internal Revenue Service that the Reorganization will so qualify has been requested and it is not a condition to the Reorganization that an opinion of counsel be received to the effect that the Reorganization will so qualify.

DISSENTERS' RIGHTS

     Neither the Company's Bylaws nor the Delaware General Corporation Law provide dissenters rights to the holders of Harrier Common Stock who do not vote in favor of the Reorganization Proposal.

VOTE REQUIRED

     Under Delaware law, to approve the Reorganization, the vote of outstanding shares of Harrier Common Stock is not technically required. However, the approval of the stockholders of the Company of the Reorganization is required by the Reorganization Agreement. Thus, the approval of a majority of the shares present or represented at the Annual Meeting will be required for approval of the Reorganization. The officers and directors of the Company and their affiliates owning beneficially an aggregate of approximately 5.6% of the outstanding Harrier Common Stock have indicated they intend to vote in favor of the Reorganization Proposal.

                          PROPOSAL NO. 2: GLYCOSYN PROPOSAL

GENERAL

     Glycosyn is approximately a 94% owned subsidiary of the Company and was formed to further develop and finance technologies currently owned or licensed by the Company in a field of carbohydrate chemistry called glycosylation, which the Company believes to have broad applications in the fields of medical therapeutics. Patents have been filed and issued for several pharmaceutical compounds created through the Company's glycosylation process. Furthermore, newer technologies are in the "discovery" stage, meaning chemical activity has been characterized and further development is underway to support additional patent applications.

     The Glycosyn Recapitalization is part of a broader recapitalization of the Company in connection with the COPE Reorganization. COPE conditioned its agreement to reorganize with the Company upon the Company's substantial divestiture of all assets, liabilities and operations. Initially, COPE insisted on the Company's sale or transfer of its entire interest in Glycosyn. Company management considered and pursued alternative means of satisfying COPE's demands, including the analysis of a spin-off of the Company's approximately 94% equity interest in Glycosyn and sale of its approximately 94% interest in Glycosyn. After consideration of the available alternatives and in the absence of any equitable offers to purchase Glycosyn, the Company has structured the following series of transactions (referred to herein as the "Glycosyn Recapitalization") for purposes of satisfying COPE's demands:

          - Concurrent with the close of the COPE Reorganization, Harrier will transfer all of its assets and liabilities to Glycosyn. In connection therewith, the principal creditors of Harrier, except NCIF which is presently owed $595,167 by Harrier, will agree to release Harrier of any further liability for their claims.

          - Concurrent with the close of the COPE Reorganization, Harrier will sell to NCIF 2,850,000 shares of its 5,000,000 Glycosyn Common Stock shares in consideration of NCIF's agreement to cancel all of the indebtedness owed by Harrier ($595,167 as of December 31, 1997). NCIF is an investment fund in which Harrier's Chairman of the Board, Jurg Kehrli, and President, Kevin DeVito, are retained as managers.

     The Company's decision to sell 2,850,000 shares of Glycosyn Common Stock to NCIF is the result of (i) the Company's desire to retain ownership of Glycosyn in the absence of an acceptable purchase offer and (ii) COPE's demand that Harrier substantially divest all of its assets and liabilities. Upon the sale of the 2,850,000 shares of Glycosyn Common stock, Harrier's interest in Glycosyn will be reduced to approximately 40% and, as a result, the financial condition and results of operations of Glycosyn will not be consolidated with the Company's subsequent to the close of the COPE Reorganization. The Company's reduction of its ownership interest in Glycosyn to a level which terminated the Company's requirement to consolidate Glycosyn's financial statements has satisfied COPE's demand for the substantial divestiture of all its assets and, at the same time, allows the Company to retain a significant ownership interest in the subsidiary.

     In furtherance of its obligation under the Reorganization Agreement to effect the Glycosyn Recapitalization, the Company intends to enter into an agreement ("Glycosyn Agreement") with NCIF and Glycosyn pursuant to which, immediately prior to the Closing: (i) the Company will sell 2,850,000 shares of Glycosyn Common Stock to NCIF in exchange for NCIF's cancellation of all indebtedness owed by the Company; and (ii) the Company will transfer to Glycosyn all of its assets, consisting primarily of equipment and furniture, subject to Glycosyn's assumption of all of the Company's liabilities as of the Closing.

     The Glycosyn Agreement sets forth certain representations and warranties by each of the parties and the terms, covenants and conditions to be complied with and performed by each of them on or before the close of the transactions thereunder. Consummation of the transactions under the Glycosyn Agreement are conditioned upon satisfaction or waiver of conditions precedent set forth in the Reorganization

Agreement, including, among other things: (i) the approval of the Reorganization Agreement and the Glycosyn Recapitalization by the stockholders of the Company; (ii) the Company's receipt of a fairness opinion from an independent business appraiser that the terms of the Company's sale of the 2,850,000 shares of Glycosyn Common Stock are fair to the shareholders of the Company; (iii) the absence of material misrepresentations or breaches of covenants; and (iv) the absence of any temporary restraining order, preliminary or permanent injunction, or other order preventing consummation of the Reorganization or any transaction contemplated by the Reorganization Agreement or the Glycosyn Agreement.

FAIRNESS OPINION

     Business Valuation & Planning Group ("BVPG"), of Orange, California, was engaged by the Company in August 1997 to advise the Board of Directors of the Company as to the fairness, from a financial point of view, of the proposed Glycosyn Recapitalization. In January 1998, BVPG rendered an opinion to the Company's Board of Directors that, as of the date of such opinion, the Company's sale of 2,850,000 shares of its Glycosyn Common Stock in exchange for NCIF's cancellation of all of the indebtedness owed to it by the Company ($595,167 as of December 31, 1997) is fair to stockholders of the Company from a financial point of view. In arriving at its fairness determination and preparing its opinions, BVPG performed certain quantitative financial analysis, including a comparative financial and operating analysis of Glycosyn. In its written opinion, BVPG states that it has concluded that a reasonable estimate of the total fair market value of all of the issued and outstanding shares of Common Stock of Glycosyn as of December 31, 1997 was $930,423. BVPG stated that this value is determined by the income value method (a.k.a. the discounted cash flow method), such method having been determined by BVPG to be the most applicable method of valuing Glycosyn. In rendering its opinions, BVPG reviewed a variety of financial and other records of Glycosyn. However, in connection with its review, BVPG did not independently verify any of such information and relied on such information to be complete and accurate in all material respects.

INTEREST OF MANAGEMENT

     NCIF is a Cayman Islands investment fund managed by two of the Company's Directors, Mr. Jurg Kehrli and Mr. Kevin DeVito. See Proposal No.1: COPE Reorganization - Interest of Management.

EXPENSES

     The Company will pay all of the expense to be incurred by the Company or Glycosyn in connection with Glycosyn Recapitalization. All expense of NCIF will be paid by NCIF.

FEDERAL INCOME TAX CONSEQUENCES OF REORGANIZATION

     The Company believes that the sale of the Glycosyn Common Stock to NCIF and the transfer of its assets to Glycosyn and the assumption of all liabilities by Glycosyn will not result in a material tax consequence to either the Company or Glycosyn.

DISSENTERS' RIGHTS

     Neither the Company's Bylaws nor the Delaware General Corporation Law provide dissenters rights to the holders of Harrier Common Stock who do not vote in favor of the Glycosyn Recapitalization Proposal.

VOTE REQUIRED

     Under Delaware law, to approve the Glycosyn Recapitalization, the vote of outstanding shares of Harrier Common Stock is not technically required. However, the approval of the stockholders of the Company of the Glycosyn Recapitalization is required by the Reorganization Agreement. Thus, the approval of a majority of the shares present or represented at the Annual Meeting will be required for approval of the Glycosyn Recapitalization. The officers and directors of the Company and their affiliates owning beneficially an aggregate of approximately 5.6% of the outstanding Harrier Common Stock have indicated they intend to vote in favor of the Glycosyn Recapitalization Proposal.

                   PROPOSAL NO. 3:  AMENDMENT PROPOSAL

GENERAL

     The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by approving the Amendment. The Amendment will: (i) change the name of the Company to "COPE, Inc.;" and (ii) effect a reverse split of the outstanding shares of Harrier Common Stock on a one for 45 basis. Stockholders are urged to read carefully the following sections of this Proxy Statement, including the Amendment, Appendix B hereto, before voting on this proposal.

NAME CHANGE

     As a condition to the Reorganization, the stockholders of the Company will be approving a change in the name of the Company to COPE, Inc. In the event the Reorganization Agreement is not approved, the Amendment Proposal will be withdrawn. The purpose of the name change is to enable third parties to more easily identify the Company after the Reorganization is effected.

REASONS FOR THE REVERSE SPLIT

     Pursuant to the reverse split, each 45 shares of presently issued and outstanding Harrier Common Stock would be converted and exchanged into one share of post-split common stock ("New Common Stock"). Authorization for the reverse split includes the authorization for the rounding-up of all fractional shares resulting from the reverse split. Thus, there will be slightly over 344,843 shares issued and outstanding prior to the time the Reorganization is effected. The proposed reverse stock split will not affect materially any stockholder's proportionate equity interest in the Company other than a slight adjustment which may occur due to the rounding-up of fractionalized interests resulting from the reverse split.

     The purpose of the reverse split is to accomplish the financial terms agreed upon with COPE and the COPE Shareholders in the Reorganization Agreement as it relates to equity ownership interest in the Company. The management of COPE has negotiated for the one for 45 reverse split based on their desire to reach a stock price of at least $4.00 per share in order to qualify the New Common Stock for a listing on the NASDAQ Small Cap Stock Market. There can be no assurance, however, that the New Common Stock will trade at a price near or above $4.00 per share or that the Company will be able to list its New Common Stock on the NASDAQ Small Cap Stock Market.

     The reverse split will not affect the stockholders' equity of the Company as reflected on the financial statements of the Company, except to change the number of issued and outstanding shares of New Common Stock.

EXCHANGE OF CERTIFICATES

     No scrip or fractional share certificates of New Common Stock will be issued in connection with the proposed reverse stock split. Shareholders of record holding a number of shares not evenly divisible by 45 who would otherwise receive a fractional share of New Common Stock will receive one share of New Common Stock in lieu of each fractional share resulting from the proposed reverse stock split. The shareholders of the Company are not being asked to exchange the certificates for their existing shares of Common Stock for certificates for shares of New Common Stock, however, they are entitled to do so if they wish.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the proposed reverse stock split will be as set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is necessarily general. Therefore, stockholders are advised to consult with their own tax advisor for more detailed information relating to their individual tax circumstances.

     1. The proposed reverse stock split will be a tax-free recapitalization for the Company and its stockholders to the extent that shares of Harrier Common Stock are "exchanged" for shares of New Common Stock.

     2. The receipt of New Common Stock due to the issuance of a whole share of New Common Stock in lieu of any fractional shares resulting from the proposed reverse stock split should constitute a nontaxable stock dividend.

     3. The shares of New Common Stock in the hands of stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Harrier Common Stock held by that shareholder immediately prior to the proposed reverse stock split.

     4. A stockholder's holding period for shares of New Common Stock will include the holding period of shares of Harrier Common Stock exchanged therefor, provided that the shares of Harrier Common Stock were capital assets in the hands of the stockholder.

VOTE REQUIRED

     In accordance with Delaware law, the affirmative vote of the holders of at least a majority of the outstanding shares of Harrier Common Stock present or represented at the Annual Meeting will be required for approval of the Amendment. The officers and directors of the Company and their affiliates owning beneficially an aggregate of approximately 5.6% of the outstanding Harrier Common Stock have indicated that they intend to vote in favor of the Amendment Proposal.

                    PROPOSAL NO. 4: COPE DIRECTOR PROPOSAL

GENERAL

     In the event that the Reorganization Proposal, the Glycosyn Proposal and the Amendment Proposal are all approved, five directors nominated by the COPE Shareholders are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified. The five nominees for director are Adrian Knapp, Stephan Isenschmid, Peter Koch, Markus Stalder and Kevin DeVito. See "Management of the Company following the Reorganization" below for information with respect to the age, current positions and background of each of these nominees.

     The Company's Certificate of Incorporation and Bylaws give the Board of Directors ("Board") the authority to determine the size of the Board. The Board currently consists of three directors. The Company's governing charter documents provide that each director of the Company holds office until the next annual meeting of stockholders or until his successor is duly elected and qualified.

     Subject to the approval of the Reorganization Agreement by the stockholders, the Board has authorized an increase in the number of directors to five and has authorized the nomination of Adrian Knapp, Stephan Isenschmid, Peter Koch, Markus Stalder and Kevin DeVito to serve as directors, commencing upon the Closing of the Reorganization Agreement, until the next annual meeting of stockholders or until his successor is duly elected and qualified.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the Harrier Common Stock present or represented at the Annual Meeting will be required to elect each of the nominees for director. Cumulative voting is not permitted in the election of directors. The officers and directors of the Company and their affiliates owning beneficially an aggregate of approximately 5.6% of the outstanding Harrier Common Stock have indicated that they intend to vote in favor of the COPE Director Proposal. Subject to the approval of the Reorganization Agreement by the stockholders, management recommends the election of all nominees for director listed in Proposal No.4.

                PROPOSAL NO. 5: COPE INDEPENDENT AUDITOR PROPOSAL

     The Company's independent auditors for the fiscal years ended June 30, 1997 and 1996 were Raimondo, Pettit & Glassman. Based on an expectation of the stockholders' approval of the Reorganization Proposal, the Board of Directors of the Company has approved a change in the Company's fiscal year end to December 31 and has nominated Atag Ernst & Young, a member of Ernst & Young International, COPE's current independent auditors, as the Company's independent auditors for the fiscal year ending December 31, 1997. In the event the Reorganization Proposal is not approved, the Company would not expect to retain Atag Ernst & Young and, instead, Raimondo, Pettit & Glassman. Representatives of Raimondo, Pettit & Glassman are expected to be present at the meeting and will be available to make a statement and respond to appropriate questions. Representatives of Atag Ernst & Young are not expected to be present at the meeting.

VOTE REQUIRED

     Under Delaware law, to approve the COPE Independent Auditor Proposal, the vote of outstanding shares of Harrier Common Stock is not technically required. The officers and directors of the Company and their affiliates owning beneficially an aggregate of approximately 5.6% of the outstanding Harrier Common Stock have indicated they intend to vote in favor of the COPE Independent Auditor Proposal.

                  PROPOSAL NO. 6:  HARRIER DIRECTOR PROPOSAL

GENERAL

     In the event that either the Reorganization Proposal, the Glycosyn Proposal, the Amendment Proposal or the COPE Director Proposals is not approved, three directors nominated by the Board of Directors of the Company are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified. The three nominees for director are Jurg Kehrli, Kevin DeVito and William Cordeiro. See "Management of the Company" for information with respect to the age, current positions and background of each of these nominees.

VOTE REQUIRED

     The vote of the holders of a majority of the Harrier Common Stock present or represented at the Annual Meeting will be required to elect each of the nominees for director. Cumulative voting is not permitted in the election of directors. In the event that either the Reorganization Proposal, the Glycosyn Proposal, the Amendment Proposal or the COPE Director Proposals is not approved, management recommends the election of all nominees for director listed in Proposal No. 6.

                            OTHER MATTERS

     Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the Annual Meeting that is a proper subject for action by the stockholders.

                        DESCRIPTION OF SECURITIES

CURRENT

     The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.001 par value ("Harrier Common Stock"), of which, as of January 30, 1998, 15,517,923 shares of Harrier Common Stock were issued and outstanding and held of record by approximately 382 persons. Each holder of shares of Harrier Common Stock is entitled to one vote for each share held on all matters to be voted upon by the stockholders generally. The shares do not have cumulative voting rights, which means that the holders of more than 50% of the shares of Harrier Common Stock voting for the election of directors can elect all the directors, and that in such an event the holders of the remaining shares would not be able to elect a single director.

     The approval of proposals submitted to stockholders at a meeting requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Certificate of Incorporation, and certain mergers and reorganizations), in which cases Delaware law and the Company's Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the Company to share ratably in all assets remaining after payment of liabilities. The holders of shares of Harrier Common Stock have no preemptive, conversion or subscription rights.

AFTER THE REORGANIZATION

     If the Reorganization Proposal is approved and the Reorganization is consummated, the authorized capital stock of the Company will consist of 30,000,000 shares of New Common Stock and there will be slightly in excess of 3,206,843 shares of New Common Stock issued and outstanding, exclusive of any options to purchase shares.

TRANSFER AGENT

     The Transfer Agent for the Harrier Common Stock is Interwest Transfer Company, Salt Lake City, Utah.

                             BUSINESS OF THE COMPANY

GENERAL

     Harrier, Inc., a Delaware corporation ("Harrier" or "the Company"), has historically been engaged in the discovery, development and sale of selected products and technologies in the health, fitness and medical markets. Since 1996, the Company's strategic focus has been to find a merger candidate. The Company has considered a merger to be a priority due to the absence of significant sales of the Company's Bioptron lamps and the Company's continuing inability to obtain the additional capital necessary to fund its pharmaceutical research and development operations.

     Unless the context otherwise requires, the term "Company" refers to Harrier, Inc., a Delaware corporation, and its majority owned subsidiary, Glycosyn Pharmaceuticals, Inc., a Delaware corporation, and its equity interest in DermaRay International, LLC, a California limited liability company.

     See Part 1, Item 1 of the Company's 1997 Annual Report, a copy of which accompanies this Proxy Statement, for a description of the business of the Company, such information being incorporated by this reference into this Proxy Statement.

                              MANAGEMENT OF THE COMPANY

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS COMPLIANCE WITH
SECTION 16(a)


NAME                  AGE    POSITION             SINCE
----                  ---    --------             -----

Jurg Kehrli            55    Chairman/Director    February, 1987
William P. Cordeiro    53    Director             June, 1994
Kevin DeVito           37    President/Director   July, 1992
Candace Beaver         36    Secretary and        June, 1991
                             Chief Financial Officer

     All Directors and Executive Officers of the Company, are elected or appointed, respectively, to serve for a one year term and hold their office until their successors are elected or appointed and qualified.

     The following is a brief resume of each Director and Executive Officer of the Company:

     Mr. Kehrli, Chairman, was formerly the President and a principal shareholder of Kehrli Rontgen A.G. from which the Company originally acquired the rights to a substantial number of its products. Mr. Kehrli is the son of the founder of Kehrli Rontgen, A.G., a manufacturer of X-ray equipment which he managed for 22 years prior to his affiliation with the Company. Mr. Kehrli is currently an independent financial and management consultant for European-based companies.

     Dr. Cordeiro, Director, holds a B. S. in Biology from the University of San Francisco, an MBA in Finance from the University of Southern California, and a Ph.D. in Executive Management from the Peter Drucker Graduate Management Center, the Claremont Graduate School. He is an associate professor in the Management Department of California State University's School of Business and Economics in Los Angeles, co-founder of Bartik, Cordeiro and Associates, Inc. and was previously Vice Chairman of the Veta Grande Companies, Inc. and Planning Manager for ARCO.

     Mr. DeVito, President and Director, is a former financial consultant, having previously been employed in this function with Cigna Financial Services, Inc. He graduated from the University of California, Los Angeles. Mr. DeVito joined the Company in 1990 as marketing manager and was promoted to President in July 1992. Mr. DeVito's initial project for the Company was the attainment of the

Company's initial medical-use approvals for the Bioptron Lamp.

     Candace Beaver, Secretary and Chief Financial Officer, was formerly the Controller of Addison Design Consultants, Inc., an international design and corporate identity firm. She is a graduate of the University of California, Berkeley. Mrs. Beaver has worked in both the public and private accounting profession for the past 11 years.

     Those required to make filings under Section 16(a) have done so to the best of the Company's knowledge.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the year ended June 30, 1996 the Company entered into a $500,000 loan agreement with New Capital Investment Fund ("NCIF"), an entity affiliated with the President and the Chairman of the Board. The loan bears interest of 12%. The loan was extended for one (1) year and is now due on June 4, 1998. Loan obligations can be paid with securities of either the Company or its Glycosyn subsidiary. Common shares of Glycosyn have been paid to NCIF at a value of $1.00 per Glycosyn share. NCIF has agreed to extend the term of the note if the Company does not have funds to pay the loan back or if the value of common stock payments is overly dilutive to the Company. (See Note 8 to the financial statements included herein.). NCIF is currently advised on certain transactions by two of the Company's Directors, Mr. Kehrli and Mr. DeVito. Both Mr. Kehrli and Mr. DeVito abstained from voting on the approval of the loan by the Company's board.

     As of December 31, 1997, the Company was indebted to NCIF in the amount of $595,167. In connection with the Glycosyn Recapitalization, the Company proposes to issue 2,850,000 shares of Glycosyn Common Stock to NCIF in consideration of NCIF's cancellation of all of the indebtedness. The consummation of Harrier's sale of 2,850,000 shares of Glycosyn Common Stock to NCIF is subject to the approval of the Company's shareholders and Harrier's receipt of an opinion from an independent business appraiser that the terms of the transaction are fair to the Company's shareholders.

EXECUTIVE COMPENSATION

     The Summary Compensation Table below includes, for each of the fiscal years ended June 30, 1997, 1996, and 1995 individual compensation for services to the Company and its subsidiaries of the Chief Executive Officer (the "Named Officer").

SUMMARY COMPENSATION TABLE

                                                       Long Term Compensation
                            Annual Compensation               Awards              Payouts
                     -----------------------------    -----------------------    ----------
(a)            (b)    (c)        (d)       (e)        (f)        (g)              (h)          (i)

                                            Other
Name                                        Annual    Restricted                  All Other
and                                         Compen-   Stock                       LTIP         Compen-
Principal                                   sation    Award(s)   Options/         Payouts      sation
Position      Year    Salary($)  Bonus ($)  ($)       ($)        SARs(#)          ($)          ($)
--------      ----    ---------  --------   ------    --------   --------         ----------   -------

Kevin DeVito  1997     64,147 (1)            -0-       -0-        -0-              -0-
President     1996     94,994 (2)            -0-       -0-        -0-              -0-
              1995    116,233                -0-       -0-        -0-              -0-


(1)Include $3,600 per year for car allowance and $1,680 per year for executive insurance.

(2)Includes $900 per year for car allowance and $1,680 per year for executive insurance.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

No options were granted in fiscal year 1997.


DIRECTOR COMPENSATION

Dr. Cordeiro is paid a Director's fee of $500 per month. No other Director compensation was paid during fiscal year 1997.


   HARRIER MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

See Part II, Item 6 of the Company's 1997 Annual Report, a copy of which accompanies this Proxy Statement, and the Company Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997 for disclosure concerning Management's Discussion and Analysis or Plan of Operations of the Company, such information being incorporated by this reference into this Proxy Statement.

                  PRINCIPAL STOCKHOLDERS OF THE COMPANY

See Part III, Item 11 of the Company's 1997 Annual Report, a copy of which accompanies this Proxy Statement, for a description of the security ownership of the Company, such information being incorporated by this reference into this Proxy Statement.

                             BUSINESS OF COPE

GENERAL

     COPE is a Swiss-based provider of data storage and information management consulting services and solutions. The company's principal operations consist of the design, implementation and management of information systems that provide data storage, data security and data warehousing solutions.
COPE offers its clients a staff of 20 consultants and engineers trained to analyze each client's specific needs and then design and implement an information system that integrates the hardware and software products that best meet the identified objective. COPE generally provides its information systems on a turn-key basis and purchases for resale the hardware and software components made part of its information systems solutions. The company is a value added reseller of hardware and software products offered by the leading vendors in the data storage industry, including ADIC, AMPEX, ATL, DATA GENERAL, DG- CLARiiON BU, HP, IBM, LEGATO, NSM, ORACLE, OVERLAND, PLATINUM, QUALIX, STORAGE TEK, SUN, and VERITAS. COPE provides information management consulting, services and solutions to a variety of companies in the financial, insurance, pharmaceutical and telecommunication industries located in Switzerland, Germany and Austria.

     COPE was founded in 1991 and is headquartered in Rotkreuz, Switzerland. COPE commenced operations in 1991 as a provider of consulting services and data storage systems to the Swiss market. Typical customers at that time were PC retailers, specifically those selling IBM PS/2 products. In the European market at that time, computer manufacturers were not directing significant corporate resources into data storage. This opportunity allowed COPE to immediately enter the market with a competitive mix of quality products suitable for customized internal and external data storage applications. In early 1993, COPE began to study the RAID (redundant array of inexpensive disk-drives) sector, designing corresponding solutions for their clients. In the Fall of 1993, the first family of RAID systems was introduced by COPE to the Swiss market. Some of these systems are still in use today. In 1994, COPE signed a distribution contract with Data General for the distribution of Open CLARiiON systems. The Company led all other distributors throughout Europe from 1994 through 1996.

     In 1994, COPE began to market its services and systems in Austria. In 1995, COPE commenced offering consulting services and systems in the area of data storage. In late 1995, COPE expanded its operations to the Federal Republic of Germany. In 1997, COPE commenced offering services and systems in the area of data warehousing. COPE seeks to become the leading provider of data storage services and solutions throughout Central Europe. The company continues to expand its expertise in data storage throughout all disciplines.

     Certain terms used below are defined in the Section "Glossary." COPE's operations in the Federal Republic of Germany are conducted by its wholly-owned subsidiary, COPE GmbH, and the company's operations in Austria are carried out by its wholly-owned subsidiary, COPE Handelsges.m.b.h. All references in this section to COPE or "the company" include COPE AG, a Swiss corporation and its subsidiaries. The company's executive offices are located at Grundstrasse 14, 6343 Rotkreuz, Switzerland. The company's telephone number (from the U.S.) is 011-41-41-798-33-33.

INDUSTRY OVERVIEW

     The data storage business involves data availability (to minimize the impact of system failures on business-critical applications), data protection (to eliminate the loss of essential data), data warehousing (to provide day-to-day decision support and business intelligence for business executives), and disaster recovery (saving data in the event of a disaster). Set forth below is a general description of the foregoing data storage applications:

    DATA AVAILABILITY. Continuous, uninterrupted access to data gives an advantage over most companies. Visionary leadership will approach the problem of potential data loss preventatively by eliminating the possibility through preplanning. A by-product of using COPE's service as a guide, is the development of an efficient system for managing information. A company with a poor data access plan, or no plan at all, is vulnerable to being overtaken by the competition when problems arise. Also, a bad system is an overworked system. And an overworked system means expensive maintenance or replacement and valuable loss of time. In every sense, the cost of doing things right is much less than the cost of ignoring the problem.

     DATA PROTECTION. Data storage implies continual updating and incorporation of changes. As a company grows, so does the mass of data being processed. Backing-up data becomes more time-consuming and expensive. Without a good back-up and restoration plan in place, more time may be spent on data retrieval because of slow system response and the frequent breakdowns that occur with increased demand. COPE can help streamline the process by identifying hardware and software combinations that make sense for a company.

     DATA WAREHOUSING. Proper data warehousing allows information to be retrieved in order to make successful decisions. With a corporate-wide plan in place, information from internal and external data sources is gathered, consolidated, edited, prepared, and released to executive staff for review, analysis, and other uses. In order to be cost-effective, data warehousing systems must provide quick access, but also be simple to manage. And, the manner in which data is presented should highlight changes and trends in business and facilitate in-depth analysis on-line.

     DISASTER RECOVERY. Even easy access and frequent back-up cannot offset a really devastating event, or "super crash." Floods, fires, earthquakes, and other natural disasters can destroy records and hardware. To make things worse, management can be held responsible for the failure to institute disaster contingency plans, leading to a loss of data. A disaster recovery plan is perhaps the most important part of a data storage system.

     Current data storage solutions provide secure, high capacity data repositories based primarily on three technologies -- magnetic disk, optical disk and magnetic tape. Magnetic tape remains the most cost effective storage medium, and is used most often for backup and archival functions. The development of automated tape libraries, which address the historically high degree of costly human intervention involved in using tape storage, is helping to drive the expanded use of magnetic tape. Automated tape libraries also provide improved throughput, increased data capacity and unattended operation through the use of multiple drives and cartridges. In addition, business managers are increasingly perceiving data to be critical at a company-wide level as opposed to only being important at the individual workstation level. As a result, central management of data has been increasing.

     The data storage industry has experienced rapid growth in recent years in response to the significant increase in the amount of electronically stored data. COPE believes that this growth will continue due to (i) the introduction of increasingly powerful computing platforms, (ii) the spreading use of computers for tasks that previously were performed manually, (iii) the increasing number, size, bandwidth and complexity of computer networks, particularly client/server networks, (iv) the rapid growth of data-intensive applications and (v) the growth of intranet and Internet based computing. In addition, emerging data intensive applications, such as still image, motion video, check imaging and other multimedia applications and character recognition uses, are accelerating the demand for data storage solutions.

     The Company believes that the factors noted above will greatly increase the number of sites worldwide requiring advanced storage solutions. According to Strategic Research Corp., a storage management industry consultant, the number of centralized storage sites worldwide requiring more than 200 gigabytes of backup is projected to grow from approximately 116,000 sites in 1996 to 660,000 sites by the year 2000. The company believes that it is in a strong position to capitalize on the opportunities created by this projected growth.

PRODUCTS AND SERVICES

The company's principal operations consist of the design, implementation and management of information systems that provide data storage, data security
and data warehousing operations on a turn-key basis.   In addition to
providing turn-key data storage systems, the company also provides its clients consulting, training and systems servicing. In 1996, approximately $500,000 (or 4%) of COPE's $12,500,000 in revenue represented consulting fees unrelated to sales of storage data systems, however the company intends to increase its marketing efforts in the area of consulting services and expects that consulting revenues will in the future increase as a percentage of overall revenue.

     SYSTEM DESIGN AND IMPLEMENTATION. COPE provides information systems on a turn-key basis and purchases for resale the hardware and software components made part of its information systems. As of the date of this Proxy
Statement, COPE employs a staff of 20 consultants and engineers trained to analyze each client's specific data storage needs and then design and implement an information system that integrates the hardware and software products that best meet the identified objective. The company is a value added reseller of hardware and software products offered by the leading vendors in the data storage industry, including ADIC, AMPEX, ATL, DATA GENERAL, DG CLARiiON BU, HP, IBM, LEGATO, NSM, ORACLE, OVERLAND, PLATINUM, QUALIX, STORAGE TEK, SUN, and VERITAS. Because COPE represents several hardware and software vendors, they can provide an objective and independent analysis of a client's needs, whether they involve the integration of existing equipment or the establishment of a completely new enterprise storage system. COPE has provided data storage systems to a variety of companies in the financial, insurance, pharmaceutical and telecommunication industries located in Switzerland, Germany and Austria.

     The company is a value added reseller of a number of hardware and software products to its customers, including tape libraries, data storage disk arrays, high-end servers, other storage equipment and numerous other peripheral products related to the installation and utilization of data storage technology. The company sells data storage software under various reselling arrangements with several software companies where COPE functions as an operating and other software system vendor. COPE works in various selling partnerships for the following products:


 COMPANY                                 PRODUCT                            BUSINESS RELATIONSHIP
--------------------------------------   --------------------------------   ---------------------

 ADIC                                    Tape Libraries                     Value Added Reseller

 ATL Products                            Tape Libraries                     Value Added Reseller

 Data General - CLARiiON Business Unit   CLARiiON Disk Arrays               Value Added Reseller

 IBM                                     High End Servers                   Value Added Reseller

 Legato Systems                          Back-up and archiving Software     Value Added Reseller

 NSM                                     CD Jukeboxes                       Value Added Reseller

 Oracle                                  Data Base and OWH                  Value Added Reseller

 OVERLAND DATA                           Tape Libraries                     Value Added Reseller

 Qualix                                  Failure and Data Replication       Value Added Reseller
                                         Software

 STORAGE TEK                             Tape Libraries                     Value Added Reseller



 SUN Microsystems                        High End Servers                   Value Added Reseller

 VERITAS Software                        Data Management, Failure, Backup   Value Added Reseller
                                         and Activity Software


     COPE generally contracts to deliver information systems, including all hardware and software, on a turn-key basis pursuant to fixed price contracts. Consistent with industry practice, COPE generally is not able to obtain significant up-front or progress payments on its contracts providing for the design, implementation and sale of information systems. Accordingly, COPE is required to finance its clients contracts, including the purchase of the hardware and software components of the information systems. COPE's principal sources of working capital are cash from operations and an operating line of credit from Credit Suisse in the maximum amount of SFr2,000,000. COPE has been successful to date in securing extensions on its line with Credit Suisse for purposes of financing certain client contracts as needed, however there can be no assurance that COPE will continue to do so in the future.

     CONSULTING.   COPE's consulting and education division offers professional services such as analyses, conceptual solutions, target-performance comparisons, quantity structures, feasibility studies, capital budgeting and ROI calculations, as well as project management and user training. In addition to training and education, the COPE service division implements and maintains data management plans recommended by the consulting division. COPE service engineers are certified by strategic partners such as IBM, SUN and Microsoft. The service department contracts directly with the end-user to maintain systems and manage the plan, be it data recovery, warehousing, security or availability.

SALES AND MARKETING

     The company markets its high volume information management consulting, services and solutions primarily through its field sales organization complemented by other sales channels, including systems integrators, OEMs, VARs and international distributors.

     As of December 31, 1997, COPE's field sales force consisted of 12 personnel, including seven sales representatives and five sales engineers that provide technical assistance for systems sales. The company currently has five sales offices, most of which are staffed with both sales and technical pre-sales personnel. COPE uses a consultative sales approach for selling to major accounts. This model entails the collaboration of technical and sales personnel, typically in a one-to-one ratio, to formulate proposals that address the specific requirements of the customer. The Company focuses its initial sales efforts on senior MIS department personnel, and works closely with system and network administrators for evaluation and deployment.

COMPETITION

     The information management market is intensely competitive, highly fragmented and characterized by rapidly changing technology and evolving standards. Competitors vary in size and in the scope and breadth of the products and services offered. COPE's major competitors are vendors of information management software and hardware products, including Hewlett Packard, EMC, Unisys, Digital Equipment Corp. and Tandem Computer Corporation. The company also experiences significant competition from other independent consulting and engineering firms.

     Many of the COPE's current and potential competitors, particularly information management hardware and software vendors, have significantly greater financial, technical, marketing and other resources than the company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or, in the case of vendors, to devote greater resources to the development, promotion, sale and support of their products than the company. COPE also expects that competition will increase as a result of future software industry consolidations, which have occurred in the information management market in the past. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. There can be no assurance that COPE will be able to compete successfully against current or future competitors or that competitive pressures faced by the company will not materially adversely affect its business, operating results or financial condition.

     In addition to competition for client contracts, COPE also competes for qualified technical engineers. The company's future success depends in significant part upon the continued service of its key technical personnel and its continuing ability to attract and retain highly qualified technical engineers and consultants. Competition for such personnel is intense, and there can be no assurance that COPE can retain its key technical and managerial employees or that it can attract, assimilate or retain other highly qualified technical personnel in the future.

LITIGATION

     There are no legal proceedings to which COPE or any of its officers or directors is party or to which the property of the company is subject.

EMPLOYEES

     As of December 31, 1997, the company had a total of 51 employees. Of the total, 20 were in consulting and engineering, 21 were in sales and marketing, and 10 in finance, administration and operations. None of the Company's employees are represented by a labor union. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

PROPERTIES

     COPE's executive offices are located in Rotkreuz, Switzerland and consist of approximately 6,300 square feet of leased space. The company leases this space pursuant to a one year lease expiring in March 1998, at the rate of SFr12,000 per month. The company also maintains the following sales office:


Location                 Size                    Monthly Rental Rate
--------                 ----                    -------------------
Munich, Germany          1,800 sq. ft.           $1,700

Frankfurt, Germany       1,800 sq. ft.           $2,400

Gera, Germany            1,800 sq. ft.           $1,900

Dresden, Germany         1,500 sq. ft.           $2,200

Vienna, Austria          2,000 sq. ft.           $2,000

GLOSSARY


Application Recovery:                   The component of Disaster Recovery which
                                        deals specifically with restoration of
                                        business systems software and data after
                                        the processing platform has been
                                        restored or replaced.

Automated Tape Library:                 A storage system designed for large
                                        amounts of data. Features an automated
                                        "robot" that retrieves tapes within
                                        seconds or minutes.


Back-up Strategies (Recovery
Strategies):                            Alternative operating method (i.e.,
                                        platform, location, etc.) for facilities
                                        and system operations in the event of a
                                        disaster.

Business Interruption Costs:            The costs or lost revenue associated
                                        with an interruption in normal business
                                        operations.

Cache:                                  A portion of memory that collects and
                                        holds data until a processing or storage module processes it.

Critical Functions:                     Business activities or information which
                                        could not be interrupted or be
                                        unavailable for several business days
                                        without significantly jeopardizing
                                        operation of the organization.

Critical Records:                       Records or documents which, if damaged
                                        or destroyed, would cause considerable
                                        inconvenience and/or require replacement
                                        or re-creation at considerable expense.

Data Warehouse:                         A separate database dedicated to
                                        decision support.  Data is transferred
                                        from transaction processing systems and
                                        integrated. It is arranged by customer,
                                        not by date or transaction. It is
                                        accessed to provide management
                                        information through report writers,
                                        query tools, data access and retrieval
                                        tools OLAP servers and enterprise
                                        information systems. It is a software
                                        architecture not a product.

Direct Access Storage Device (DASD):    A storage device in which access time is
                                        effectively independent of data
                                        location. DASD refers to a magnetic disk
                                        in a mainframe environment.

Disaster:                               Any event that creates an inability on
                                        an organization's part to provide
                                        critical business functions for some
                                        predetermined period of time.  SIMILAR
                                        TERMS: Business Interruption; Outage;
                                        Catastrophe.

Disaster Recovery Software:             An application program developed to
                                        assist an organization in writing a
                                        comprehensive disaster recovery plan.

Disk Array:                             A group of storage devices that provides
                                        higher data-transfer rates, higher data
                                        availability, or both.

Encryption:                             The transformation of data into a form
                                        unreadable by anyone without a secret
                                        decryption key. Its purpose is to ensure
                                        privacy by keeping the information
                                        hidden from anyone for whom it is not
                                        intended.

Enterprise Data Management (EDM):       EDM software provides back-up and
                                        restoration

                                      -29-


                                        capabilities across multiple,
                                        heterogeneous computing environments.

Failover:                               The shift of operations from an online
                                        system to an alternate or redundant
                                        system after a failure.

Failover Clustering:                    A method where two or more machines are
                                        connected by a high-bandwidth I/O bus.
                                        If the primary server fails, a second
                                        machine stands in to recover files,
                                        data, and applications.

Fault Tolerance:                        A type of back-up in which a system can
                                        remain operational, sometimes in a
                                        degraded mode, even though one or more
                                        elements of the system have failed.
                                        Fault tolerance is obtained through the
                                        use of redundant components or modules.

File Mirroring:                         A method of network backup that gives
                                        users direct access to files and file
                                        histories. Copies of files are stored on
                                        a network-attached disk volume. If the
                                        file or storage server is offline, files
                                        are still accessible.  File-mirroring
                                        systems have a disk-drive cache that
                                        mirrors changed files and moves them to
                                        a redundant copy. The file mirror is
                                        then captured on tape.

File Server:                            The central repository of shared files
                                        and applications in a computer network
                                        (LAN).

Firewall:                               A system or combination of systems that
                                        enforce a boundary between two or more
                                        networks. A network-level firewall, or
                                        packet filter, examines the traffic at
                                        the network protocol packet level. An
                                        application-level firewall examines
                                        traffic at the application level (i.e.,
                                        FTP, email and TelNet). An application-
                                        level firewall also often re-addresses
                                        outgoing traffic so it appears to have
                                        originated from the firewall rather than
                                        from the internal host.

Hierarchical Storage Management:        The process of automatically storing
                                        data on the lowest-cost devices that can
                                        support the performance required by the
                                        applications. To users, data storage
                                        never reaches its maximum. File access,
                                        regardless of location in the storage
                                        hierarchy, is completely transparent.

Hot Swap:                               Where defective equipment, such as a
                                        drive or power supply, is exchanged
                                        without having to shut down the
                                        equipment or system.

                                      -30-


Local Data Warehouse:                   A data warehouse in an operating unit
                                        which has been fed from that unit's own
                                        transaction systems.  Its data will not
                                        have been mapped onto the main
                                        enterprise data warehouse, so there will
                                        be no access from outside the unit. The
                                        data is usually transferred to a staging
                                        warehouse where it can be mapped onto
                                        the enterprise data model and then
                                        incorporated into the enterprise data
                                        warehouse. The alternative is to
                                        transfer the transactional data straight
                                        to the enterprise warehouse and make it
                                        available locally in a data mart.

Mean Time Between Failure:              The average amount of time before any
                                        component in a system will fail.

Nearline Storage:                       The position in the storage hierarchy
                                        between primary, or online, storage and
                                        offline storage.  Nearline storage is
                                        accessible in seconds to minutes through
                                        the use of automated media handling.

Network Architecture:                   The basic layout of a computer and its
                                        attached systems, such as terminals and
                                        the paths between them.

Parity Bit:                             Checking the accuracy of data, parity is
                                        used in some RAID systems to recover
                                        data in the event one drive in an array
                                        fails.

Redundant Array of Inexpensive Disks
 (RAID):                                A technique for grouping drives to
                                        improve performance and data
                                        availability. RAID devices with multiple disks appear as one disk to the OS. If one disk fails, others can still operate because a separate disk provides parity information that can supply the missing data.

Response Time:                          The time it takes for the software to
                                        execute a command issued by the user.
                                        This is critical when working with
                                        warehouse data using interactive
                                        analysis, as the software needs to keep
                                        up with the user's chain of thought. It
                                        should be less than five seconds and
                                        preferably under one second. Enormous
                                        time and effort is being invested by
                                        hardware and software vendors to find
                                        innovative technology which will further
                                        reduce response times.

Server Mirroring:                       The process of maintaining redundant
                                        file systems on each of two servers. The
                                        alternate server may be local or remote.
                                        When the primary server is off-line, the
                                        alternate takes over, providing
                                        continuous access to data and network
                                        services.

                                      -31-


Terabyte:                               One thousand gigabytes. Large data
                                        warehouses now in operation can be more
                                        than one terabyte in size.

                     COPE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     FINANCIAL CONDITION AND RESULTS OF OPERATION

     This "Management's Discussion and Analysis of Financial Condition and Results of Operations" (i) should be read in conjunction with COPE's annual audited and interim unaudited consolidated financial statements, the notes thereto and the other financial data included elsewhere in this Proxy Statement and (ii) includes forward-looking statements which involve risks and uncertainties. COPE's actual results may differ materially from the results predicted by such forward-looking statements due to various factors, including but not limited to those which are discussed below and elsewhere in this Proxy Statement, including "Special Considerations Relating to the Reorganization - COPE Risks."

OVERVIEW

     GENERAL. COPE is a Swiss-based provider of data storage and information management consulting services and solutions. The Company's principal operations consist of the design and implementation of information systems in the areas of data storage, data security and data warehousing. The company was founded in 1991 and is headquartered in Rotkreuz, Switzerland. COPE presently conducts business throughout Switzerland, Germany and Austria.

     COPE regularly enters into certain financial commitments payable in Swiss Francs, the unit of currency of Switzerland. All Swiss Franc based amounts are designated by the symbol SFr. As of December 31, 1997, the Swiss Franc-Dollar exchange rate was 1.45 Swiss Franc to 1 U.S. Dollar.

     CURRENCY EXCHANGE RATES. Although COPE reports its results in US dollars, virtually all of its sales are denominated in other currencies, including, primarily, Swiss francs and, to a lesser extent, Deutsche marks and the Austrian schillings. COPE's cost of sales, on the other hand, are denominated almost exclusively in US dollars. Consequently, the Company's cost of doing business is directly affected by any changes in the exchange rate between the US dollar, on the one hand, and the Swiss franc and, to a lesser extent, the Deutsche mark and Austrian schilling, on the other hand. The financial position and results of operations of COPE and the company's foreign subsidiaries are measured using local currency as the functional currency. Assets and liabilities of COPE and its subsidiaries are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are included in the cumulative translation adjustment account in stockholders' equity.

     In recent years, particularly in the 1996-1997 period, the US dollar has generally strengthened against the Swiss franc. This has had the effect of reducing sales denominated in Swiss francs when translated to US dollars as compared to prior periods. Furthermore, because most of the Company's expenses, specifically cost of sales, are denominated in US dollars the strengthening of the US dollar also has had an adverse effect on COPE's operating profits.

     COPE typically enters into forward exchange contracts covering fifty percent (50%) of its hardware and software costs of its client contracts for the purpose of mitigating the adverse effects of currency exchange fluctuations. However, these actions generally provide only a partial mitigation of the adverse effects of changes in currency rates and there can be no assurance that changes in currency rates in the future will not have a material adverse affect on COPE's business, financial condition and results of operations.

RESULTS OF OPERATIONS

FISCAL 1996 COMPARED TO FISCAL 1995.

     NET SALES

     During the 12 months ended December 31, 1996, COPE had net sales of $12,513,123, which amounts to an increase of 13% over the net sales of $11,020,356 during the prior year.

     COST OF SALES

     During fiscal year 1996, cost of sales was $8,831,006 compared to $8,154,271 for the prior year. Cost of sales consists exclusively of COPE's cost for the hardware and software acquired for resale as part of its information systems.

     GROSS PROFIT

     The company's gross profit margin for fiscal 1996 was 29.4% compared to 26% for the prior year. COPE's strategy for the future is the deemphasis of lower margin work (such as the distribution of hardware and software without associated consulting work) and the emphasis of higher margin work (such as the sale of stand-alone consulting work). The increase in the gross profit margin for 1996 was the result of increased consulting services during 1996 and the decrease in sales of hardware and software.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     COPE's selling, general, administrative and consulting expenses as a percentage of net sales was substantially unchanged between fiscal 1996 (23.5%) and fiscal 1995 (23.2%).

     FOREIGN EXCHANGE TRANSLATION

     COPE's gain from foreign exchange translation decreased by $23,713 from $37,416 in fiscal 1995 to $13,703 in fiscal 1996 primarily as a result of the further weakening of the Swiss Franc against the U.S. dollar.

NINE MONTHS ENDED SEPTEMBER 30, 1997
  COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

     COPE had net sales of $12,591,365 for first nine months of fiscal 1997 compared to $8,177,584 for the prior year period as a result of further market share increase. During the same period, cost of sales as a percentage of revenue increased from 69.6% to 72.9% as result of strengthening US Dollars compared to the Swiss Franc. The company incurred less consultancy expenses in the first nine months of fiscal 1997 ($128,765) compared to the prior year period ($356,450) due to postponed major contracts. The company had a total of $63,766 net interest expenses compared to $54,709 for the 1996 year period as a result of higher credit facilities used.

LIQUIDITY AND FINANCIAL CONDITION

     COPE's historical working capital requirements include the financing of all costs involved in the design, implementation and sale of information systems. COPE generally contracts to deliver information systems, including all hardware and software, on a turn-key basis pursuant to fixed price contracts. Consistent with industry practice, COPE generally is not able to obtain significant up-front or progress payments on its contracts providing for the design, implementation and sale of information systems. Accordingly, COPE is required to finance its clients' contracts, including the purchase of the hardware and software components of the information systems. COPE's principal sources of working capital are cash from operations and an operating line of credit from Credit Suisse in the maximum amount of

SFr2,000,000. COPE has been successful to date in securing extensions on its line with Credit Suisse for purposes of financing certain client contracts as needed, however there can be no assurance that COPE will continue to do so in the future.

     As of September 30, 1997, COPE had working capital of approximately $1,276,682, compared to a working capital position of $676,779 as of December 31, 1996. The increase in working capital over the prior year end was due, in large part, to the acceptance and payment by large customers for several information systems in the first two quarters and the company's net profit ($185,929) for the first three quarters of the 1997 fiscal year.

     While COPE believes that its available working capital, including presently available credit lines, is adequate for its current working capital requirements, the company believes that it will require significant additional working capital in order to finance continued growth. In 1995, COPE began to offer consulting services and information systems in the Federal Republic of Germany and its plan of operations for the next three years are based on the company's continued development of the market for information systems in the FRG. Upon the close of the Reorganization, the Company intends to seek additional debt or equity capital through additional bank lines of credit or the sale of shares of the equity securities of the Company. At the present time, there are no firm commitments or agreements on the part of any party at this time to provide any additional debt or equity capital to the Company and there can be no assurance that the Company will be able to obtain additional capital. The Company's inability to obtain additional debt or equity capital on a timely basis will, in all likelihood, materially adversely affect the future growth of the operations and revenues of COPE.

                MANAGEMENT OF THE COMPANY FOLLOWING THE REORGANIZATION

DIRECTORS AND EXECUTIVE OFFICERS OF COPE

     All of the existing officers of COPE will become officers of the Company following the Reorganization. Pursuant to Proposal No. 4, it is also expected that all of the directors of the Company immediately following the consummation of the Reorganization will be those persons designated by the COPE Shareholders. The following table sets forth the directors and executive officers of COPE after the Reorganization. Their prior positions with COPE or Harrier are discussed below:

     Upon the Closing of the Reorganization, the directors and executive officers of COPE will be:


        NAME            AGE              POSITION
        ----            ---              --------

 Adrian Knapp            35        Chairman of the Board and Executive Vice
                                   President

 Stephan Isenschmid      37        President, Chief Executive Officer and
                                   Director

 Markus Bernhard         33        Chief Financial Officer

 Peter Koch              72        Director

 Markus Stalder          45        Director

 Kevin DeVito            37        Director


IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

     Other than those officers set forth above, no other persons are expected to make significant contributions to the business of COPE.

FAMILY RELATIONSHIPS

     There are no family relationships between any of the above-mentioned officers or directors.

BUSINESS EXPERIENCE

Biographical information with respect to these individuals follows:

     ADRIAN KNAPP, co-founded COPE in 1991 and has served as Chairman of the Board since inception.

     STEPHAN ISENSCHMID, co-founded COPE in 1991 and has served as President, Chief Executive Officer and a director since inception.

     MARKUS BERNHARD has served as Chief Financial Officer of COPE since September 1997. From 1991 to February 1997, Mr. Bernhard was employed as a public accountant at Revisuisse Price Waterhouse.

     PETER KOCH has served as General Manager of acp GmbH, a German-based distributor of computer products and peripherals since 1991.

     MARKUS STALDER has been a partner in the law firm, Stalder & Murer, since 1991. Stalder & Murer acts as general counsel to COPE.

     KEVIN DEVITO has served as President and a director of Harrier, Inc. since June 1992. From 1990 to June 1992, Mr. DeVito served as the marketing manager for the Company.

NEW NASDAQ SYMBOL

     After the Reorganization, shares of the Company's common stock will be traded on NASDAQ under the symbol "COPE."


                   CERTAIN INFORMATION CONCERNING CAPITAL STOCK OF
                                 THE COMPANY AND COPE

MARKET PRICE OF HARRIER COMMON STOCK

     The Company's common stock currently is traded on the OTC Bulletin Board under the symbol "HARE".

     The following table sets forth, for the respective periods indicated, the high and low bid prices for the common stock of the Company. The quotations presented reflect inter-dealer prices, without retail markup, markdown, or commissions, and may not necessarily represent actual transactions in the common stock of the Company.


               Quarter Ended            High Bid       Low Bid
               -------------            --------       -------
               March 31, 1996           $0.218         $0.218
               June 30, 1996            $0.220         $0.220
               September 30, 1996       $0.188         $0.125
               December 31, 1996        $0.062         $0.062
               March 31, 1997           $0.160         $0.130
               June 30, 1997            $0.065         $0.065
               September 30, 1997       $0.15          $0.06
               December 31, 1997        $0.15          $0.07

     On January 30, 1998, the bid and ask prices as quoted on the OTC Bulletin Board for the Company's Common Stock were $.13 and $.1875 respectively.

     On January 30, 1998, there were approximately 382 holders of record of the 15,317,923 shares of the Company's Common Stock issued and outstanding.

     Since its inception, no dividends have been paid on the Company's common stock, and the Company does not presently have retained earnings to permit the payment of a dividend. Although there are no restrictions on the declaration or payment of dividends set forth in the Articles of Incorporation of the Company or any other agreement with stockholders, the Company expects future earnings will be utilized for the development of its business. Therefore, the Company does not anticipate paying dividends on its common stock in the foreseeable future.

COPE COMMON STOCK

     There has never been a public market for shares of COPE Common Stock.

DIVIDENDS - COPE

     COPE has not paid any dividends on COPE Common Stock since inception.

                                    ANNUAL REPORT

     Company's annual report to stockholders for the fiscal year ended June 30, 1997 was mailed to stockholders on or about February __, 1998.

                                STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the next Annual Meeting of Stockholders and included in the Company's proxy statement must be received by the Company's Secretary not later than June 1, 1998.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, or portions of documents, are incorporated herein by reference:

          The Company's Annual Report on Form 10-KSB for the year ended June 30, 1997 (excluding the financial statements and schedules included therein which have been superseded by the financial statements and schedules included herein);

     Also incorporated by reference herein are all reports filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Proxy Statement and prior to the date of the Annual Meeting.

     Any statement contained in the information or a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                            INDEX TO FINANCIAL STATEMENTS

                                                                         Page
                                                                         ----

HARRIER, INC.
         Independent Auditors' Report . . . . . . . . . . . . . . . . . . 40
         Consolidated Balance Sheet as of June 30, 1997 . . . . . . . . . 41
         Consolidated Statements of Operations for the Years Ended
           June 30, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . 42
         Consolidated Statements of Changes in Stockholders' Equity
           (Deficit) for the Years Ended June 30, 1997 and 1996 . . . . . 43
         Consolidated Statements of Cash Flows for the Years Ended
           June 30, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . 44
         Notes to Consolidated Financial Statements . . . . . . . . . . . 47

         Unaudited Consolidated Balance Sheet as of September 30, 1997  . 64
         Unaudited Consolidated Statements of Operations for the Three
           Months Ended September 30, 1997 and 1996 . . . . . . . . . . . 65
         Unaudited Consolidated Statements of Cash Flows for the Three
           Months Ended September 30, 1997 and 1996 . . . . . . . . . . . 66
         Notes to Unaudited Financial Statements  . . . . . . . . . . . . 67


COPE AG
         Independent Auditors' Report . . . . . . . . . . . . . . . . . . 68
         Consolidated Balance Sheet as of December 31, 1996 . . . . . . . 69
         Consolidated Statements of Operations for the Years Ended
           December 31, 1996 and 1995 . . . . . . . . . . . . . . . . . . 70
         Consolidated Statements of Shareholders' Equity for the
           Years Ended December 31, 1996 and 1995 . . . . . . . . . . . . 71
         Consolidated Statements of Cash Flows for the Years Ended
           December 31, 1996 and 1995 . . . . . . . . . . . . . . . . . . 72
         Notes to Audited Consolidated Financial Statements . . . . . . . 73

         Unaudited Condensed Consolidated Balance
           Sheet as of September 30, 1997  . . . . . . . . . . . . . . . .82
         Unaudited Condensed Consolidated Statements of Operations for
           the Nine Months Ended September 30, 1997 and 1996. . . . . . . 83
         Unaudited Condensed Consolidated Statements of Cash Flows for
           the Nine Months Ended September 30, 1997 and 1996. . . . . . . 84
         Notes to Unaudited Condensed Consolidated Financial Statements . 85


PRO FORMA COMBINED FINANCIAL INFORMATION
         Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
           September 30, 1997 . . . . . . . . . . . . . . . . . . . . . . 88
         Unaudited Pro Forma Condensed Consolidated Statement of
           Operations for the Three Months Ended September 30, 1997 . . . 89
         Unaudited Pro Forma Condensed Consolidated Statement of
           Operations for the Year Ended June 30, 1997. . . . . . . . . . 90
         Notes to Unaudited Pro Forma Condensed
          Consolidated Financial Statements . . . . . . . . . . . . . . . 92

                        RAIMONDO, PETTIT & GLASSMAN
             A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                        CERTIFIED PUBLIC ACCOUNTANTS
                        UNION BANK TOWER, SUITE 1250
                         21515 HAWTHORNE BOULEVARD     Telephone (910) 540-5990
                         TORRANCE, CALIFORNIA 90503        Fax (310) 543-3066


                            INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Harrier, Inc.
Hermosa Beach, California

We have audited the accompanying consolidated balance sheet of Harrier, Inc. as of June 30, 1997, and the related statement of operations, changes in stockholders' equity (deficit), and cash flows for the two years in the period then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harrier, Inc. as of June 30, 1997 and the consolidated results of their operations and their cash flows for the two years in the period then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has negative working capital and a stockholders' deficit. The Company's continued existence depends primarily on its ability to complete a merger with an operational entity or to raise additional debt or equity financing to develop and market its biochemical technologies. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   RAIMONDO, PETTIT & GLASSMAN


Torrance, California
August 29, 1997, except for the last
sentence of the penultimate paragraph
of Note 4 and Note 16, as to which
the date is October 31, 1997


                                                                 HARRIER, INC.

                                                    CONSOLIDATED BALANCE SHEET

JUNE 30,                                                                 1997
-----------------------------------------------------------------------------

ASSETS

Cash and cash equivalents                                        $     58,237
Amounts receivable from related parties                               160,478
Grant contribution receivable                                          20,000
Other current assets                                                   24,344
-----------------------------------------------------------------------------

Total current assets                                                  263,059
-----------------------------------------------------------------------------


Property and equipment, net                                            30,636
Intangible assets, net                                                 31,787
-----------------------------------------------------------------------------


TOTAL ASSETS                                                     $    325,482
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES

Accounts payable and accrued expenses                            $    609,322
Convertible note payable to related party                             564,500
Deferred grant revenue                                                 20,000
Dividend payable to Glycosyn preferred stockholders                     4,450
-----------------------------------------------------------------------------

Total current liabilities                                           1,198,272
-----------------------------------------------------------------------------

MINORITY INTERESTS                                                     89,000

COMMITMENTS AND CONTINGENCY (NOTES 10, 11, 13 AND 14)
-----------------------------------------------------------------------------
STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par value - authorized,
     5,000,000 shares; issued and outstanding,
     0 shares                                                               -
Common stock, $.001 par value - authorized,
     30,000,000 shares; issued and outstanding,
     13,968,394 shares                                                 13,968
Additional paid-in capital                                         15,323,740
Accumulated deficit                                               (16,261,789)
Cumulative translation adjustment                                     (37,709)
-----------------------------------------------------------------------------

Total stockholders' deficit                                          (961,790)
-----------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                      $    325,482
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

                 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                                  HARRIER, INC.

                                          CONSOLIDATED STATEMENTS OF OPERATIONS

-------------------------------------------------------------------------------
FOR THE YEARS ENDED JUNE 30,                       1997                1996
-------------------------------------------------------------------------------
SALES                                          $ 48,069          $   66,687
COST OF SALES                                    50,383             123,724
-------------------------------------------------------------------------------

GROSS PROFIT (LOSS)                              (2,314)            (57,037)
-------------------------------------------------------------------------------

EXPENSES
     Selling, general and administrative        290,442             587,410
     Salaries and related expenses              357,049             418,445
     Research and development                      -                176,773
     Amortization and depreciation               40,489              23,895
-------------------------------------------------------------------------------

TOTAL EXPENSES                                  687,980           1,206,523
-------------------------------------------------------------------------------

LOSS FROM OPERATIONS                           (690,294)         (1,263,560)
-------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
     National Cancer Institute grant             80,000                 -
     Interest income (expense), net             (57,638)              5,905
     Write off of intangible assets                -               (134,923)
     Loss on sale of marketable securities      (15,716)                -
     Miscellaneous income                         6,600              78,500
     Amortization and equity in loss of
       joint venture                               -                (50,108)
     Loss on sale of investment in joint
       venture                                   (7,448)                -
     Unrealized loss on investment                 -                 (8,775)
-------------------------------------------------------------------------------

TOTAL OTHER INCOME (EXPENSE)                      5,798            (109,401)
-------------------------------------------------------------------------------

LOSS BEFORE PROVISION FOR INCOME TAXES         (684,496)         (1,372,961)

PROVISION FOR (BENEFIT FROM) INCOME TAXES         1,740             (47,405)
-------------------------------------------------------------------------------

NET LOSS                                    $  (686,236)        $ (1,325,556)
-------------------------------------------------------------------------------

NET LOSS PER COMMON SHARE                       $ (.06)            $ (0.11)
-------------------------------------------------------------------------------

AVERAGE COMMON SHARES OUTSTANDING            12,468,780          11,783,861
-------------------------------------------------------------------------------

                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                                  HARRIER, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

-------------------------------------------------------------------------------

FOR THE YEARS ENDED JUNE 30, 1997 AND 1996
-------------------------------------------------------------------------------

                                                                                                                    Total
                                                              Additional                         Cumulative      Stockholders
                                        Common Stock           Paid-in       Accumulated        Translation         Equity
                                                               Capital        Deficit            Adjustment       (Deficit)
                                      Shares       Amount
Balances, July 1, 1995              11,684,266    $11,684    $15,013,577     $(14,245,547)      $(37,652)          $742,062
Issuance of common stock
  net of $15,750 in
  offering costs                       284,128        284        212,163                                            212,447
Net loss for the year
  ended June 30, 1996                                                          (1,325,556)                       (1,325,556)
Translation adjustment as
  of June 30, 1996                                                                                   (57)               (57)

Balances, July 1, 1996              11,968,394     11,968     15,225,740      (15,571,103)       (37,709)          (371,104)
Issuance of common stock             2,000,000      2,000         98,000                                            100,000
Dividend payable to Glycosyn
  preferred stockholders                                                           (4,450)                           (4,450)
Net loss for the year
  ended June 30, 1997                                                            (686,236)                         (686,236)

Translation adjustment as
  of June 30, 1997                                                                                   -                -
Balances, June 30, 1997             13,968,394    $13,968    $15,323,740     $(16,261,789)      $(37,709)         $(961,790)
                                    ----------------------------------------------------------------------------------------
                                    ----------------------------------------------------------------------------------------

                   SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                                  HARRIER, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------

FOR THE YEARS ENDED JUNE 30,                           1997           1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                          $(686,236)     $(1,325,556)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
      Depreciation and amortization                    40,489           23,895
      Provision for uncollectible amounts                   -          (16,014)
      Write-down of inventory                               -           74,767
      Write-off of uncollectible amounts                    -           61,811
      Miscellaneous income recognized
        upon sale of inventory                              -          (66,000)
      Amortization and equity in loss
        of joint venture                                    -           50,108
      Loss on sale of investment in joint venture       7,448                -
      Unrealized loss on investment                         -            8,775
      Loss on sale of marketable securities            15,716                -
      Write-off of intangible assets                        -          134,979
      Services received and loan fees
        in exchange for stock                               -           55,100
      Accrued interest                                 60,833            3,667
      Increase (decrease) resulting
        from changes in:
        Accounts receivable, trade                          -           (3,541)
        Amount receivable from sale of assets               -           17,000
        Receivables from joint research and
          development agreement                             -           34,680
        Receivables from related parties               45,070           29,539
        Inventory                                      40,411           61,446
        Other current assets                           (7,102)          62,908
        Accounts payable and accrued expenses          (7,102)          62,908
Net cash used in operating activities                (494,893)        (791,156)

                                                                  HARRIER, INC.

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------

FOR THE YEARS ENDED JUNE 30,                           1997           1996
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment               $  (54,849)          (7,841)
  Proceeds from sale of marketable securities          46,159                -
  Intangible assets expenditure                             -           (5,339)
  Collection on note receivable for sale of
   equity in joint venture and inventory               20,000                -
  Collection of receivable from related party           5,798                -
Net cash provided by (used in) investing
  activities                                           17,108          (13,180)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Issuance of common stock                            100,000          157,290
  Issuance of preferred stock of subsidiary            89,000                -
  Borrowings from related party                             -          500,000
Net cash provided by financing activities             189,000          657,290

Net decrease in cash                                 (288,785)        (147,046)
Cash and cash equivalents, beginning of year          347,022          494,068
Cash and cash equivalents, end of year              $  58,237       $  347,022

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid during the year for:
      Interest                                      $       -       $        -
      Taxes                                             1,740            1,711
    Non-cash investing and financing activities:
      Stock issued for services and loan fees       $       -       $   55,100
      Note receivable in consideration for sale of
        equity in joint venture and inventory       $ 175,000       $        -


            SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Harrier, Inc. was organized under the laws of the State of Utah on October 8, 1985 and later was reincorporated in the State of Delaware. The Company is engaged in research, development and marketing of a number of products which are at various stages of development. Until June 30, 1997, the Company was selling the Bioptron Lamp (cosmetic and medical uses) in the Western Hemisphere.

Glycosyn Pharmaceuticals, Inc. ("Glycosyn") is organized as a majority-owned subsidiary under the laws of the State of Delaware. Glycosyn holds all of the Company's biomedical technologies rights and obligations. The biomedical technologies are currently in the pre-clinical development phase. In December 1996, Glycosyn was awarded a $100,000 grant from the National Cancer Institute to cover certain research costs.

The accompanying consolidated financial statements include the accounts of Harrier, Inc., its wholly-owned subsidiary, Harrier GmbH, a German corporation, and Glycosyn (collectively, the "Company"). All significant intercompany transactions and balances have been eliminated.

The Company has incurred losses from inception of $16,261,789 including $686,236 during the year ended June 30, 1997 and with the sale of its investment in Derma Ray (see Note 3) has no on-going revenue generating operations. As disclosed in
Note 3, in September 1992 the Company disposed of its European operations that had accounted, to that date, for a significant part of its business. The Company continues to concentrate on developing its biochemical technologies and is in the process of seeking a merger partner (see Note 16 - Subsequent Event - COPE Reorganization). However, there can be no assurance that the Company will successfully acquire or merge with an operational entity, or develop its biochemical technologies.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Financing for activities to date has previously come from the sale of Company assets, sale of the Company's stock and short-term borrowings. To continue the development of its biochemical technologies beyond the pre-clinical testing phase, the Company will require substantially more capital than it currently has. There can be no assurance as to the Company's ability to fully develop and license its biochemical technologies and other products. The consolidated financial statements do not include any adjustments that might result from the outcome of the above-mentioned uncertainties.

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

MANAGEMENT'S ESTIMATES

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORY

Inventory, consisting of finished goods, is recorded at the lower of cost or market, with cost being determined using the first-in, first-out ("FIFO") method. All inventory was sold at June 30, 1997 (see Note 3).

PROPERTY AND EQUIPMENT

Property and equipment, including significant improvements thereto, are stated at cost and are depreciated using the straight-line method over an estimated useful life of 5 years. Maintenance and repairs are charged to expense as incurred.

INVESTMENTS

Investments represent equity securities and a 50% interest in an unconsolidated joint venture.

The equity securities are classified as available-for-sale and are stated at their fair market value based on quoted market prices.

The Company has no majority control over the joint venture's operations or management; accordingly, the investment in joint venture is accounted for under the equity method. The Company's share of the income or loss of the joint venture is recognized as an increase or decrease, respectively, in the Company's investment. Profits and losses on transactions with the joint venture are eliminated to the extent of the Company's ownership interest.

The Company assesses whether there has been a permanent impairment in the value of its investments by considering factors such as quoted market prices, estimated joint venture revenues and prospects and other economic factors.

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

Intangible assets include patents, product rights and technology costs. All patent, product rights and technology costs are capitalized and amortized over ten years using the straight-line method. The Company assesses whether there has been a permanent impairment in the value of intangible assets by considering factors such as expected future product revenues, anticipated product demand and prospects and other economic factors.

INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

FOREIGN CURRENCY TRANSLATION

Financial statements of foreign operations where the local currency is the functional currency are translated using exchange rates in effect at period-end for assets and liabilities and average exchange rates during the period for results of operations. Related translation adjustments are reported as a separate component of stockholders' equity. The Company has determined that the local currency of its international subsidiary is the functional currency.
Gains and losses from foreign currency transactions are generally included in operations. All references to foreign currencies in the following notes to the financial statements have been translated using June 30 year-end exchange rates, except where otherwise noted.

LOSS PER COMMON SHARE

The computation of loss per common share is based on the weighted average number of shares of common stock outstanding during the periods presented. Common stock equivalents have not been included in the loss per common share because their effect would be anti-dilutive.

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company considers short-term investments which have maturities of three months or less at the date of acquisitions to be cash equivalents. From time to time, the Company's cash on deposit with banks exceeds the $100,000 federally-insured limit.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments included in current assets and liabilities approximates fair value because of the short maturity of these items.

CONCENTRATION OF CREDIT RISK

For the years ended June 30, 1997 and 1996, the Company earned approximately 100% and 32%, respectively, of its operating revenues from one customer.

ISSUANCE OF STOCK FOR SERVICES

Shares of the Company's common stock issued for services are recorded in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" and Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), at the fair market value of the stock issued or the fair market value of the services provided, whichever value is the more clearly evident.

STOCK COMPENSATION PLAN

SFAS 123 encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING DEVELOPMENT

In February, 1997, the FASB adopted Statement No. 128, "Earnings Per Share." This new standard requires dual presentation of basic and diluted earnings per share ("EPS") on the face of the statement of income and requires reconciliation of the numerators and the denominators of the basic and diluted EPS calculations. This statement will be effective for the second quarter of the Company's 1998 fiscal year. The Company has not yet quantified what effect, if any, the adoption of SFAS 128 will have on its earnings per share of common stock.

In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in an entity's financial statements. This statement requires an entity to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital in the equity section of a statement of financial position. This pronouncement is effective for fiscal years beginning after December 15, 1997 and the Company expects to adopt the provision of this statement in fiscal year 1998. Management does not expect this statement to significantly impact the Company's financial statements.

In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." This statement requires public enterprises to report financial and descriptive information about its reportable operating segments and establishes standards for related disclosures about product and services, geographic areas, and major customers. This pronouncement is effective for fiscal years beginning after December 15, 1997 and the Company expects to adopt the provisions of this statement in fiscal year 1998. Management does not expect this statement to significantly impact the Company's financial statements.

3.   SALE OF ASSETS

SALE OF BIOPTRON A.G.

Bioptron A.G. ("Bioptron") was the Company's former subsidiary which developed, manufactured and marketed the Bioptron Lamps. In September 1992, the Company sold Bioptron's assets and its share capital to an unaffiliated entity. The aggregate consideration was of approximately $3,000,000 plus a 4% royalty on future Bioptron Lamp sales. The Company retained exclusive rights to market and distribute the Bioptron Lamps in the Western Hemisphere (the "Territory") and is marketing and selling Bioptron Lamps directly and through distributors in the Territory.

3.   SALE OF ASSETS (CONTINUED)

On June 30, 1994, the Company amended the Bioptron sales agreement and received 5,000 B1 lamps and twenty B2 lamps as payment in full, in lieu of future Bioptron royalty payments. Accordingly, the Company recorded $60,000, which was net of a $290,000 allowance, as inventory at June 30, 1994 related to this transaction. Based on sales activity during fiscal year 1996, a $66,000 reduction of such allowance was recognized as miscellaneous income in 1996. The allowance was reversed in connection with the sale of inventory to Derma Ray.

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


SALE OF BIOPTRON LAMP INVENTORY AND REDEMPTION OF DERMA RAY'S INTEREST

During the year ended June 30, 1995, the Company acquired a 50% interest in Derma Ray International Limited Liability Corporation ("Derma Ray"). Derma Ray was formed to market, distribute and sell various health and cosmetic products, including the Company's Bioptron Lamps.

On June 30, 1997, the Company sold its Bioptron Lamp inventory to Derma Ray and agreed to the redemption of its entire membership in consideration for $175,000 (see Note 4).

4.   AMOUNTS RECEIVABLE FROM RELATED PARTIES

The following is a summary of amounts receivable from related parties as of June 30, 1997:

          Receivable from Derma Ray               $    155,000
          Employee receivable                            5,478
                                                  ------------
                                                  $    160,478
                                                  ------------

On June 30, 1997, the Company sold its entire inventory and its interest in Derma Ray in consideration for $40,000 in cash (of which $20,000 was paid before year end) and a note receivable of $135,000. The note is non-interest bearing and is due no later than June 30, 1998, provided that Derma Ray shall apply all of the gross proceeds of the sale of the Bioptron Lamps towards the reimbursement of the note and use its best efforts to repay the note principal as soon as possible. As of October 31, 1997, $75,000 had been repaid on the note.

The employee receivable amount was applied after year-end against compensation due to the employee.

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.   PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at cost, less accumulated depreciation as of June 30, 1997:


     Equipment                           $    66,062
     Furniture and fixtures                   17,645
     Leasehold improvements                   32,585
                                         -----------
                                         $   116,292
     Accumulated depreciation                 85,656
                                         -----------

                                         $    30,636
                                         -----------

Total depreciation expense for the years ended June 30, 1997 and 1996 was $36,766 and $4,396, respectively.

6.   INVESTMENTS

During fiscal 1997, the Company sold $61,875 in marketable securities for $46,159, recognizing a $15,716 loss included in the consolidated statement of operations.

During the year ended June 30, 1996, the Company recorded a $8,775 valuation allowance to reduce its investment in equity securities to its estimated net realizable value based on quoted market prices. Since management believed that the decline in market price is permanent, the Company recorded the change in valuation allowance in the 1996 consolidated statement of operations.

During the year ended June 30, 1995, the Company acquired a 50% interest in Derma Ray for a $200,000 initial capital contribution. The excess of the Company's contribution over its equity in the joint venture's net amount amounted to $50,000 and is amortized over five years. During the years ended June 30, 1997 and 1996, Derma Ray incurred gains (losses) of $16,803 and ($68,550), of which $8,402 and ($34,275) were allocated to the Company and recorded in the 1997 and 1996 consolidated statements of operations. As disclosed in Note 3, the Company sold the Bioptron lamps and its membership interest to Derma Ray and recorded a net loss of $7,448. The last $5,000 payment under the note will be deemed to have redeemed the Company's entire membership interest.

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


6.   INVESTMENTS (CONTINUED)

Condensed financial information (unaudited) relating to Derma Ray is as follows:



     CONDENSED BALANCE SHEET                                     JUNE 30, 1997
     -----------------------                                     -------------
     ASSETS

          Cash                                                   $     36,578
          Inventories and other current assets                        213,704
          Investment in Naturade, Inc.'s common stock                 150,000
                                                                 ------------

                                                                 $    400,282
                                                                 ------------

     LIABILITIES AND EQUITY

          Payable to Harrier, Inc.                               $    155,000
          Equity                                                      245,282
                                                                 ------------

                                                                 $    400,282
                                                                 ------------



     CONDENSED INCOME STATEMENT
     --------------------------
                                                     Year Ended June 30
                                                 -------------------------
                                                   1997              1996

     Sales                                       $  163,520      $   1,814
                                                 ------------    ----------
     Gross Profit                                $   44,933      $  (1,211)
                                                 ------------    ----------
     Expenses                                    $   28,130      $  67,339
                                                 ------------    ----------
     Net Gain (Loss)                             $   16,803      $ (68,550)
                                                 ------------    ----------

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

7.   INTANGIBLE ASSETS

The following is a summary of intangible assets, net as of June 30, 1997:


     Patents and patent applications              $    37,219
     Accumulated amortization                           5,432
                                                  -----------
                                                  $    31,787
                                                  -----------
                                                  -----------

The Company has filed individual and continuation-in-part patents on its modified glycosylation compounds and related chemical processes since January 1990. In September, 1992, the Company filed new patent applications covering significant additions to its glycosylation process. These patents, which have subsequently been issued, are co-owned by the Company and the University of Michigan because they involve technologies developed pursuant to research agreements entered into with the University. Compensation to the University for future revenues generated from technology related to the co-owned patents has not been determined at this time.

Total amortization charged to operations was $3,723 and $19,499 for the years ended June 30, 1997 and 1996, respectively.

During fiscal year 1996, the Company abandoned and wrote off all intangibles relating to a product under development designated as the "Calorimeter." The net write off of $134,923 is included in the fiscal 1996 Consolidated Statement of Operations.


8. CONVERTIBLE NOTE PAYABLE TO RELATED PARTY

On June 9, 1996, the Company entered into a $500,000 loan agreement with an entity affiliated with the President and the Chairman of the Board. The loan bears interest at 12% and is due on June 4, 1998. At the Company's option, the loan's principal and interest can be repaid using the Company's stock (or its subsidiary's stock, if publicly traded), valued at 75% of the average price 90 days preceding the repayment date. In consideration for entering into the agreement Glycosyn issued 52,100 shares, with a value representative of 1% of loan fees.

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

9. MINORITY INTEREST

At June 30, 1997, the Company owns approximately 94% of Glycosyn. During the year ended 1997, Glycosyn sold 44,500 shares of its Series A preferred stock for $89,000 to a related party. The stock has a liquidation preference of $2 per share ($89,000), is convertible into shares of Glycosyn common stock and entitles the holder to a dividend of 12% of the liquidation preference, payable quarterly in common stock of Glycosyn. The preferred stock has been presented in the accompanying financial statements as minority interest.

10. COMMON STOCK AND STOCK OPTION PLAN

During the year ended June 30, 1997, the Company issued 2,000,000 shares of common stock (total value $100,000) and 2,000,000 common stock purchase warrants (see Note 11) to existing share-holders and related parties.

During the year ended June 30, 1996, the Company issued 284,128 shares for a total of $212,447 ($157,290 in cash), net of approximately $15,750 in stock offering costs, and including 290,000 common stock purchase warrants (see Note
11).

During the year ended June 30, 1990, the Company adopted an incentive stock option and award plan. A total of 1,500,000 shares of common stock may be issued under the plan and have been reserved by the Board of Directors for that purpose. Options may be granted to Directors, Officers, employees and other individuals at terms and exercise prices to be determined by the Board of Directors. The following is a summary of all common stock options outstanding:


                                         JUNE 30, 1997                     JUNE 30, 1996
                                     ---------------------------    -----------------------------
                                                     WEIGHTED                         WEIGHTED
                                                      AVERAGE                         AVERAGE
                                       SHARES     EXERCISE PRICE        SHARES     EXERCISE PRICE
Outstanding, beginning of year         813,996          2.72         1,052,998            3.19
Granted                                    -             -                 -               -
Canceled-expired                      (363,996)         5.46          (239,002)           4.78
Exercised                                  -              -                -               -
                                      --------                        --------
Outstanding, end of year               450,000           .50           813,996            2.72
                                      --------                        --------
                                      --------                        --------
Exercisable, end of year               450,000           .50           813,996            2.72
                                      --------                        --------
                                      --------                        --------

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

10. COMMON STOCK AND STOCK OPTION PLAN (CONTINUED)

In 1997 and 1996, there were no options granted by the Company. Each option allows the holder to purchase one share of common stock at the exercise price at any time after the vesting date, which has been immediate, and before the expiration date.

Options outstanding at June 30, 1997 are summarized as follows:

                                        WEIGHTED AVERAGE
                         NUMBER         REMAINING           NUMBER OF SHARES
     EXERCISE PRICE      OUTSTANDING    CONTRACTUAL LIFE    EXERCISABLE
     --------------      -----------    -----------------   ----------------
          $ .50          450,000        11 Months                450,000

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

11. WARRANTS

Convertibility rights, weighted average exercise price and remaining contractual life attached to the common stock purchase warrants issued in connection with public and private stock offerings are as follows:


                                                   1994                   1995                  1996                    1997
                       SERIES C AND D            WARRANTS                WARRANTS              WARRANTS                WARRANTS
                       ---------------      -------------------      -------------------   ------------------     -----------------
                       SHARES    WAEP*        SHARES     WAEP         SHARES       WAEP     SHARES      WAEP       SHARES     WAEP
                       -------  ------      ---------  --------      ---------    ------   --------    ------     --------   ------
Outstanding            426,480   $ .85       352,250    $ 1.08       1,964,367    $ .70     290,000     $ .44         -        -
  beginning of
  the year
Issued                    -        -             -         -              -        -            -        -            -        -
Cancelled-            (426,480)    .85      (352,250)     1.08      (1,964,367)     .70         -        -            -        -
  expired
Exercised                 -        -             -         -              -        -            -        -            -        -
Outstanding &                0     -               0       -                 0     -        290,000       .44    2,000,000      .13
  exercisable -
  end of year
Weighted average                                                                              7 mos.                33 mos
  remaining
  contractual life
Range of exercise         -        -             -         -              -        -     $ .22 - .70                 $ .13     -
  price

*Weighted average exercise price

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

12. INCOME TAXES

The components of the provision for income taxes (tax benefit) are as follows:

                                FOR THE YEARS ENDED JUNE 30,
                                ----------------------------
                                  1997                1996
                                --------            --------
      Current:
        State                   $  1,740            $    800
        Foreign                        -             (48,205)
                                --------            --------
                                   1,740             (47,405)
      Deferred                         -                 -
                                --------            --------
                                $  1,740            $(47,405)
                                --------            --------
                                --------            --------

The reconciliation of the effective tax rates and U.S. statutory tax rates are as follows:

                                  FOR THE YEARS ENDED JUNE 30,
                                 -----------------------------
                                    1997                1996
                                 ---------            --------
Tax benefit at statutory rate     (34%)                 (34%)
Foreign tax                         -                    (3%)
Change in valuation allowance       34%                  34%
                                 -----                  ---
                                     0%                   3%

At June 30, 1997, the Company has net operating loss carryforwards, for income tax reporting purposes, of approximately $11,783,000 and $3,180,000 available to offset future federal and California taxable income, respectively. The federal carryforwards expire in 2009 and the California carryforwards expire in 1998. The utilization of net operating loss carryforwards may be limited under the provisions of Internal Revenue Code
Section 382.

At June 30, 1997, the Company had available tax credit carryforwards comprised of federal and state research and experimentation credits of $57,467 and $8,007, respectively. The California federal and state research and experimentation credit carryforwards expire in 2009 and 1998, respectively.

At June 30, 1997, the Company had approximately $3.9 million in capital loss carryforwards which are available until 1998 to offset capital gains for federal and California state tax purposes. Since it is not determinable at this time whether such credits will ever be realizable, they are not considered as deferred tax assets.

                                                                   HARRIER, INC.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

 12. INCOME TAXES (CONTINUED)

The components of the net deferred tax asset and (liability) are as follows:

                                         FOR THE YEARS ENDED JUNE 30,
                                         ----------------------------
                                           1997                1996
                                        ----------         ----------
      State taxes                       $      354         $      340
      Royalty income                             0             51,202
      Net operating loss carryforward    4,383,141          4,059,141
      Patents                                1,738               (118)
      Credits                               65,474             67,140
      Other                                 28,270             33,601
                                        ----------         ----------
      Subtotal                           4,478,977          4,211,306

      Total                             $        -         $        -
                                        ----------         ----------
                                        ----------         ----------

13. COMMITMENTS

OPERATING LEASES

The Company leases office space under operating leases that expire throughout fiscal year 1999. Total rent expense amounted to $46,390 and $41,597 for the years ended June 30, 1997 and 1996, respectively.

Minimum future rental payments under the noncancelable operating leases are as follows as of June 30:


                 1998             $29,310
                 1999               3,760
                                  -------
                                  $33,070
                                  -------
                                  -------

                                                                  HARRIER, INC.

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

14. CONTINGENCY - JOINT RESEARCH AND DEVELOPMENT AGREEMENT

On May 1, 1993, the Company completed a drug development agreement with American Diagnostica, Inc. ("ADI"), a private company located in Greenwich, Connecticut. Pursuant to the agreement, ADI was required to develop and test synthetic drugs using the Company's proprietary glycosylation processes. ADI has committed to pay the Company $5,000 per month over 100 months and expend at least $800,000 for research and development.

In June 1995, ADI informed the Company that it was unable to fund any further obligations pursuant to the research and development portion of the drug development agreement. The Company then terminated the related agreement for, among other things, anticipatory repudiation. On August 24, 1995, ADI filed a civil action for money damages alleging wrongful termination, substantial compliance under the agreement, and that the Company was indebted to the plaintiff for damages in an unspecified amount, plus punitive damages, attorney fees and interest. In December, 1995, Harrier moved the court for an order compelling the plaintiff to submit the dispute to arbitration. In September, 1996, the court granted the Company's motion, staying all proceedings pending the conclusion of mandatory arbitration in California, as the parties provided in the research and development agreement. As of the date of the financial statements, no arbitration proceeding has been commenced by either party. Management believes that it has meritorious defenses to all of ADI's claims and that the claims are substantially without
merit.   Under current circumstances, no determination can be made as to the ultimate outcome of the litigation or as to the necessity for any provision in the accompanying consolidated financial statements for any liability that may result from an unfavorable outcome.

15. NATIONAL CANCER INSTITUTE GRANT

In December 1996, Glycosyn was awarded a $100,000 grant to finance research on its medical technologies. $80,000 was received and expensed before year end, whereas the remaining $20,000 was received and expensed after year end.

                                                                  HARRIER, INC.

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

16. SUBSEQUENT EVENTS

STOCK ISSUANCE

Subsequent to year end the Company issued 1,200,000 shares at $.10 per share (total value $120,000) and common stock purchase warrants allowing the holders to purchase 900,000 shares of the Company's common stock at $.13 a share through September, 2000.

COPE REORGANIZATION

On October 30, 1997, the Company entered into a Securities Purchase Agreement and Plan of Reorganization ("Reorganization Agreement") with COPE AG ("COPE"), a Swiss stock corporate engaged in the business of providing high volume information management consulting, services and solutions to Swiss, German and Austrian companies. Pursuant to the Reorganization Agreement, the shareholders of COPE will become the controlling stockholders of the Company and COPE will become a wholly-owned subsidiary of the Company (referred to herein as the "COPE Reorganization"). In connection with the proposed COPE Reorganization, the Company has terminated its Bioptron operations and entered into an agreement with a related party, New Capital Investment Fund ("NCIF"), to sell 2,850,000 shares of the $.001 par value common stock ("Glycosyn Common Stock") of its subsidiary, Glycosyn, to NCIF in exchange for NCIF's cancellation of $590,000 of indebtedness owed by the Company (referred to herein as the "Glycosyn Recapitalization"). See "Glycosyn Recapitalization" below.

The Reorganization Agreement provides that immediately prior to the closing ("Closing") of the COPE Reorganization, the Company shall effect the Glycosyn Recapitalization and file an amendment (the "Amendment") to the Company's Certificate of Incorporation to: (i) change the name of the Company to COPE Inc.; and (ii) reverse split the outstanding shares of Common Stock of the Company on a one for 45 basis. At the Closing, and subject to the satisfaction of the foregoing, the Company will issue 2,862,000 shares (post-split) of the Company's $.001 par value common stock ("Harrier Common Stock"), representing 89.2% of the issued and outstanding shares of Harrier Common Stock after giving effect to the Closing, in exchange for the COPE shareholders' transfer of all of the issued and outstanding capital shares of COPE to the Company. The Closing shall occur when: (i) the Company's stockholders shall have adopted and approved the Reorganization Agreement and the Glycosyn Recapitalization; (ii) the Amendment shall have been filed with the Secretary of State of Delaware; and (iii) all conditions to closing of the Reorganization Agreement shall have been met and all closing documents shall have been delivered. The Reorganization Agreement contains typical representations and warranties of the parties for transactions of this type.

The consummation of the COPE Reorganization and the Glycosyn Recapitalization are subject to the approval of the stockholders of the Company. An annual meeting of the stockholders of the Company has been tentatively scheduled for March 12, 1998, at which the COPE Reorganization and the Glycosyn
Recapitalization will be submitted for shareholder approval.

Additional information concerning COPE, the COPE Reorganization and the Glycosyn Recapitalization will be included in a Proxy Statement to be filed with the Securities and Exchange Commission and distributed to shareholders of the Company.

GLYCOSYN RECAPITALIZATION

The Glycosyn Recapitalization is part of a broader recapitalization of the Company in connection with the COPE Reorganization. The Company has structured the following series of transactions (referred to herein as the "Glycosyn Recapitalization"):

     Concurrent with the close of the COPE Reorganization, Harrier will transfer all of its assets and liabilities to Glycosyn. In connection therewith, the principal creditors of Harrier, except NCIF which is presently owed $590,000 by Harrier, will be requested to agree to release Harrier of any further liability for their claims.

     Concurrent with the close of the COPE Reorganization, Harrier will sell to NCIF 2,850,000 shares of its

                                                                  HARRIER, INC.

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

       5,000,000 Glycosyn Common Stock shares in consideration of NCIF's agreement to cancel the $590,000 of indebtedness owed by Harrier. NCIF is an investment fund in which Harrier's Chairman of the Board, Jurg Kehrli, and President, Kevin DeVito, are retained as managers.

Upon the sale of the 2,850,000 shares of Glycosyn Common stock, Harrier's interest in Glycosyn will be reduced to approximately 40% and, as a result, the financial condition and results of operations of Glycosyn will not be consolidated with the Company's subsequent to the close of the COPE Reorganization.

The consummation of the Glycosyn Recapitalization is subject to the approval of the stockholders of the Company and the receipt of an opinion of the fairness of the terms of Harrier's sale of 2,850,000 shares of Glycosyn Common Stock. An annual meeting of the stockholders of the Company has tentatively been scheduled for March 12, 1998 at which the Glycosyn Recapitalization will be submitted for shareholder approval.

                                                                  HARRIER, INC.

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

16. SUBSEQUENT EVENTS (CONTINUED)

NEW CONCEPT THERAPEUTICS INVESTMENT ACQUISITION

Glycosyn acquired a minority interest in New Concept Therapeutics, Inc., a North Carolina corporation ("NCT"), pursuant to an agreement ("NCT Agreement") dated October 30, 1997. NCT was formed on July 1, 1997 for the purpose of manufacturing and distributing boron-containing pharmaceutical products for the treatment of cancer. NCT's products are used in connection with boron neutron capture therapy, an experimental cancer treatment currently under clinical trials in the United States and Europe. NCT is a start-up business with nominal assets and results of operations as of October 30, 1997.

Pursuant to the NCT Agreement, Glycosyn has agreed to purchase 23 shares of the common stock of NCT, representing approximately 19% of the issued and outstanding common shares of NCT, in consideration of Glycosyn's delivery of an unsecured promissory note in the original principal amount of $250,000. The Note bears interest at the rate of 10% per annum. Glycosyn is required to pay a minimum of $50,000 of the principal amount under the Note on or before December 31, 1997, with the payment of the remaining $200,000 balance, and all accrued interest thereon on or before April 30, 1998. Glycosyn has also agreed to use its best efforts to prepay the principal amount under the Note as soon as practicable. As of October 31, 1997, Glycosyn has advanced $43,000 to NCT under the Note. As additional consideration for its receipt of the Note, NCT and its principal shareholders have granted Glycosyn an option ("NCT Option") to purchase all 49 of the issued and outstanding shares of NCT at an exercise price of $7,500 per share for a two year period. The NCT Option is exercisable by Glycosyn subject to its payment of the entire principal amount of the Note. The NCT Option provides that Glycosyn may pay for the underlying NCT common shares by Glycosyn's delivery of 1,225,000 shares of Glycosyn common stock (at a rate of $0.30 per Glycosyn share).

The Company's intention with regard to NCT is to assist it in the development and marketing of its boron-containing pharmaceutical products and, in the event of the commercial success of NCT's products, acquire all of the issued and outstanding common shares of NCT.

                                    HARRIER, INC.
                         CONDENSED CONSOLIDATED BALANCE SHEET
                                     (UNAUDITED)


                                        ASSETS

                                                               SEPTEMBER 30,
                                                                   1997
                                                              --------------
CURRENT ASSETS:
  Cash and cash equivalents                                   $     17,437
  Amount receivable from related party                             115,478
  Grant contribution receivable                                          0
  Other current assets                                              15,083
                                                              --------------
     Total Current Assets                                          147,998
                                                              --------------
PROPERTY AND EQUIPMENT, NET                                         28,506
                                                              --------------
Intangible assets                                                   30,856
     Total Assets                                             $    207,360
                                                              --------------
                                                              --------------

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                       $    579,286
  Convertible note payable to related party                        579,833
  Deferred grant revenue                                                 0
  Dividend payable to Glycosyn preferred stockholders                4,450
                                                              --------------
     Total Current Liabilities                                   1,163,551
                                                              --------------
     Minority Interests                                             89,000
STOCKHOLDERS' EQUITY:
  Common Stock                                                      14,099
  Additional paid-in capital                                    15,343,110
  Accumulated deficit                                          (16,364,689)
  Cumulative translation adjustment                                (37,711)
                                                              --------------
     Total Stockholders' Equity                                 (1,045,191)
     Total liabilities and stockholders' equity               $    207,360
                                                              --------------
                                                              --------------

                                    HARRIER, INC.
                    CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     (UNAUDITED)

                                                    FOR THE THREE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                    --------------------------
                                                        1997           1996
                                                    ----------    ------------
SALES                                               $       0     $      7,338
COST OF SALES                                               0            6,837
                                                    ----------    ------------
GROSS PROFIT                                                0              501
                                                    ----------    ------------
EXPENSES:
  General and administrative                           43,668           38,496
  Amortization and depreciation                         3,060            2,474
  Salaries and related expenses                        60,128          108,164
  Research and development                                  0            5,000
                                                    ----------    ------------
     Total Expenses                                   106,856          154,134
LOSS FROM OPERATIONS                                 (106,856)        (153,633)
                                                    ----------    ------------
OTHER INCOME (EXPENSE):
  Grant income                                         20,000                0
  Interest income/(expense)                           (15,244)         (12,694)
                                                    ----------    ------------
     Total Other Income (Expense)                       4,756          (12,694)
     Income (loss) from continuing operations
      before provision for income taxes              (102,100)        (166,327)
Provision for income taxes                               (800)            (300)
                                                    ----------    ------------
Net income (loss)                                    (102,900)        (166,627)
                                                    ----------    ------------

Net income (loss) per common share                  $   (0.01)    $      (0.01)
                                                    ----------    ------------
                                                    ----------    ------------

                                    HARRIER, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (UNAUDITED)

                                                    FOR THE THREE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                    ---------------------------
                                                        1997           1996
                                                    ------------   ------------
Cash Flows from (used for) Operating Activities:
  Net Loss                                          $  (102,900)   $  (166,627)
                                                    ------------   ------------

  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   USED BY OPERATING ACTIVITIES:
   Depreciation and amortization                          3,060          2,474
   Accrued interest                                      15,333              0

   CHANGES IN ASSETS AND LIABILITIES:
      Related party receivable                           45,000         (4,844)
      Accounts receivable                                     0         23,879
      Receivable from joint venture                           0         34,679
      Assets held for sale                                    0         17,500
      Inventory                                               0         37,734
      Other current assets                                9,262          7,810
      Accounts payable and accrued expenses             (30,056)       104,314
                                                    ------------   ------------
      Total Adjustments                                  42,599        223,546
      Cash used by Operating Activities             $   (60,301)   $    56,919
                                                    ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for property and equipment                          0         (6,016)
  Increase in patent costs                                    0         (1,289)
                                                    ------------   ------------
     Cash used by Investing Activities              $         0    $    (7,305)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of stock
     Net Cash Flows Provided by Financing
      Activities                                    $    19,501    $   150,595
                                                    ------------   ------------

  Effect of Exchange Rate Changes on Cash           $         0    $       (28)
                                                    ------------   ------------
  Net Increase in Cash and Cash Equivalents             (40,800)       200,181
  Cash and Cash Equivalents at Beginning of Period       58,237        494,068
                                                    ------------   ------------
  Cash and Cash Equivalents at End of Period        $    17,437    $   694,249
                                                    ------------   ------------
                                                    ------------   ------------

`                                      66

                                    HARRIER, INC.
                      NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                                 FINANCIAL STATEMENTS
                                      UNAUDITED

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Registrant without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 1997, and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these unaudited condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Registrant's June 30, 1997 audited financial statements. The results of operations for the three months ended September 30, 1997 are not necessarily indicative of the operating results for the full year.

NOTE 2 - CONVERTIBLE NOTE PAYABLE TO RELATED PARTY

On June 9, 1996, the Company entered into a $500,000 loan agreement with an entity affiliated with the President and the Chairman of the Board. The loan bears interest of 12% and is due on June 4, 1998. At the Company's option, the loan's principal and interest can be repaid using the Company's stock (or its subsidiary's stock, if publicly traded), valued at 75% of the average price 90 days preceding the repayment date. In consideration for entering into the agreement, Glycosyn Pharmaceuticals, Inc. issued 52,100 shares valued to represent 1% in loan fees.

NOTE 3 - LETTER OF INTENT

On March 2, 1997, the Company entered into a non-binding letter of intent to acquire a Swiss based corporation engaged in the business of computer data storage ("Acquisition Candidate"). Under the terms of the letter of intent, the Company would acquire all of the capital stock the Acquisition Candidate and the present shareholders of the Acquisition Candidate will acquire approximately 88.5% of the issued and outstanding common stock of the Company. The Company's acquisition of the Acquisition Candidate is subject to further due diligence on the part of both parties, a definitive agreement between the parties and the approval of the transaction by the Company's directors and shareholders. There can be no assurance that the Company will consummate the proposed transaction or that the terms of any transaction will not materially vary from the foregoing terms.

NOTE 4 - ISSUANCE OF COMMON STOCK

During the quarter ended September 30, 1997 the Company issued approximately 130,000 shares of Harrier, Inc. common stock as payment in lieu of cash in the settlement of a lawsuit.


NOTE 5 - SUBSEQUENT EVENTS

Subsequent to September 30, 1997 the Company issued 1,200,000 shares of Harrier, Inc. common stock at $0.10 per shares and 900,000 common stock warrants. The shares were sold pursuant to Regulation S under the Securities Act of 1933 to seven European investors. There was no underwriter involved in the transaction. The proceeds from the sale of the shares will be used for working capital and administrative and professional fees associated with a prospective merger.

                             INDEPENDENT AUDITORS' REPORT



To the Shareholders and Board of Directors of Cope AG
Rotkreuz, Switzerland


We have audited the accompanying consolidated balance sheets of Cope AG and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cope AG and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                        ATAG ERNST & YOUNG AG



                        Kevin McCabe                  Edgar Christen
                        Chartered Accountant          Swiss Certified Accountant

Zug, Switzerland
August 22, 1997

                                      COPE AG
                            CONSOLIDATED BALANCE SHEETS
                          AS OF DECEMBER 31, 1996 AND 1995

                                                         DECEMBER 31,
                                                     1996            1995
                                                  -----------     ----------
                                                             (USD)
ASSETS
Current Assets
Cash                                              $  262,047      $  161,272
Trade accounts receivables              Note 3     2,226,227       1,708,300
Other receivables                                    171,647         103,643
Inventories                             Note 4       981,941         959,839
                                                  -----------     ----------
TOTAL CURRENT ASSETS                              $3,641,862      $2,933,054
                                                  -----------     ----------

Fixed assets
Property and equipment                  Note 5       267,627         281,797
Goodwill, net of amortization of USD
   1,217 and USD 5,726, respectively                   9,736          51,541
Intangible assets                                     51,064          85,841
                                                  -----------     ----------

Total fixed assets                                   328,427         419,179
                                                  -----------     ----------

TOTAL ASSETS                                      $3,970,289      $3,352,213
                                                  -----------     ----------
                                                  -----------     ----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Short-term borrowings                   Note 6    $  172,066     $  503,441
Trade accounts payable                             2,116,029      1,055,903
Amounts due from related parties       Note 12       190,048        253,653
Other payables                          Note 8       173,651        264,921
Accrued other liabilities               Note 9       219,378        304,182
Current income taxes                                  36,989         19,329
Deferred income taxes                  Note 11        54,922         73,300
                                                  -----------     ----------

Total current liabilities                          2,965,083      2,474,729
                                                  -----------     ----------

Commitments and contingent
 liabilities                           Note 14             0              0

Minority interests                                       178         19.227

Shareholders' equity                   Note 10
Share capital
    Common stocks, CHF 100 (USD 76)                   76.336         76.336
    par value Authorized shares -
    1,000 shares, issued and
    outstanding shares - 1,000 shares
    in 1996 and 1995
Legal reserves                                        44,330            763
Cumulative translation adjustment                   (74,420)         94,652
Retained earnings                                    958,782        686,526

Total shareholders' equity                         1,005,028        858,277
                                                  -----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                           3,970,289      3,352,233
                                                  -----------     ----------
                                                  -----------     ----------

                 See notes to the Consolidated financial statements

                                      COPE AG
                          CONSOLIDATED STATEMENTS OF INCOME
                       FOR THE YEARS DECEMBER 31, 1996 AND 1995

                                                         DECEMBER 31,
                                                     1996            1995
                                                  -----------     ----------
                                                             (USD)
REVENUES
  Net sales                                       12,515,123      11,020,356

OPERATING EXPENSES
  Cost of sales                                    8,831,006       8,154,271
  Selling, general and administrative expenses     2,394,693       1,870,905
  Consultancy expenses                               540,347         688,236
  Depreciation and amortization                      262,155         195,320
  Impairment of intangible assets                     77,990               0
                                                  -----------     ----------
                                                  12,106,191      10,908,732
                                                  -----------     ----------
OPERATING INCOME                                     408,932         111,624

OTHER INCOME (EXPENSE)
  Interest expense                                  (63,940)        (64,341)
  Interest income                                      2,791          12,071
  Other expense                                      (3,069)         (5,908)
  Foreign exchange gain                               13,703          37,416
                                                  -----------     ----------
                                                     (50,515)        (20,762)
                                                  -----------     ----------
INCOME BEFORE INCOME TAX AND MINORITY INTEREST       358,417          90,862

Minority interests                                       696           6,918
Current income taxes                                 (42,775)        (16,725)
Deferred income taxes                                   (515)          7,147
                                                  -----------     ----------
                                                     (42,594)         (2,660)

NET INCOME                                           315,823          88,202
                                                  -----------     ----------
                                                  -----------     ----------

EARNINGS PER SHARE                                    315.82           88.20

                 See notes to the consolidated financial statements

                                       COPE AG
                     CONSOLIDATED STATEMENTS SHAREHOLDERS' EQUITY
                           AS OF DECEMBER 31, 1996 AND 1995


                                         SHARE      LEGAL       RETAINED    CUMULATIVE    TOTAL
                                         CAPITAL    RESERVES    EARNINGS    TRANSLATION   SHAREHOLDERS'
                                                                            ADJUSTMENT    EQUITY
                                        ---------  ----------  ----------  ------------  --------------
                                           USD        USD         USD           USD           USD

Balance at January 1, 1995                76,336        763      598,324        4,503         679,926
Exchange rate changes for the year                                             90,149          90,149
Net income                                                        88,202                       88,202
                                        ---------  ----------  ----------  ------------  --------------

Balance at December 31, 1995              76,336        763      686,526       94,652         858,277

Contributions to legal reserves                      43,567      (43,567)                           0
Exchange rate changes for the year                                           (169,072)       (169,072)
Net income                                                       315,823                      315,823
                                        ---------  ----------  ----------  ------------  --------------

Balance at December 31, 1996              76,336     44,330      958,782      (74,420)      1,005,028
                                        ---------  ----------  ----------  ------------  --------------
                                        ---------  ----------  ----------  ------------  --------------

                 See notes to the consolidated financial statements

                                       COPE AG
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                          DECEMBER 31,
                                                   -----------------------
                                                       1997         1996
                                                   ----------    ---------
                                                             (USD)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                           315,823        (88,202)
Adjustments to reconcile net income to
net cash used in operating activities:
Depreciation and amortization                        262,155        195,320
Deferred income taxes                                    515         (7,147)
Gains/losses on disposal of fixed assets               2,697              0
Minority interest                                       (696)        (6,918)
Inventory write downs upon sale of inventory          13,883              0

Effects of changes in assets and liabilities:
Accounts receivable                                 (872,870)        49,683
Inventories                                         (190,722)      (107,290)
Prepaid expenses                                     (73,195)       (19,820)
Accounts payable                                   1,269,952       (180,836)
Accruals                                             (68,910)       194,152
                                                   ----------    ----------
Total adjustments to net income                      342,809        117,144
                                                   ----------    ----------
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES       658,632        205,346

CASH FLOW USED IN INVESTING ACTIVITIES
Purchase of property and equipment                  (229,210)     (273,412)
Purchase of intangible assets                         (6,998)     (136,425)
Proceeds from sale of property and equipment           9,778        10,871
Change in cash resulting from disposal of
 subsidiaries                                         (3,865)            0
                                                   ----------    ---------
NET CASH FLOW USED IN INVESTING ACTIVITIES          (230,295)     (398,966)

CASH FLOW USED IN FINANCING ACTIVITIES
Decrease of short term borrowings                   (293,085)     (320,401)
                                                   ----------    ---------
NET CASH FLOW USED IN FINANCING ACTIVITIES          (293,085)     (320,401)

Effect of exchange rate changes on cash              (34,477)       65,478
NET INCREASE OF CASH AND CASH EQUIVALENTS            100,775      (448,543)
Cash and cash equivalents at beginning of the year   161,272       609,815
                                                   ----------    ---------
CASH AND CASH EQUIVALENTS AT END OF THE YEAR         262,047       161,272
                                                   ----------    ---------
                                                   ----------    ---------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
     Interest paid                                    63,940        64,341
     Income taxes paid                                13,525         7,122

                 See notes to the consolidated financial statements

NOTE 1- BASIS OF PRESENTATION

The accompanying consolidated financial statements present the consolidated operations Cope AG and its majority owned subsidiaries (collectively hereinafter referred to as "Cope" or the "Company").

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"). In accordance with Swiss law, the Company is required to prepare its financial statements in accordance with the Swiss Code of Obligations ("Swiss GAAP"). Swiss GAAP varies in certain respects from U.S. GAAP. Accordingly, the Company has recorded certain adjustments in order to present the accompanying financial statements in accordance with U.S. GAAP.

NATURE OF OPERATIONS
Cope provides comprehensive management solutions relating to information storage and retrieval subsystems including consulting, project implementation and hardware installation. The Company services its customers through its main office located in Rotkreuz, Switzerland, and its subsidiary company offices located in Chicago, USA, Taufkirchen, Germany, and Vienna, Austria.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION
The accompanying consolidated financial statements include the accounts of Cope AG and its majority owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

SIGNIFICANT ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from these estimates.

REVENUE RECOGNITION
Consulting revenue is recognized at the time of delivery of the service.
Revenue from the sale of hardware and related software is recognized at the time of acceptance by the customer, generally after installation at a customer's site. Revenue from certain customer-installable products is recognized at the time of shipment. Costs associated with post-installation warranty obligations are estimated and accrued at the time of revenue recognition. End users of equipment sold by the Company generally contract with the Company for equipment service and software support, which includes normal maintenance and repair or replacement of product components. Revenue from these service and support contracts is recognized as earned and the cost associated with these activities is expensed as incurred.

INVENTORIES
Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT
Property and equipment are carried at cost and are generally depreciated using the straight-line method over the estimated useful lives of the assets. The useful lives utilized for this purpose are:


     Machinery and equipment     3 - 5 years
     Leasehold improvements      10 years or shorter lease term

GOODWILL
Goodwill represents the cost in excess of net assets acquired on business acquisitions and is amortized on a straight-line basis over 10 years. The Company periodically evaluates the realizability of the carrying value of goodwill by assessing current and future trading performance and cash flows. At December 31, 1996, the Company disposed of two subsidiaries. The related unamortized goodwill has been included in the cost of the asset sold.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets and certain identifiable intangibles to be held and used or disposed of for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Where the undiscounted cash flows is less than the carrying amount of the asset, the asset is written down to its net realizable value measured on the basis of discounted expected cash flows. During 1996, in an attempt to expand its operations in Germany, the Company purchased the customer list from a German company which wished to cease operational activity in the business sector in which the Company is active. The acquisition cost amounting to USD 77,990 was originally recorded as an intangible asset. In the period to December 31, 1996, the sales expected to be realized from the customer base taken over did not materialize. Based on expected cash flows, the carrying amount will not be recovered and the related assets have been written down to their net realizable value.

FOREIGN CURRENCIES
The financial statements of the Company's foreign operations are measured in the currency in which that entity primarily conducts its business (the functional currency). The functional currency of all the Company's foreign operations is the applicable local currency. When translating foreign functional currency and the parent company financial statements into U.S. Dollars ("USD"), year-end exchange rates are applied to asset and liability accounts, while average annual rates are applied to income statement accounts. Adjustments resulting from this process are recorded in a separate component of shareholders' equity. Foreign currency transaction gains and losses resulting from the settlement of amounts receivable or payable denominated in a currency other than the functional currency are credited or charged to income. A certain amount of the Company's purchases are settled in U.S. Dollars and the Company enters into forward exchange contracts for the purchase of U.S. Dollars. Since there are no firm purchase commitments, such exchange contracts do not qualify as a hedge under FAS 52 and, accordingly, the gains or losses are included in income in the period in which the exchange rates change.

INCOME TAXES
The Company accounts for certain income and expense items differently for financial reporting purposes than for tax purposes. Provisions for deferred taxes are made in recognition of such temporary differences, following the requirements of Financial Accounting Standards Board No. 109 "Accounting for Income Taxes".

EARNINGS PER ORDINARY SHARE
Earnings per ordinary share is calculated by dividing net income by the average ordinary shares outstanding. The Company had no outstanding preferred shares or stock option plans as of December 31, 1996 and 1995.

NOTE 3 - TRADE ACCOUNTS RECEIVABLE

     Trade accounts receivable consist of the following:

                                             Years ended December 31,
                                             ------------------------
                                                1996          1995
                                             -----------   ----------
                                                      (USD)
       Trade accounts receivable               2,264,746    1,750,409
       Allowance for doubtful accounts           (38,519)     (42,109)
                                             -----------   ----------
       Total trade accounts receivable, net    2,226,227    1,708,300
                                             -----------   ----------
                                             -----------   ----------

     A summary of activity in the allowance for doubtful accounts is as follows:

                                             Years ended December 31,
                                             ------------------------
                                                1996          1995
                                             -----------   ----------
                                                      (USD)
       Balance at beginning of year              (42,109)     (42,241)
       Provisions                                 (2,115)         132
       Accounts written off                        5,705            0
                                             -----------   ----------
       Balance at end of year                    (38,519)     (42,109)
                                             -----------   ----------
                                             -----------   ----------

NOTE 4 - INVENTORIES

     Inventories consist of finished products held for resale.


NOTE 5 - PROPERTY AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                             Years ended December 31,
                                             ------------------------
                                                1996          1995
                                             -----------   ----------
                                                      (USD)
       Leasehold improvements                     35,347       36,401
       Machinery and equipment                   715,735      609,322
       Accumulated depreciation                 (483,455)    (363,926)
                                             -----------   ----------
       Total property and equipment, net         267,627      281,797
                                             -----------   ----------
                                             -----------   ----------

NOTE 6 - SHORT-TERM BORROWINGS

As of December 31, 1996, the Company has established short-term overdraft facilities under which the Company and its subsidiaries could borrow up to USD 778,000. Amounts drawn down on the facilities are due on demand and collateralized by account receivable balances and by life insurance policies on the major shareholders, Mr. A. Knapp and Mr. S. Isenschmid, for USD 370,370 each. Amounts outstanding at December 31, 1996 total USD 172,066. As of December 31, 1996, the Company had available approximately USD 606,000 under these facilities. The weighted average interest rate on amounts outstanding at December 31, 1996 was 7.4%. Interest paid for the years ending December 31, 1996 and 1995, amounted to USD 63,940 and USD 64,341 respectively.


NOTE 7 - PENSION PLANS

Substantially all of the Company's employees are covered by government pension plans administered by the respective countries' governmental authorities. The employees' contributions are based on a percentage of gross salary. The Company generally contributes an amount equal to that contributed by the employees. The Company provides no additional pension or post-retirement benefits. The cost of these plans charged to operations for the years ended December 31, 1996 and 1995 was USD 29,180 and USD 13,258 respectively.

NOTE 8 - OTHER PAYABLES

Other payables consist of the following:

                                                    Years ended December 31,
                                                    ------------------------
                                                       1996          1995
                                                     --------       -------
                                                              (USD)
     Social security                                   57,378             0
     Consulting fees                                        0       193,853
     Other                                            118,273        71,068
                                                      -------       -------
                                                      175,651       264,921
                                                      -------       -------
                                                      -------       -------

NOTE 9 - ACCRUED OTHER LIABILITIES

Accrued other liabilities consist of the following:

                                                    Years ended December 31,
                                                    ------------------------
                                                       1996          1995
                                                     --------       -------
                                                              (USD)
     Warranty                                         96,296        103,449
     Legal, professional and other fees               48,148         84,400
     Personnel and social security expenses           68,519         93,103
     Other                                             6,415         23,230
                                                     -------        -------
                                                     219,378        304,182
                                                     -------        -------
                                                     -------        -------

NOTE 10 - SHAREHOLDERS' EQUITY

The share capital of the Company consists of 1,000 issued and outstanding shares, with a nominal value of CHF 100 (USD 74) each. Each ordinary share is entitled to one vote. No stock options or convertible securities exist at December 31, 1996 and 1995.

Dividends may only be declared and paid from the accumulated retained earnings (after deduction of certain legally required reserve allocations) shown in the Company's annual Swiss statutory unconsolidated financial statements presented in Swiss Francs ("CHF"). Any dividends to be declared will be payable in Swiss Francs. Such amounts differ from the retained earnings as a result of the adjustments made to present the Consolidated Financial Statements in accordance with U.S. GAAP. As of December 31, 1996, the Company's Swiss statutory unconsolidated financial statements reflected CHF 374,260 (USD 277,230) of retained earnings available for distribution.

NOTE 11 - INCOME TAXES

Pretax income (loss) for the years ended December 31, 1996 and 1995 was taxed in the following jurisdictions:

                                                    Years ended December 31,
                                                    ------------------------
                                                       1996          1995
                                                     --------       -------
                                                              (USD)
     Switzerland                                     401,093        43,766
     Foreign                                         (42,676)       47,096
                                                     -------        ------
                                                     358,417        90,862
                                                     -------        ------
                                                     -------        ------

     Components of the provision for income taxes are as follows:

                                                    Years ended December 31,
                                                    ------------------------
                                                       1996          1995
                                                     --------       -------
                                                              (USD)
     Current:
          Switzerland                                  36,453         19,098
          Foreign                                       6,322         (2,373)
                                                      -------         ------
     Total current                                     42,775         16,725
                                                      -------         ------

     Deferred:
          Switzerland                                     515         (7,147)
          Foreign                                           0              0
                                                      -------         ------
     Total deferred                                       515         (7,147)
                                                      -------         ------
                                                       43,290          9,578
                                                      -------         ------
                                                      -------         ------

     The company has net deferred tax liabilities as of December 31, 1996 and 1995 as follows:


                                                    Years ended December 31,
                                                    ------------------------
                                                       1996          1995
                                                     --------      --------
                                                              (USD)
     Deferred tax assets:
          Net operating losses                        131,110       77,398
          Valuation allowance                               0            0
                                                      -------      -------
                                                      131,110       77,398
                                                      -------      -------
     Deferred tax liabilities:
          Inventories                                 102,270      123,770
          Trade accounts receivable                    12,800        9,000
          Deductible provisions eliminated
            on consolidation                           67,486            0
          Other                                         3,476       17,928
                                                      -------      -------
                                                      186,032      150,698
                                                      -------      -------

     Net deferred tax liabilities                     (54,922)     (73,300)
                                                      -------      -------
                                                      -------      -------

     Under Swiss corporate tax law, taxes on income are composed of State and Federal taxes. The Company's composite corporate tax rates was 18% for each of the years ended December 31, 1996 and 1995. A reconciliation of income taxes determined using the statutory rate to actual income taxes provided is as follows:


                                                    Years ended December 31,
                                                    ------------------------
                                                       1996          1995
                                                     --------      --------
                                                              (USD)
     Income tax expense at statutory rates            64,515        16,355
     Varying foreign tax rates                       (35,226)       59,972
     Utilization of foreign NOLs                                   (55,292)
     Permanent differences:
          Goodwill                                     6,997        (8,869)
     Other                                             7,004        (2,588)
                                                     -------       -------
                                                      43,290         9,578
                                                     -------       -------
                                                     -------       -------


     At December 31, 1996 and 1995, the Company had German and Austrian net loss carryforwards for tax purposes of approximately USD 320,740 and USD 184,483 respectively. Under applicable German tax law, the net operating losses can be carried forward for an indefinite period of time. A current change in the Austrian tax law permits tax losses arising since 1991 to be carried forward for an indefinite period of time and can be offset against income arising in fiscal years 1998 and thereafter.

NOTE 12 - RELATED PARTY TRANSACTIONS

Mr. Knapp, Managing Director, Finance and Administration, is not an employee of the Company. His services are charged to the Company by Adrian Knapp Consulting, a sole proprietorship owned by Mr. Knapp. No agreement exists between the Company and Adrian Knapp Consulting for the provision of Mr. Knapp's services to the Company. For the years ended December 31, 1996 and 1995, consultancy expenses include USD 168,067 and USD 169,707 respectively in respect of services rendered by Mr. Knapp. Mr. Knapp is also a major shareholder holding 49% of the issued share capital.

Mr. Isenschmid, Managing Director, Marketing and Product development, is not an employee of the Company. His services are charged to the Company by STI Marketing- und Organisationsberatung, a sole proprietorship owned by Mr. Isenschmid. No agreement exists between the Company and STI Marketing- und Organisationsberatung for the provision of Mr. Isenschmid 's services to the Company. For the years ended December 31, 1996 and 1995, consultancy expenses include USD 166,589 and USD 173,559 respectively in respect of services rendered by Mr. Isenschmid. Mr. Isenschmid is also a major shareholder holding 49% of the issued share capital.

Mr. Schallhorn, the General Manager of Cope GmbH, Germany, is a salaried employee of Cope GmbH. Mr. Schallhorn, is also the sole proprietor of UPM Unternehmensberatung und Vertrieb ("UPM"). In terms of an agreement dated March 6, 1995, between Cope GmbH and UPM, UPM invoices Cope GmbH in respect of marketing and distribution consulting services rendered by Mr. Schallhorn. The amount to be charged by UPM is dependent upon the achievement of certain performance targets. For the years ended December 31, 1996 and 1995, consultancy expenses include USD 70,888 and USD 103,480 respectively in respect of consulting services rendered by Mr. Schallhorn. At December 31, 1996, The Company disposed of its investments in Eins Ahh AG and Freex AG to Messrs. Knapp and Isenschmid jointly. Neither of these companies had significant operations or balance sheet accounts in 1996 or 1995. Messrs. Knapp and Isenschmid acquired the companies for a total consideration of USD 96,296 (CHF 130,000), being the net equity value of these investments at December 31, 1996. No cash was received in respect of the disposals. Payables due to the main shareholders were reduced by CHF 130,000

As at December 31, 1996 and 1995, the financial statements included the following liabilities due to related parties:


                                                    Years ended December 31,
                                                    ------------------------
                                                       1996          1995
                                                     --------      --------
                                                              (USD)
     A. Knapp                                         148,635        192,628
     S. Isenschmid                                     41,413         49,260
     UPM                                                    0         11,765
                                                      -------        -------
                                                      190,048        253,653
                                                      -------        -------
                                                      -------        -------

NOTE 13 - LEASES

The Company has operating leases primarily for office space and equipment which expire at various dates through year 2000 with, in some instances, renewal privileges. Certain leases provide for escalation of the rentals based on the increase in the consumer price index and base mortgage rates. Operating lease costs are charged to income as incurred.

The minimum annual rental commitments under long-term non-cancelable operating leases as of December 31, 1996, were as follows:

                                                             1996
                                                           -------
                                                            (USD)
          1997                                             113,956
          1998                                              79,456
          1999                                              23,087
          2000                                               1,636
          2001                                                   0
          Thereafter                                             0
                                                           -------
          Total future minimum lease payments              218,135
                                                           -------
                                                           -------


Total rent expense for operating leases was approximately USD 133,333 and USD 86,440 for the years ended December 31, 1996 and 1995, respectively.


NOTE 14 - COMMITMENTS AND CONTINGENT LIABILITIES

Management is not aware of any matters that could give rise to any liability to the Company that would have a material adverse effect on the Company's business, financial condition or results of operations.

NOTE 15 - OPERATIONS BY GEOGRAPHICAL AREA

The Company operates in one business segment which consists of the provision of comprehensive management solutions relating to information storage and retrieval subsystems including consulting, project implementation and hardware installation.

Information concerning the Company's geographic locations is summarized as follows:

                                                     Years ended December 31,
                                                    --------------------------
                                                        1996           1995
                                                     ----------     ----------
                                                              (USD)
     NET SALES
     Switzerland
       Unaffiliated                                  10,187,333      9,652,337
       Intercompany                                     448,179        207,874
                                                     ----------     ----------
                                                     10,635,512      9,860,211
                                                     ----------     ----------
     Austria                                          1,345,420        867,594
     Foreign                                          2,327,888      1,747,248
                                                     ----------     ----------
     Total                                           14,308,820     12,475,053
     Eliminations                                    (1,793,697)    (1,454,697)
                                                     ----------     ----------
     Total                                           12,515,123     11,020,356
                                                     ----------     ----------
                                                     ----------     ----------

     OPERATING INCOME (LOSS)
     Switzerland                                        538,978        194,207
     Austria                                            (56,823)        91,664
     Foreign                                            (73,223)      (174,247)
                                                     ----------     ----------
     Total                                              408,932        111,624
                                                     ----------     ----------
                                                     ----------     ----------

     IDENTIFIABLE
     Switzerland                                      3,027,571      2,588,947
     Austria                                            508,483        311,939
     Foreign                                            434,235        451,347
                                                     ----------     ----------
     Total                                            3,970,289      3,352,233
                                                     ----------     ----------
                                                     ----------     ----------

Intercompany sales between USA and Switzerland are at purchase cost plus a mark-up. Intercompany sales between Switzerland and other geographic areas are generally at purchase cost.

NOTE 16 - FINANCIAL INSTRUMENTS

FAIR VALUE
The carrying value of financial instruments such as cash, accounts receivable, accounts payable approximate their fair value due to the short-term maturities of these instruments.

CONCENTRATION OF RISKS
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company's cash is principally denominated in Swiss Francs and is maintained principally with one financial institution in Switzerland. The Company provides credit in its normal course of business to a wide variety of customers and, generally, requires no collateral from its customers. The allowance for non-collection of accounts receivable is based upon management's expectations of collectibility. In the years ended December 31, 1996 and 1995, sales to one customer in Switzerland amounted to 15% and 12% respectively of consolidated net sales. The
Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit risks.

The Company enters into forward exchange contracts to hedge significant intercompany purchase transactions. As of December 31, 1996 and 1995, the Company had approximately CHF 310,675 (USD 250,000) and CHF 1,143,100 (USD 1,000,000), respectively, of outstanding foreign exchange contracts in which U.S. Dollars were purchased. At December 31, 1995, four contracts were open the last of which was settled in December 1996. At December 31, 1996, one contract was open which had a March 1997 settlement date. The fair values of foreign exchange forward contracts as obtained from the trading department of the Company's bank as per December 31, 1996 and 1995 were CHF 334,625 and CHF 1,132,025 respectively.

                                       COPE AG
                     CONDENSED CONSOLIDATED BALANCE SHEETS AS OF
                            SEPTEMBER 30, 1997 AND 1996
                                     (Unaudited)


               ASSETS                                1997         1996
                                                  ---------     ---------
                                                    (USD)         (USD)
CURRENT ASSETS
  Cash                                              812,442       152,034
  Trade accounts receivable, net                  3,259,791     1,545,555
  Other receivables                                 867,102       156,445
  Inventories, net                                1,739,549     1,231,211
                                                  ---------     ---------
TOTAL CURRENT ASSETS                              6,678,884     3,085,245
                                                  ---------     ---------
FIXED ASSETS
  Property and equipment, net                       444,480       245,487
  Goodwill                                           15,882        10,246
  Intangible assets                                  72,799        54,233
                                                  ---------     ---------
                                                    533,161       309,966
                                                  ---------     ---------
TOTAL ASSETS                                      7,212,045     3,395,211
                                                  ---------     ---------
                                                  ---------     ---------

                LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
  Short-term borrowings                           1,166,396       872,808
  Trade accounts payable                          3,194,626     1,245,015
  Amounts due from related parties                  149,557       178,432
  Other payables                                    578,897       146,897
  Accrued other liabilities                         314,563       211,548
  Current income tax accrual                         45,283        22,458
  Deferred income tax accrual                       (47,120)       24,158
                                                  ---------     ---------
TOTAL CURRENT LIABILITIES                         5,402,202     2,701,316
                                                  ---------     ---------
Commitments and contingent liabilities                    0             0
Minority interests                                        0           145
                                                  ---------     ---------
SHAREHOLDER'S EQUITY
  Share capital                                      80,453        76,336
  Common stocks, CHF 100 (USD 76) par value:
  Authorized shares - 1,060 shares issued
  and outstanding shares - 1,060
  Legal reserves                                     44,330        44,330
  Additional paid in capital                        690,909             0
  Cumulative translation adjustment                (150,560)      (69,875)
  Retained earnings                               1,144,711       642,959
                                                  ---------     ---------
TOTAL SHAREHOLDER'S EQUITY                        1,809,843       693,750
                                                  ---------     ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY        7,212,045     3,395,211
                                                  ---------     ---------
                                                  ---------     ---------

               See notes to condensed consolidated financial statements

                                      COPE AG
                     CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          FOR THE NINE MONTH PERIOD ENDED
                                     (Unaudited)

                                                  SEPTEMBER 30,  SEPTEMBER 30,
                                                      1997           1996
                                                  -------------  -------------
                                                      (USD)          (USD)
REVENUES
  Net sales                                         12,591,365     8,177,584

OPERATING EXPENSES
  Cost of sales                                      9,176,198     5,695,414
  Selling, general and administrative expenses       2,971,478     1,748,552
  Consultancy expenses                                 128,765       356,450
  Depreciation and amortization                        147,406       187,356
  Impairment of intangible assets                            0        42,333
                                                  -------------  -------------
                                                    12,423,847     8,030,105
                                                  -------------  -------------
                                                  -------------  -------------
OPERATING INCOME                                       167,518       147,479

OTHER INCOME (EXPENSE)
  Interest expense                                     (81,331)      (56,557)
  Interest income                                       17,565         1,868
  Other expense                                              0       (21,106)
  Other income                                          15,325             0
  Foreign exchange gain (loss)                          (6,097)        9,923
                                                  -------------  -------------
                                                       (54,536)      (65,872)
                                                  -------------  -------------
INCOME BEFORE INCOME TAX                               112,982        81,607

Minority interests                                           0            34
Current income taxes                                   (30,780)      (25,620)
Deferred income taxes                                  103,727          (744)
                                                  -------------  -------------
                                                        72,947       (26,330)

NET INCOME                                             185,929        55,277
                                                  -------------  -------------
                                                  -------------  -------------

EARNINGS PER SHARE                                      175.40         55.28

              See notes to condensed consolidated financial statements

                                       COPE AG
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                          FOR THE NINE MONTH PERIOD ENDED
                                     (Unaudited)

                                                          SEPTEMBER 30,  SEPTEMBER 30,
                                                               1997           1996
                                                          -------------  -------------
                                                              (USD)          (USD)
CASH FLOW PROVIDED BY OPERATING ACTIVITIES
  Net income                                                  185,929         55,277

Adjustment to reconcile net income to net cash provided by operating activities

Depreciation and amortization                                 147,406        187,356
Deferred income taxes                                        (102,042)       (49,142)
Effects of changes in assets and liabilities
  Accounts receivable                                      (1,696,972)       102,377
  Inventories                                                (757,608)      (271,372)
  Prepaid expenses                                            (32,057)         7,566
  Accounts payable                                          1,441,353        (94,849)
  Accruals                                                    103,479       (282,750)
                                                          -------------  -------------
Total adjustments to net income                              (896,441)      (400,814)

NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES               (710,512)      (345,537)
CASH FLOW USED IN INVESTING ACTIVITIES
  Purchase of property and equipment                         (406,666)       (46,221)
  Movements of intangible assets                              (27,880)        31,608
                                                          -------------  -------------

NET CASH FLOW USED IN INVESTING ACTIVITIES                   (434,546)       (14,613)
CASH FLOW USED IN FINANCING ACTIVITIES
  Capital stock issued (share capital & additional paid
   in                                                         695,026              0
  Increase/Decrease of short term borrowings                  994,330        369,367
                                                          -------------  -------------

NET CASH FLOW USED IN FINANCING ACTIVITIES                  1,689,356        369,367
Effect of exchange rate changes on cash                         6,097        (18,455)
NET DECREASE/INCREASE OF CASH AND CASH EQUIVALENTS            550,395         (9,238)
Cash and cash equivalents at beginning of the period          262,047        161,272
                                                          -------------  -------------
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                812,442        152,034
                                                          -------------  -------------
                                                          -------------  -------------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Interest paid                                              (79,101)       (52,457)
   Income taxes paid                                          (15,180)       (12,015)

              See notes to condensed consolidated financial statements

                                       COPE AG
                    NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                    FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 1997
                                     (unaudited)

Note 1 - Condensed consolidated financial statements

The accompanying condensed consolidated financial statements present the consolidated operations of COPE AG and its wholly-owned subsidiaries (collectively hereinafter referred to as COPE or the Company) and have been prepared by COPE AG without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial petition, results of operations and cash flows at September 30, 1997, and for all periods presented have been made. In accordance with Swiss law, the Company is required to prepare its financial statements in accordance with the Swiss Code of Obligation ("Swiss GAAP"). Swiss GAAP varies in certain respects from U.S. GAAP. Accordingly, certain adjustments have been recorded in order to present the accompanying financial statements in accordance with U.S. GAAP.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these unaudited condensed consolidated financial statements be read in conjunction with the financial statements and notes thereto included in COPE AG's December 31, 1996 audited financial statements. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the operating results for the full year.

Note 2 - Issuance of share capital

During the quarter ended September 30, 1997 the Company issued 60 shares at a nominal value of CHF 100 each. The shares were sold to 29 investors. The proceeds of the sale of the shares is used as additional working capital. The nominal value of the share issued totaling USD 4,117 was posted to the share capital accounts whereas the remainder of the proceeds amounting to USD 690,909 was recorded as additional paid in capital.

Note 3 - Minority interests

With the aim of gaining full control over its subsidiaries, the Company has acquired the remaining shares in COPE GmbH, Taufkirchen, Germany from the minority shareholders. The consideration paid to the minority shareholders was equal to the nominal value.

Note 4 - Credit facilities

During 1997, the Company could extend its bank credit line from CHF 1 million to CHF 2 million (USD 1,379 million), thereby securing the financial needs as a result of the higher business volume.

Note 5 - Consulting expenses

In mid 1997, Adrian Knapp, Chairman, Stephan Isenschmid, President and Chief Executive Officer of COPE AG and Wolfgang Schallhorn, General Manager of COPE Germany, ceased serving the Company through their sole proprietorship companies but entered into regular employment contracts with the Company. As a consequence, in the income statement for the nine months ended September 30, 1997, their compensations are no longer shown as consultancy expenses but are reported as payroll expenses in the caption Selling, general and administrative expenses.

Note 6 - Subsequent events

On October 30, 1997, the Company entered into a Securities Purchase Agreement and Plan of Reorganization (Reorganization Agreement) with Harrier, Inc., a Delaware corporation (referred to as Harrier). Harrier has historically been engaged in the discovery, development and sale of selected products and technologies in the health, fitness and medical markets. Pursuant to the Reorganization Agreement, the shareholders of COPE will become the controlling stockholders of Harrier and COPE will become a wholly-owned subsidiary of Harrier. In connection with the proposed reorganization with Harrier, Harrier will divest of its controlling interest in its subsidiary containing all of Harrier's assets, liabilities, and operations. The Reorganization Agreement provides that immediately prior to the closing of the transaction with the Company, Harrier shall change the name of Harrier to COPE Inc. and effect a one for 45 reverse split of the outstanding shares of common stock of Harrier. Then Harrier will issue 2,862,000 shares on a post-split basis of Harrier's $.001 par common stock, representing 89.4% of the then issued and outstanding shares of Harrier common stock giving effect to the closing. All events and transactions are subject to approval by the stockholders of Harrier at an annual meeting of the stockholders to be held in March 1998.

                            HARRIER, INC. AND COPE A.G.
               PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             AS OF SEPTEMBER 30, 1997, FOR THE THREE MONTH PERIOD ENDED
              SEPTEMBER 30, 1997 AND FOR THE YEAR ENDED JUNE 30, 1997
                                    (Unaudited)

                          To Reflect the Disposition of a
                       Majority Interest in Glycosyn and the
                          Reverse Acquisition of Cope A.G.
                                 __________________


The following pro forma condensed consolidated balance sheet (unaudited) as of September 30, 1997, and the pro forma condensed consolidated statements of operations (unaudited), for the three month period ended September 30, 1997, and the year ended June 30, 1997, give effect to the reverse acquisition of all the outstanding shares of COPE A.G. ("COPE") and related recapitalization of Glycosyn, by Harrier, Inc. ("Harrier" or "the Company") which transactions are expected to be completed during the first quarter of calendar 1998 and accounted for under the purchase method. The pro forma consolidated information is based on the historical financial statements of Harrier and includes assumptions and adjustments set forth in the accompanying notes to the pro forma condensed consolidated financial statements. The pro forma unaudited condensed consolidated balance sheet and the pro forma unaudited condensed consolidated statements of operations present the financial position of Harrier and its results of operations as if Harrier had acquired COPE as of September 30, 1997 and July 1, 1996, respectively.

The pro forma condensed consolidated balance sheet (unaudited) as of September 30, 1997 and the pro forma condensed consolidated statements of operations (unaudited) for the three month period ended September 30, 1997 and the year ended June 30, 1997 may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated or which may be obtained in the future. These pro forma condensed consolidated financial statements (unaudited) should be read in conjunction with the Harrier audited financial statements and notes for the year ended June 30, 1997 and the unaudited condensed consolidated financial statements for the three month period ended September 30, 1997 included in Harrier's Annual Report on Form 10K-SB and quarterly report on Form 10Q-SB, respectively, and the COPE consolidated financial statements and notes thereto contained elsewhere herein.

                             HARRIER, INC. AND COPE A.G.
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF SEPTEMBER 30, 1997

                                     (UNAUDITED)
                                   _______________


                                                                              PRO FORMA ADJUSTMENTS                 PRO FORMA
                                                                         -------------------------------           ------------
                                      HARRIER, INC.        COPE A.G.        GLYCOSYN            COPE               CONSOLIDATED
                                                                             RECAP &           REVERSE                TOTALS
                                                                            NCT ACQ.           MERGER
                                     -------------        ------------   -------------      -------------          -------------
ASSETS
  Cash and cash equivalents          $     17,437          $  812,442    $         -        $          -              $  829,879
  A/R - Trade                                   -           3,259,791              -                   -               3,259,791
  Other receivable                              -             867,102              -                   -                 867,102
  A/R - Related parties                   115,478                   -              -                   -                 115,478
  Inventory                                     -           1,739,549              -                   -               1,739,549
  Other current assets                     15,083                   -              -                   -                  15,083
Deferred income tax asset                       -              47,120              -               3,342 (3)              50,462
                                     -------------        ------------   -------------      -------------          -------------
  Total Current Assets                    147,998           6,726,004              -               3,342               6,877,344
                                     -------------        ------------   -------------      -------------          -------------
PROPERTY AND EQUIPMENT, NET                28,506             444,480        (24,506)(1)               -                 448,480
INVESTMENTS, GLYCOSYN                           -                   -              0 (1)               -                       0
GOODWILL                                        -              15,881              -                   -                  15,881
INTANGIBLE ASSETS, NET                     30,856              72,799        (30,856)(1)               -                  72,799
                                     -------------        ------------   -------------      -------------          -------------
Total Assets                              207,360           7,259,164        (55,362)              3,342               7,414,504
                                     -------------        ------------   -------------      -------------          -------------
                                     -------------        ------------   -------------      -------------          -------------
LIABILITIES
  Short term borrowings                         -           1,166,396              -                   -               1,166,396
  A/P & accrued expenses                  579,268           3,194,626       (512,928)(1)               -               3,260,966
  Notes payable & other
    amounts due to related parties        579,833             149,557       (579,833)(1)               -                 149,557
  Other payables                                -             578,898              -                   -                 578,898
  Other accrued liabilities                     -             314,563              -                   -                 314,563
  Current income tax payable                    -              45,283              -                   -                  45,283
  Dividend payable                          4,450                   -         (4,450)(1)               -                       0
                                     -------------        ------------   -------------      -------------          -------------
Total Liabilities                       1,163,551           5,449,323     (1,097,211)                  -               5,515,663
MINORITY INTEREST                          89,000                   -        (89,000)(1)               -                       0
                                     -------------        ------------   -------------      -------------          -------------
COMMON STOCK                               14,099              80,453              -             (91,377)(3)               3,175
LEGAL RESERVES                                  -              44,330              -             (44,330)(3)                   0
ADDITIONAL PAID-IN CAPITAL             15,343,110             690,909              -         (15,343,110)(3)             812,517
                                                                                                  44,330 (3)
                                                                                                  77,278 (3)
Retained earnings/
  Accumulated deficit                 (16,364,689)          1,144,711      1,041,849 (1)      15,360,551 (3)           1,144,711
                                                                             (37,711)(1)
Cumulative translation
  adjustment                              (37,711)           (150,562)        37,711 (1)        (150,562)               (301,124)
                                     -------------        ------------   -------------      -------------          -------------
STOCKHOLDERS' EQUITY/(DEFICIT)         (1,045,191)          1,809,841      1,041,849               3,342               1,809,841
                                     -------------        ------------   -------------      -------------          -------------
Total Liabilities & S/E                   207,360           7,259,164        (55,362)              3,342               7,414,504
                                     -------------        ------------   -------------      -------------          -------------
                                     -------------        ------------   -------------      -------------          -------------
Shares outstanding post split             313,306                                              2,862,000 (5)
                                                                                                  26,667 (5)           3,201,973
                                     -------------        ------------   -------------      -------------          -------------
                                     -------------        ------------   -------------      -------------          -------------

                              SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                             HARRIER, INC. AND COPE A.G.
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997

                                     (UNAUDITED)
                                   _______________

                                                                               PRO FORMA ADJUSTMENTS          PRO FORMA
                                                                          ------------------------------     ------------
                                          HARRIER,          COPE A.G.       GLYCOSYN              COPE       CONSOLIDATED
                                            INC.                             RECAP &             REVERSE        TOTALS
                                                                            NCT ACQ.             MERGER
                                        ----------        ------------    -----------         -----------    ------------
SALES                                   $        -        $  4,746,691    $         -         $         -    $  4,746,691
Cost of sales                                    -           3,594,345              -                   -       3,594,345
                                        ----------        ------------    -----------         -----------    ------------
GROSS PROFIT                                     0           1,152,346              -                           1,152,346
                                        ----------        ------------    -----------         -----------    ------------
OPERATING EXPENSES:
  Selling, general & administrative         43,668             953,552        (6,872)(2)         (25,000)(4)      965,341
  Salaries, consulting & related exp.       60,128              79,525       (29,316)(2)                -         110,337
  Depreciation and amortization              3,060              50,616        (2,293)(2)                -          51,383
                                        ----------        ------------    -----------         -----------    ------------
Total Expenses                             106,856           1,083,693       (38,488)            (25,000)       1,127,061
                                        ----------        ------------    -----------         -----------    ------------
                                        ----------        ------------    -----------         -----------    ------------
Gain (Loss) from Operations              (106,856)              68,653         38,488              25,000             285
                                        ----------        ------------    -----------         -----------    ------------
OTHER INCOME/(EXPENSE):
  Grant Income                              20,000                   0       (20,000)(2)                -               0
  Interest expense, net                   (15,244)            (31,984)         15,244(2)                -        (31,984)
  Miscellaneous income                           -               3,333              -                   -           3,333
  Minority interest                              -             (2,635)              -                   -         (2,635)
                                        ----------        ------------    -----------         -----------    ------------
Total Other Income (Expense)                 4,756            (31,286)        (4,756)                   0        (31,286)
                                        ----------        ------------    -----------         -----------    ------------
                                        ----------        ------------    -----------         -----------    ------------
Loss Before Income Taxes                 (102,100)              37,367         33,732              25,000         (6,001)
Provision for Income Taxes
  (Benefit)                                   800             (45,742)           -                      -        (44,942)
                                        ----------        ------------    -----------         -----------    ------------
Net Profit (Loss)                        (102,900)              83,109         33,732              25,000          38,941
                                        ----------        ------------    -----------         -----------    ------------
                                        ----------        ------------    -----------         -----------    ------------
Weighted average number of shares          313,306(5)                -              -           2,862,000(5)    3,262,862
                                                                                                   60,889(5)
                                                                                                   26,667(5)
Earnings (Loss) Per Share                  ($0.33)                   -              -                   -           $0.01
                                        ----------        ------------    -----------         -----------    ------------

                   SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                             HARRIER, INC. AND COPE A.G.
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE THREE MONTHS ENDED JUNE 30, 1997

                                     (UNAUDITED)
                                   _______________

                                                                         PRO FORMA ADJUSTMENTS             PRO FORMA
                                                                         ---------------------           ------------
                                                                      GLYCOSYN         COPE
                                       HARRIER,                        RECAP &        REVERSE             CONSOLIDATED
                                         INC.       COPE A.G.          NCT ACQ.       MERGER                 TOTALS
                                     ---------      -----------      ---------       ----------            ----------
SALES                                $  48,069      $15,227,998      $       -       $  (48,069)(4)        $15,227,998
Cost of sales                           50,383       10,846,783              -          (50,383)(4)         10,846,783
                                     ---------      -----------      ---------       ----------            -----------
Gross Profit                            (2,314)       4,381,215              0            2,314              4,381,215
                                     ---------      -----------      ---------       ----------            -----------

EXPENSES:
  Selling, general & administrative    290,442        3,247,534        (80,378)(2)      (95,000)(4)          3,362,598
  Salaries, consulting & related exp   357,049          328,427       (166,628)(2)            -                518,848
  Depreciation and amortization         40,489          227,868        (37,255)(2)            -                231,102
                                     ---------      -----------      ---------       ----------            -----------
Total Expenses                         687,980        3,803,829       (284,261)         (95,000)             4,112,548
                                     ---------      -----------      ---------       ----------            -----------
                                     ---------      -----------      ---------       ----------            -----------
Gain (Loss) from Operations           (690,294)         577,386        284,261           97,314                265,667
                                     ---------      -----------      ---------       ----------            -----------
OTHER INCOME/(EXPENSE):
  Grant Income                          80,000                0        (80,000)(2)            -                      0
  Interest income, net                 (57,638)         (62,889)        57,638(2)             -                (62,889)
  Write-off of intangible assets           -             77,990            -                  -                (77,990)
  Miscellaneous income (loss)          (16,564)          55,857            -                  -                 39,293
                                     ---------      -----------      ---------       ----------            -----------
Total Other Income (Expense)             5,798          (85,022)       (22,362)               -               (101,586)
                                     ---------      -----------      ---------       ----------            -----------
                                     ---------      -----------      ---------       ----------            -----------
Gain (Loss) Before Income Taxes       (684,496)         492,364        261,899           97,314                167,081
Provision for Income Taxes
  (Benefit)                              1,740            4,631              -                -                  6,371
                                     ---------      -----------      ---------       ----------            -----------
Net Income (Loss)                     (686,236)         487,733        261,899           97,314                160,710
                                     ---------      -----------      ---------       ----------            -----------
                                     ---------      -----------      ---------       ----------            -----------
Weighted average number of shares      277,084(5)             -              -        2,862,000(5)           3,226,640
                                                                                         60,889(5)
                                                                                         20,667(5)
Earnings (Loss) Per Share               ($2.48)               -              -                -                  $0.05
                                     ---------      -----------      ---------       ----------            -----------

SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                             HARRIER, INC. AND COPE A.G.
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED JUNE 30, 1997

                                     (UNAUDITED)
                                   _______________

                                                                         PRO FORMA ADJUSTMENTS             PRO FORMA
                                                                         ---------------------           ------------
                                                                      GLYCOSYN         COPE
                                       HARRIER,                        RECAP &        REVERSE             CONSOLIDATED
                                         INC.       COPE A.G.          NCT ACQ.       MERGER                 TOTALS
                                     ---------      -----------      ---------       ----------            ----------
SALES                                $  48,069      $15,227,998        $     -        $ (48,069)(4)        $15,227,998
Cost of sales                           50,383       10,846,783              -          (50,383)(4)         10,846,783
                                     ---------      -----------      ---------       ----------            -----------
GROSS PROFIT                            (2,314)       4,381,215              0            2,314              4,381,215
                                     ---------      -----------      ---------       ----------            -----------
EXPENSES:
  Selling, general & administrative    290,442        3,247,534        (80,378)(2)      (95,000)(4)          3,362,598
  Salaries, consulting &
    related exp.                       357,049          328,427       (166,628)(2)            -                518,848
  Depreciation and amortization         40,489          227,868        (37,255)(2)            -                231,102
                                     ---------      -----------      ---------       ----------            -----------
Total Expenses                         687,980        3,803,829       (284,261)         (95,000)             4,112,548
                                     ---------      -----------      ---------       ----------            -----------
                                     ---------      -----------      ---------       ----------            -----------
Gain (Loss) from Operations           (690,294)         577,386        284,261           97,314                268,667
                                     ---------      -----------      ---------       ----------            -----------
OTHER INCOME/(EXPENSE):
  Grant Income                          80,000                0        (80,000)(2)            -                      0
  Interest income, net                 (57,638)         (62,889)        57,638 (2)            -                (62,889)
  Write-off of intangible assets             -          (77,990)           -                  -                (77,990)
  Miscellaneous income (loss)          (16,564)          55,857            -                  -                 39,293
                                     ---------      -----------      ---------       ----------            -----------
Total Other Income (Expense)             5,798          (85,022)       (22,362)               -               (101,586)
                                     ---------      -----------      ---------       ----------            -----------
                                     ---------      -----------      ---------       ----------            -----------
Gain (Loss) Before Income Taxes       (684,496)         492,364        261,899           97,314                167,081
Provision for Income Taxes               1,740            4,631              -                -                  6,371
                                     ---------      -----------      ---------       ----------            -----------
Net Income (Loss)                     (686,236)         487,733        261,899           97,314                160,710
                                     ---------      -----------      ---------       ----------            -----------
                                     ---------      -----------      ---------       ----------            -----------
Weighted average number of
  shares                               277,084(5)             -              -        2,862,000(5)           3,226,640
                                                                                         60,889(5)
                                                                                         20,667(5)
Earnings (Loss) Per Share               ($2.48)               -              -                -                  $0.05
                                     ---------      -----------      ---------       ----------            -----------

SEE ACCOMPANYING NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                            HARRIER, INC. AND COPE A.G.
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             AS OF SEPTEMBER 30, 1997, FOR THE THREE MONTH PERIOD ENDED
              SEPTEMBER 30, 1997 AND FOR THE YEAR ENDED JUNE 30, 1997

                                    (UNAUDITED)
                                  _______________

1.   BASIS OF PRESENTATION

     The pro forma condensed consolidated balance sheet (unaudited) as of September 30, 1997 and the pro forma condensed consolidated statements of operations (unaudited) for the three month period ended September 30, 1997 and for the year ended June 30, 1997 reflect the following transactions.

     COPE REORGANIZATION

     On October 30, 1997, the Company entered into a Securities Purchase Agreement and Plan of Reorganization ("Reorganization Agreement") with COPE AG ("COPE"), a Swiss stock corporation. Pursuant to the Reorganization Agreement, the shareholders of COPE will become the controlling stockholders of the Company and COPE will become a wholly-owned subsidiary of the Company (referred to herein as the "COPE Reorganization"). In connection with the proposed COPE Reorganization, Harrier has terminated its Bioptron operations and entered into an agreement with a related party, New Capital Investment Fund ("NCIF"), to sell 2,850,000 shares of the $.001 par value common stock ("Glycosyn Common Stock") of its subsidiary, Glycosyn, to NCIF in exchange for NCIF's cancellation of approximately $580,000 of indebtedness owed by the Company (referred to herein as the "Glycosyn Recapitalization").
     See "Glycosyn Recapitalization" below.

     The Reorganization Agreement provides that immediately prior to the closing ("Closing") of the COPE Reorganization, the Company shall effect the Glycosyn Recapitalization and file an amendment (the "Amendment") to the Company's Certificate of Incorporation to: (i) change the name of the Company to COPE Inc.; and (ii) reverse split the outstanding shares of Common Stock of the Company on a one for 45 basis. At the Closing, and subject to the satisfaction of the foregoing, the Company will issue 2,862,000 shares (post-split) of the Company's $.001 par value common stock ("Harrier Common Stock"), representing 89.2% of the issued and outstanding shares of Harrier Common Stock after giving effect to the Closing, in exchange for the COPE shareholders' transfer of all of the issued and outstanding capital shares of COPE to the Company. The Closing shall occur when: (i) the Company's stockholders shall have adopted and approved the Reorganization Agreement and the Glycosyn Recapitalization; (ii) the Amendment shall have been filed with the Secretary of State of Delaware; and (iii) all conditions to closing of the Reorganization Agreement shall have been met and all closing documents shall have been delivered.

     The consummation of the COPE Reorganization and the Glycosyn
     Recapitalization are subject to approval by the stockholders of the Company. An annual meeting of the stockholders of the Company has been tentatively scheduled for March 12, 1998, at which the COPE
     Reorganization and the Glycosyn Recapitalization will be submitted for shareholder approval.

     GLYCOSYN RECAPITALIZATION

     The Glycosyn Recapitalization is part of a broader recapitalization of the Company in connection with the COPE Reorganization. The Company has structured the following series of transactions (referred to herein as the "Glycosyn Recapitalization"):

     Concurrent with the close of the COPE Reorganization, Harrier will transfer all of its assets and liabilities to Glycosyn. In connection therewith, the principal creditors of Harrier, except NCIF which is presently owed $590,000 by Harrier, will be requested to agree to release Harrier of any further liability for their claims.

     Concurrent with the close of the COPE Reorganization, Harrier will sell to NCIF 2,850,000 shares of its 5,000,000 Glycosyn Common Stock shares in consideration of NCIF's agreement to cancel all indebtedness owed by Harrier. As of December 31, 1997, the total amount of such indebtedness was $595,107, however for purposes of these pro forma financials the indebtedness is represented as $590,000. NCIF is an investment fund in which Harrier's Chairman of the Board, Jurg Kehrli, and President, Kevin DeVito, are retained as managers.

     Upon the sale of the 2,850,000 shares of Glycosyn Common stock, Harrier's interest in Glycosyn will be reduced to approximately 40% and, as a result, the financial condition and results of operations of Glycosyn will not be consolidated with Harrier, Inc.'s subsequent to the close of the COPE Reorganization.

     The consummation of the Glycosyn Recapitalization is subject to approval by the stockholders of the Company and the receipt of an opinion of the fairness of the terms of Harrier's sale of 2,850,000 shares of Glycosyn Common Stock. An annual meeting of the stockholders of the Company has tentatively been scheduled for March 12, 1998 at which time the Glycosyn Recapitalization will be submitted for shareholder approval.

     NEW CONCEPT THERAPEUTICS INVESTMENT ACQUISITION

     Glycosyn acquired a minority interest in New Concept Therapeutics, Inc., a North Carolina corporation ("NCT"), pursuant to an agreement ("NCT Agreement") dated October 30, 1997. NCT was formed on July 1, 1997 for the purpose of manufacturing and distributing boron-containing pharmaceutical products for the treatment of cancer. NCT's products are used in connection with boron neutron capture therapy, an experimental cancer treatment currently under clinical trials in the United States and Europe. NCT is a start-up business with nominal assets and results of operations as of October 30, 1997.

     These pro forma condensed consolidated financial statements
     (unaudited) represent the consolidated financial position and operations of Harrier and COPE as if the transactions described above had occurred September 30, 1997 and July 1, 1996, respectively.

2.   DESCRIPTION OF PRO FORMA ADJUSTMENTS

     (1) GLYCOSYN RECAPITALIZATION AND GLYCOSYN'S ACQUISITION OF A MINORITY INTEREST IN NCT

          This adjustment reflects the assignment of $512,928 in payables to Glycosyn and the deconsolidations of Glycosyn after the sale of 55% of the Company's 95% interest in Glycosyn's common stock. The $579,833 in debt to related party will be canceled in consideration for the sale of the majority interest. Because of Glycosyn's negative equity, the Company's basis is nil and Harrier will record a gain on assignment and disposition of majority interest of $1,041,849. The acquisition by Glycosyn of a minority interest in NCT has no impact on Harrier's financial statements after the sale of its majority interest and, therefore, was not reflected herein.

     (2) RECOGNITION OF GLYCOSYN'S RECAPITALIZATION AND NCT ACQUISITION IN THE STATEMENTS OF OPERATIONS.

          This adjustment reflects the decrease in costs associated with the sale of Harrier's majority interest in Glycosyn, as if the sale had occurred on July 1, 1997. The adjustment also reflects the reversal of interest expense that would not have been incurred had the sale and related debt cancellation occurred on July 1, 1997. Since the Company's basis in Glycosyn would have been nil, there is no equity in losses of Glycosyn for the periods presented.

     (3)  REVERSE MERGER OF COPE A.G.

          Since the owners of COPE A.G. will remain 90% owners of the combined entity after the acquisition, COPE was deemed the accounting acquiror and the acquisition will be accounted for as a reverse merger under the purchase method. Accordingly, from an accounting standpoint, COPE's equity is carried forward as the equity of the combined entity. There will be no step up in Harrier's accounting bases and, as a result, there will be no excess of purchase price over fair market value of net assets acquired.

     (4)  NON-RECURRING REVENUES AND EXPENSES

          Because the disposition of Harrier's Bioptron lamp operations, which occurred in June 1997, was a prerequisite for the COPE merger to occur, revenues and expenses relating to the Bioptron lamp operations have been removed in this pro forma adjustment.

          In addition, because approximately $25,000 and $95,000 in legal, consulting and administrative expenses were incurred during the three months ended September 30, 1997 and the year ended June 30, 1997, as a result of the transactions described above, and these expenses will not be recurring, they were reversed on a pro forma basis.

     (5)  PRO FORMA EARNINGS PER SHARE

          Weighted number of shares reflects the one for forty-five share reverse split to be effected as part of the COPE merger transaction.

          The 2,862,000 shares adjustment reflects the issuance of stock in connection with the COPE reverse merger and the 26,667 shares adjustment represents shares the Company had to issue subsequent to September 30, 1997 in order to fund operating expenses during the merger negotiations and implementation process.

          When the combined entity's operations result in a pro forma net profit, the weighted average number of shares has been adjusted to include all 60,889 common stock equivalents (options and warrants). Such common stock equivalents are excluded when the entity's operations result in a loss.

                               APPENDIX A

                     SECURITIES PURCHASE AGREEMENT
                       AND PLAN OF REORGANIZATION


     THIS SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into on October 30, 1997 by and among HARRIER, INC., a Delaware corporation ("Harrier"), COPE AG, a Swiss corporation ("COPE"), and STEPHAN ISENSCHMID ("Isenschmid") and ADRIAN KNAPP ("Knapp") as majority stockholders of COPE (the "Majority Stockholders").

                             R E C I T A L S


     A. Harrier has authorized capital stock consisting of 30,000,000 shares of common stock, $.001 par value ("Harrier Common Stock"), and 5,000,000 shares of preferred stock, $.001 par value ("Harrier Preferred Stock"). Harrier has issued and outstanding 15,317,923 shares of Harrier Common Stock and no shares of Harrier Preferred Stock.

     B. Glycosyn Pharmaceuticals, Inc. ("Glycosyn") is a Delaware corporation with authorized capital stock consisting of 10,000,000 shares of common stock, $.001 par value ("Glycosyn Common Stock"), and 5,000,000 shares of preferred stock, $.001 par value ("Glycosyn Preferred Stock"). Glycosyn has issued and outstanding 5,262,100 shares of Glycosyn Common Stock, of which Harrier owns 5,000,000 shares, and 250,000 shares of Glycosyn Preferred Stock designated as Series A Preferred Stock.

     C. COPE has share capital of SFr106,000 consisting of 1,060 shares (the "COPE Shares") of SFr100 par value capital stock ("COPE Capital Stock").

     D. Prior to the Closing (as defined in Section 1.4), Harrier shall effect a 1 for 45 reverse split ("Reverse Split") of the issued and outstanding shares of Harrier Common Stock.

     E. Prior to Closing, each stockholder of COPE other than the Majority Stockholders shall execute a subscription agreement substantially in the form of Exhibit B hereto (the "Subscription Agreement") (each such other stockholder a "Subscriber" and all of the Subscribers together with the Majority Stockholders, the "Selling Stockholders").

     F. The Selling Stockholders wish to sell the COPE Shares and Harrier wishes to acquire the COPE Shares, at the Closing, in exchange for the transfer to the Selling Stockholders of an aggregate of 2,862,000 shares (post-split) of Harrier Common Stock ("Harrier Shares"), subject to the terms and upon the conditions hereinafter set forth.

                           A G R E E M E N T


     It is agreed as follows:

     1.  SECURITIES PURCHASE AND REORGANIZATION.

          1.1 AGREEMENT TO EXCHANGE SECURITIES. Subject to the terms and upon the conditions set forth herein, and in the case of the Subscribers, pursuant to the Subscription Agreement, each Selling Stockholder agrees to sell, assign, transfer and deliver to Harrier, and Harrier agrees to purchase from each Selling Stockholder, at the Closing, the COPE Shares owned by the respective Selling Stockholder as set forth on the List of Selling Stockholders, in exchange for the transfer, at the Closing, by Harrier to each Selling Stockholder of a pro rata share of Harrier Shares. A Selling Stockholder's pro rata share of Harrier Shares shall be determined by multiplying the total number of Harrier Shares (I.E., 2,862,000 shares (post-split) of Harrier Common Stock) by a fraction, the numerator of which is the total number of COPE Shares owned by the Selling Stockholder at the Closing and the denominator of which is the total number of COPE Shares issued and outstanding at the Closing.

          1.2  INSTRUMENTS OF TRANSFER.

               (a) COPE SHARES. The Selling Stockholders shall deliver to Harrier at the Closing evidence of the COPE Shares with such endorsements, assignments and other instruments of transfer, in form satisfactory to Harrier and its counsel, in order to effectively vest in Harrier all of the Selling Stockholders' right, title and interest in and to the COPE Shares. From time to time after the Closing, and without further consideration, the Selling Stockholders will execute and deliver such other instruments of transfer and take such other actions as Harrier may reasonably request in order to more effectively transfer to Harrier the securities intended to be transferred hereunder.

               (b) HARRIER SHARES. Harrier shall deliver to the Selling Stockholders at the Closing original certificates evidencing Harrier Shares, in form and substance satisfactory to COPE and its counsel, in order to effectively vest in the Selling Stockholders all right, title and interest in and to the Harrier Shares. From time to time after the Closing, and without further consideration, Harrier will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to more effectively issue to them Harrier Shares.

          1.3 APPROVAL OF HARRIER STOCKHOLDERS. Harrier will duly call and will promptly hold a meeting of its stockholders for the purpose of approving its acquisition of the COPE Shares on the terms and conditions set forth in this Agreement and in connection therewith will comply fully with the applicable provisions of the Bylaws of Harrier and the Delaware General Corporation Law relating to the calling and holding of a meeting of stockholders for such purpose. In connection with the foregoing, and except as expressly limited by Section 3.9, Harrier will comply fully with the requirements of the Securities Exchange Act of 1934 Act, as amended ("Exchange Act"), and the rules and regulations thereunder with respect to the solicitation of proxies for use at such meeting.

          1.4 CLOSING. The closing ("Closing") of the exchange of the COPE Shares and Harrier Shares shall take place at Holiday Inn Crowne Plaza, 300 North Harbor Drive, Redondo Beach, California, at 10:00 a.m., local time, on January 30, 1998, or at such other time and place as may be mutually agreed to in writing by the Selling Stockholders and Harrier ("Closing Date").

     2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Majority Stockholder severally represents, warrants and covenants to and with Harrier as follows:

          2.1 POWER AND AUTHORITY. The Majority Stockholder has all requisite individual power and authority to enter into and to carry out all of the terms of this Agreement and all other documents executed and delivered in connection herewith. All individual action on the part of the Majority Stockholder necessary for the authorization, execution, delivery and performance of this Agreement by the Majority Stockholder has been taken and no further authorization on the part of the Majority Stockholder is required to consummate the transactions provided for in this Agreement. When executed and delivered by the Majority Stockholder, this Agreement shall constitute the valid and legally binding obligation of the Majority Stockholder enforceable in accordance with its terms, subject to the qualification and limitation that the procedural and remedial rights of the other parties to this Agreement may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) legal or equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or (iii) the availability of equitable remedies.

          2.2 OWNERSHIP OF AND TITLE TO SECURITIES. The List of Majority Stockholders set forth on Exhibit A hereto (the "Stockholder List") accurately sets forth the name, residence address and number of shares of COPE Capital Stock owned by the Majority Stockholder. The Majority Stockholder represents that, except for the COPE Shares or as disclosed on the COPE Disclosure Schedule attached as Schedule 1 hereto ("COPE Disclosure Schedule"), there are no warrants, options, subscriptions, calls, or other similar rights of any kind for the issuance or purchase of any securities of COPE held by the Majority Stockholder. The Majority Stockholder represents that the Majority Stockholder has and will transfer to Harrier good and marketable title to the COPE Shares which it owns as set forth on the Stockholder List, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for restrictions under applicable U.S. federal or state securities laws.

          2.3  INVESTMENT AND RELATED REPRESENTATIONS.

               (a) HARRIER SHARES AS REGULATION S OR "RESTRICTED" SECURITIES. The Majority Stockholder is aware that neither the Harrier Shares nor the offer or sale thereof to the Majority Stockholder has been registered under the U.S. Securities Act of 1933, as amended ("Securities Act"), or under any foreign or state securities law. The Majority Stockholder further understands that no registration statement has been filed with the Securities and Exchange Commission ("SEC"), nor with any other U.S. or foreign regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Majority Stockholder by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming. The Majority Stockholder acknowledges that the Harrier Shares are being offered alternatively pursuant to Regulation S under the Securities Act and certain exemptions from Section 5 of the Securities Act. The Majority Stockholder acknowledges that, except as otherwise disclosed on the COPE Disclosure Schedule, it is not a "U.S. person" as defined by Rule 902(o) under the Securities Act, a copy of which has been provided to each Majority Stockholder, and that it is not acquiring the Harrier Shares for the account or benefit of any "U.S. person." The Majority Stockholder understands that to the extent Regulation S does not apply to Harrier's issuance of Harrier Shares to the Majority Stockholder, the Harrier Shares will be characterized as "restricted" securities under U.S. federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Majority Stockholder represents that the Majority Stockholder is familiar in general with Rule 144 under the Securities Act (which provides generally for a one year holding period and limitations on the amount of "restricted" securities that can be sold in compliance with the rule upon completion of the holding period), and understands the resale limitations imposed thereby and by the Securities Act. The Majority Stockholder agrees that the Majority Stockholder will not sell all or any portion of Harrier Shares except in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Majority Stockholder understands that each certificate for Harrier Shares issued to the Majority Stockholder or to any subsequent transferee shall be stamped or otherwise imprinted with an appropriate legend summarizing the restrictions described in this Section 2.4(a) and that Harrier shall refuse to transfer the Harrier Shares except in accordance with such restrictions, such legend to be substantially as follows:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION, IN EACH CASE AS CONFIRMED IN AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW.

               (b) INVESTMENT REPRESENTATION. This Agreement is made with the Majority Stockholder in reliance upon the Majority Stockholder's representation to the other parties to this Agreement, which by the Majority Stockholder's execution of this Agreement the Majority Stockholder hereby confirms, that the Harrier Shares to be received by the Majority Stockholder are being acquired pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless in accordance with Regulation S, pursuant to an effective registration statement or exemption under the Securities Act.

               (c) NO PUBLIC SOLICITATION. The Majority Stockholder is acquiring the Harrier Shares after private negotiation and has not been attracted to the acquisition of the Harrier Shares by any press release, advertising or publication.

               (d) ACCESS TO INFORMATION. The Majority Stockholder believes it has received all of the information it considers necessary or appropriate for deciding whether to acquire the Harrier Shares, including, but not limited to the copies of the Harrier SEC Reports (as defined in Section 4.4).
 The Majority Stockholder further represents that it has had an opportunity to ask questions of, and to receive answers from, Harrier regarding Harrier, its business and prospects, and the Harrier Shares.

               (e) INVESTOR SOPHISTICATION AND ABILITY TO BEAR RISK OF LOSS. The Majority Stockholder, if a corporation or a partnership, has not been organized for the purpose of acquiring the Harrier Shares. The Majority Stockholder acknowledges that it is able to protect its interests in connection with the acquisition of the Harrier Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Majority Stockholder's financial condition. The Majority Stockholder otherwise has such knowledge and experience in financial or business matters that the Majority Stockholder is capable of evaluating the merits and risks of the investment in the Harrier Shares.

     3. REPRESENTATIONS AND WARRANTIES OF COPE, ISENSCHMID AND KNAPP. COPE, Isenschmid and Knapp each severally represents, warrants and covenants to and with Harrier as follows:

          3.1 CORPORATE ORGANIZATION, ETC. COPE is a Swiss corporation duly organized, validly existing and in good standing under the laws of Switzerland and is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the character or location of the assets owned or leased by it require qualification, except where the failure to so qualify would not materially adversely affect the business or condition, financial or otherwise, of COPE. COPE has delivered or prior to the Closing Date will deliver to Harrier complete and correct copies of its bylaws and other organizational documents, as amended, certified by the Chairman of COPE to be complete and correct. COPE owns all of the issued and outstanding securities of COPE GmbH, Ltd., a German corporation, COPE Handelsgmbh, an Austrian limited liability company, and Xpert, Inc., a Florida corporation. Other than COPE GmbH, COPE Handelsgmbh and Xpert, Inc. (the "COPE Subsidiaries"), COPE has no subsidiaries or equity ownership in any other entities. No warrants, options, subscriptions, calls, commitments, or other rights or agreements of any kind for the purchase, issuance or sale of the capital shares of COPE GmbH, COPE Handelsgmbh or Xpert, Inc. are outstanding or otherwise exist.

          3.2 CAPITALIZATION. The authorized, issued and outstanding capitalization of COPE is as recited in the second recital to this Agreement. All issued and outstanding shares of COPE Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable and none of such issued and outstanding shares of COPE Capital Stock have been issued in violation of the preemptive rights of any past or present stockholders.
No warrants, options, subscriptions, calls, commitments or other rights or agreements of any kind issued, granted or entered into by COPE for the purchase, issuance or sale of, or security exchangeable for or convertible into, any authorized shares of COPE Capital Stock are outstanding or otherwise exists and no authorized unissued shares of COPE Capital Stock are reserved for any purpose. The Majority Stockholders are the only holders of COPE Capital Stock and the Stockholder List accurately sets forth the names and residence addresses and number of COPE Shares owned by the Majority Stockholders.

          3.3 CORPORATE POWER AND AUTHORITY. COPE and each of the COPE Subsidiaries has all requisite corporate power and authority to own or lease all of its properties and assets, to operate its properties and assets and to carry on its businesses as now conducted. COPE has all requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement. All corporate action on the part of COPE and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by COPE has been taken and no further corporate authorization on the part of COPE is required to consummate the transactions provided for in this Agreement. Neither the execution, delivery nor performance of this Agreement by COPE or the Majority Stockholders shall violate or result in a breach of any provisions of the Bylaws or other organizational documents, as amended, of COPE. Neither the execution, delivery nor performance of this Agreement by the Majority Stockholders shall constitute a default or result in a breach of or accelerate the performance required under any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which COPE or any of its properties or assets are bound or affected, or violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

          3.4 FINANCIAL STATEMENTS. COPE has furnished to Harrier its consolidated balance sheet as of the end of its fiscal year ended December 31, 1996 and its consolidated statements of earnings, stockholders' equity and cash flows for the fiscal years ended December 31, 1996 and 1995, together with appropriate notes to such consolidated financial statements. Prior to the Closing, COPE shall deliver to Harrier the aforementioned financial statements, accompanied by reports thereon containing opinions without comment or qualification, except as therein noted, by its independent certified public accountants. COPE has also furnished to Harrier its consolidated balance sheet as of June 30, 1997 and its consolidated statements of earnings and cash flows for the six months ended on such date, together with appropriate notes to such consolidated financial statements.

     All of the foregoing consolidated financial statements (collectively, the "COPE Financial Statements"), including in each case the related notes, have been prepared in conformity with United States generally accepted accounting principles consistently applied and are correct and complete in all material respects and such consolidated financial statements fairly present the financial position of COPE and the COPE Subsidiaries as of the dates of such balance sheets and the results of operations for the respective periods indicated.

          3.5 ABSENCE OF UNDISCLOSED LIABILITIES. COPE and the COPE Subsidiaries have no material liabilities, fixed or contingent, other than
(i) liabilities fully reflected in the COPE Financial Statements, or (ii) liabilities incurred since June 30, 1997 in the ordinary course of business or as contemplated or permitted by this Agreement or referred to in the COPE Disclosure Schedule, all of which in the aggregate, taking into consideration all other changes in the financial condition of COPE and the COPE Subsidiaries in the ordinary course of business, have had no material adverse affect on the financial position or results of operations of COPE and the COPE Subsidiaries, taken as a whole, or on the conduct of its businesses.

          3.6 ABSENCE OF ADVERSE CHANGES. Except as disclosed in the COPE Disclosure Schedule or the COPE Financial Statements, since June 30, 1997, there has not been (i) any material adverse change in the assets or liabilities or in the condition, financial or otherwise, or business, properties, earnings or net worth of COPE and the COPE Subsidiaries, taken as a whole, or (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting any property or business of COPE or the COPE Subsidiaries which is material to the consolidated financial condition, operation or business of COPE and the COPE Subsidiaries, taken as a whole.

          3.7  CONTRACTS AND AGREEMENTS.  Set forth in the COPE Disclosure
Schedule is a list of all contracts and agreements (including loan agreements), other than contracts for goods or services in the ordinary course of business, to which COPE or any COPE Subsidiary is a party or by which it is bound, involving more than $50,000. Except as set forth in the COPE Disclosure Schedule, none of the contracts and agreements will expire or be terminated or be subject to any modification of terms or conditions upon the consummation of the transactions contemplated by this Agreement. Except as set forth in the COPE Disclosure Schedule, neither COPE nor any COPE Subsidiary is in default in any material respect under the terms of any such contract or agreement nor in default in the payment of any principal of or interest on any indebtedness for borrowed money nor has any event occurred which, with the passage of time or giving of notice, would constitute such a default by COPE or any COPE Subsidiary and no other party to any such contract or agreement is in default in any material respect thereunder nor has any such event occurred with respect to such party.

          3.8 NO VIOLATION OR LITIGATION. Except as set forth in the COPE Disclosure Schedule, neither COPE nor any COPE Subsidiary is in material violation of any law or order, writ, injunction or decree of any court or other governmental department, commission, board, bureau, agency or instrumentality, and there are no material lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of any executive officer of COPE, threatened against COPE, any COPE Subsidiary or against the properties or business of any of them, nor is there any reasonable basis known to COPE for any such action and there is no action, suit, proceeding or investigation pending, threatened or, to the knowledge of COPE, contemplated which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

          3.9 ACCURACY OF PROXY STATEMENT. Harrier's notice of special meeting and proxy statement ("Proxy Statement"), including any amendments or supplement thereto, will, when the Proxy Statement is mailed to the stockholders of Harrier as contemplated by Section 1.3 hereof, contain the information with respect to COPE and the Selling Stockholders required by the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not, at the time of mailing, at the time of the meeting of stockholders of Harrier or at the Closing, include any untrue statement of a material fact or omit to state a material fact with respect to COPE or the Selling Stockholders required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Selling Stockholders make no representations as to statements or omissions regarding information solely relating to Harrier, it being the agreement of the parties that responsibility for such statements or omissions rests solely with Harrier.

          3.10 EMPLOYEE OR CONSULTING AGREEMENTS. The COPE Disclosure Schedule lists all plans, contracts, and arrangements, oral, implied or written, included but not limited to union contracts, employment agreements, consulting agreements, employee manuals, incentive payment plans and employee benefit plans, whereunder COPE or any COPE Subsidiary has any obligations (other than obligations to make current wage or salary payments terminable on notice of 90 days or less) to its officers or employees or other persons or their beneficiaries or whereunder any of such person owes money to COPE or any COPE Subsidiary, except to the extent any such obligation is set forth in the COPE financial statements.

          3.11 INSURANCE. COPE and the COPE Subsidiaries each maintain policies of fire and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are reasonable for its businesses and properties, and will keep such insurance in full force and effect through the Closing. A list and brief description (including effective and termination dates) of all policies of insurance, including insurance providing benefits for employees, owned or held by COPE or the COPE Subsidiaries on the date hereof and of all material performance bonds maintained by COPE on the date hereof are set forth in the COPE Disclosure Schedule. Neither COPE nor any of the COPE Subsidiaries are subject to any liabilities as a self-insurer of its business and property which could have a material adverse impact on its business, properties or prospects, taken as a whole, except as disclosed in the COPE Disclosure Schedules.

          3.12 TRADEMARKS AND PATENTS. COPE and the COPE Subsidiaries have no material trademarks, trade names, copyrights, inventions, patents or applications therefor which are owned, used, registered in the name of or licensed to COPE or any COPE Subsidiary, except for those listed in the COPE Disclosure Schedule. Except as disclosed in the COPE Disclosure Schedule, no proceedings have been instituted or are pending or threatened or contemplated which challenge the validity of the ownership by COPE or any COPE Subsidiary of any such trademark, trade name, copyright, invention or patent. Except as disclosed in the COPE Disclosure Schedule, neither COPE nor any COPE Subsidiary has licensed anyone to use any such trademark or any technical know how or other proprietary rights of COPE or any COPE Subsidiary.

          3.13 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency is in effect which restrains or prohibits COPE or the Selling Stockholders from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of COPE's or the Selling Stockholders' consummation of the transactions contemplated hereby.

          3.14 APPROVALS AND CONSENTS. There are no permits, consents, mandates or approvals of public authorities, either U.S. or Swiss, federal, state or local, or of any third party necessary for COPE's or the Selling Stockholders' consummation of the transactions contemplated hereby.

          3.15 BROKERAGE. No broker or finder has acted directly or indirectly for the Selling Stockholders in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Selling Stockholders.

          3.16 PERMITS AND OTHER OPERATING RIGHTS. Except as disclosed in the COPE Disclosure Schedule, COPE and the COPE Subsidiaries currently possess all permits, licenses, certificates and other authorizations from third parties, including, without limitation, foreign and domestic governmental authorities, necessary or required by applicable provisions of law and judicial decisions, and by the property and contract rights of third parties, for it to own or lease its properties and assets and to operate its business in the manner in which it is intended.

          3.17 EMPLOYEE RETIREMENT PLANS. Neither COPE nor any COPE Subsidiary has an employee pension, retirement or benefit plan.

          3.18 PERSONAL PROPERTY, INVENTORIES AND TITLE TO PROPERTY. All personal property owned, leased or used by COPE and the COPE Subsidiaries is reflected in the COPE Financial Statements, and is in good operating and working condition and fit for operation in the usual course of business, ordinary wear and tear excepted. Except as set forth in the COPE Disclosure Schedule, COPE and the COPE Subsidiaries have good and marketable title to all of their assets, and a good and valid leasehold interest in all property leased by the corporation, free and clear of all liens.

          3.19 ENVIRONMENTAL MATTERS. There has been no manufacture, refining, storage, disposal or treatment of Hazardous Substances (as hereinafter defined) by COPE or any COPE Subsidiary at any real property currently or in the past owned, operated, used, leased or contracted for by COPE or any COPE Subsidiary, or otherwise in violation of any Environmental Laws (as hereinafter defined) or which would require remedial action under any Environmental Law. During the past three years neither COPE nor any COPE Subsidiary has received (a) notice of any such violation with respect to any Hazardous Substance at or by any of such real property, (b) notice from any governmental agency that COPE or any COPE Subsidiary, or any present or former owner, lessee or operator of such real property, is a potentially responsible party for cleanup liability with respect to the emission, discharge or release of any Hazardous Substance or for any other matter arising under the Environmental Laws or in any litigation, administrative proceeding, finding, order, citation, notice, investigation or complaint under any Environmental Law, or (c) notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning COPE's or any COPE Subsidiaries' compliance with any Environmental Law. As used herein "Environmental Laws" means the Resource Conservation Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar foreign, federal, state and local laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public. As used herein "Hazardous Substance" means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum derived compounds, polychlorinated biphenyl, pesticides and radon.

          3.20 TAX MATTERS. COPE and each COPE Subsidiary has timely filed all tax returns and all information returns and reports required to be filed by or with respect to it under the laws of its jurisdiction for all periods ending on or prior to the date hereof and will timely file all such returns and reports required to be filed from the date hereof through the Closing Date. COPE and the COPE Subsidiaries have paid all taxes which have become due or payable, and will pay on or prior to the Closing Date all taxes which have become due or payable on or prior to the Closing Date.

          3.21 TRANSACTIONS WITH AFFILIATES. Except as set forth in the notes to the COPE Financial Statements or the COPE Disclosure Schedule, neither COPE nor any COPE Subsidiary has purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with any officer, director, employee or stockholder of COPE or any COPE Subsidiary (nor any spouse, child or affiliate thereof), nor is COPE or any COPE Subsidiary a party to any agreement oral or written with respect to any of the foregoing.

          3.22 OTHER INFORMATION. None of the written information, documents or memoranda furnished or to be furnished by COPE or the Majority Stockholders to Harrier or any of their representatives is false or misleading in any material respect or omits to state a material fact required to be stated therein or necessary in order to make any of the statements therein, in the light of the circumstances under which they were made, not misleading.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF HARRIER. Harrier represents, warrants and covenants to and with COPE and the Selling Stockholders as follows:

          4.1 CORPORATE ORGANIZATION, ETC. Harrier and Glycosyn are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and are duly qualified to do business and are in good standing as foreign corporations under the laws of each jurisdiction in which the character or location of the assets owned or leased by each of them require qualification, except where the failure to so qualify would not materially adversely affect the business or condition, financial or otherwise, of Harrier on a consolidated basis. Harrier and Glycosyn have delivered or prior to the Closing Date will deliver to COPE complete and correct copies of their certificates of incorporation, as amended, and bylaws, as amended, certified by their respective secretaries to be complete and correct. As of the date of this Agreement, Harrier is the owner of 5,000,000 shares of the Glycosyn Common Stock and a membership interest in DermaRay LLC, a California limited liability company ("DermaRay"). Other than Glycosyn and DermaRay, Harrier has no other subsidiaries or equity ownership in any other entity.

          4.2 CAPITALIZATION. The authorized, issued, outstanding and reserved capital stock of Harrier and Glycosyn is as recited in the recitals to this Agreement. All issued and outstanding shares of capital stock of

Harrier and Glycosyn have been duly authorized and validly issued and are fully paid and non-assessable and none of such issued and outstanding shares have been issued in violation of the preemptive rights of any past or present stockholder. Except as set forth in the recitals or the Harrier Disclosure Schedule attached hereto as Schedule 2 ("Harrier Disclosure Schedule"), no warrants, options, subscriptions, calls, commitments or other rights or agreements of any kind issued, granted or entered into by Harrier or Glycosyn for the purchase, issuance or sale of, or security exchangeable for or convertible into, any shares of such authorized capital stock is outstanding or otherwise exists and no authorized unissued shares of Harrier or Glycosyn are reserved for any purpose.

          4.3 CORPORATE POWER AND AUTHORITY. Harrier and Glycosyn have all requisite corporate power and authority to own or lease all of their respective properties and assets, to operate their respective properties and assets and to carry on their respective businesses as now conducted. Harrier has all requisite corporate power and authority to enter into and to carry out all of the terms of this Agreement. The execution, delivery and performance of this Agreement has been or prior to the Closing will be duly authorized and approved by vote of Harrier board of directors without dissent. All corporate action on the part of Harrier, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by Harrier will have been taken prior to the Closing and no further corporate authorization on the part of Harrier will be required to consummate the transactions provided for in this Agreement. Harrier has furnished or on or before the Closing Date will furnish COPE with certified copies of all corporate resolutions or consents relating to the execution, delivery and performance of this Agreement. When executed and delivered by Harrier, this Agreement shall constitute the valid and legally binding obligation of Harrier enforceable in accordance with its terms subject to the qualification and limitation that COPE and the Selling Stockholders' procedural and remedial rights may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or
(iii) the availability of equitable remedies. Neither the execution, delivery nor performance of this Agreement by Harrier shall violate or result in a breach of any provisions of Harrier's certificate of incorporation or bylaws. Except where such violation or breach would not adversely affect the performance by Harrier of its obligations hereunder and would not have a material adverse affect on the business or condition, financial or otherwise, of Harrier on a consolidated basis, neither the execution, delivery nor performance of this Agreement by Harrier shall constitute a default or result in a breach of or accelerate the performance required under any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which Harrier or Glycosyn or any of their properties or assets are bound or affected, or violate any order, writ, injunction, decree, judgment or other restriction of any court, administrative agency or governmental body.

          4.4 FINANCIAL STATEMENTS; SEC REPORTS. Harrier has furnished to the Selling Stockholders its consolidated balance sheet as of the end of its fiscal year ended June 30, 1997 and its consolidated statements of earnings, stockholders' equity and cash flows for the fiscal years ended June 30, 1997 and 1996. Prior to the Closing, Harrier shall deliver to COPE the aforementioned financial statements, together with appropriate notes to such consolidated financial statements, accompanied by reports thereon containing opinions without comment or qualification, except as therein noted, by its independent certified public accountants.

     All of the foregoing consolidated financial statements (collectively, the "Harrier Financial Statements"), including in each case the related notes, have been prepared in conformity with generally accepted accounting principles consistently applied and are correct and complete in all material respects and such consolidated financial statements fairly present the financial position of Harrier and the Glycosyn as of the dates of such balance sheets and the results of operations for the respective periods indicated.

     Harrier has also furnished to the Selling Stockholders its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and all quarterly reports on Form 10-QSB and current reports on Form 8-K which it has filed with the SEC since June 30, 1996. Prior to the Closing, Harrier shall deliver to the Selling Stockholders its Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997. The above reports of Harrier to the SEC are sometimes collectively referred to hereinafter as the "Harrier SEC Reports." The Harrier SEC Reports contain all of the information required by the Exchange Act and the rules and regulations thereunder and do not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Harrier and Glycosyn have no material liabilities, fixed or contingent, other than (i) liabilities fully reflected in the Harrier Financial Statements, or (ii) liabilities incurred since June 30, 1997 in the ordinary course of business or as contemplated or permitted by this Agreement or referred to in the Harrier Disclosure Schedule, all of which in the aggregate, taking into consideration all other changes in the financial condition of Harrier and Glycosyn in the ordinary course of business, have had no material adverse effect on the financial position or results of operations of Harrier and Glycosyn, taken as a whole, or on the conduct of its businesses.

          4.6 ABSENCE OF ADVERSE CHANGES. Except as disclosed in the Harrier Disclosure Schedule or Harrier Financial Statements, since June 30, 1997, there has not been any material adverse change in the assets or liabilities or in the condition, financial or otherwise, or business, properties, earnings or net worth of Harrier and Glycosyn, taken as a whole, or (ii) any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, materially and adversely affecting any property or business of Harrier or Glycosyn which is material to the consolidated financial condition, operation or business of Harrier and Glycosyn, taken as a whole.

          4.7  CONTRACTS AND AGREEMENTS.  Set forth in the Harrier Disclosure
Schedule is a list of all contracts and agreements (including loan agreements) to which Harrier or Glycosyn is a party or by which it is bound, involving more than $5,000. Except as set forth in the Harrier Disclosure Schedule, none of the contracts and agreements will expire or be terminated or be subject to any modification of terms or conditions upon the consummation of the transactions contemplated by this Agreement. Except as set forth in the Harrier Disclosure Schedule, neither Harrier nor Glycosyn is in default in any material respect under the terms of any such contract or agreement nor in default in the payment of any principal of or interest on any indebtedness for borrowed money nor has any event occurred which, with the passage of time or giving of notice, would constitute such a default by Harrier or Glycosyn and no other party to any such contract or agreement is in default in any material respect thereunder nor has any such event occurred with respect to such party.

          4.8 NO VIOLATION OR LITIGATION. Except as set forth in the Harrier Disclosure Schedule, neither Harrier nor Glycosyn is in violation of any law or order, writ, injunction or decree of any court or other governmental department, commission, board, bureau, agency or instrumentality, and there are no lawsuits, proceedings, claims or governmental investigations pending or, to the knowledge of any executive officer of Harrier, threatened against Harrier, Glycosyn or against the properties or business of any of them, nor is there any reasonable basis known to Harrier for any such action and there is no action, suit, proceeding or investigation pending, threatened or, to the knowledge of Harrier, contemplated which questions the legality, validity or propriety of the transactions contemplated by this Agreement.

          4.9 ACCURACY OF PROXY STATEMENT. Harrier's notice of special meeting and proxy statement ("Proxy Statement"), including any amendments or supplement thereto, will, when the Proxy Statement is mailed to the stockholders of Harrier as contemplated by Section 1.3 hereof, contain the information with respect to Harrier and Glycosyn required by the Exchange Act and the rules and regulations thereunder. The Proxy Statement will not, at the time of mailing, at the time of the meeting of stockholders of Harrier or at the Closing, include any untrue statement of a material fact or omit to state a material fact with respect to Harrier or Glycosyn required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Harrier makes no representations as to statements or omissions regarding information solely relating to COPE or the Selling Stockholders, it being the agreement of the parties that responsibility for such statements or omissions rests solely with the Selling Stockholders.

          4.10 EMPLOYEE OR CONSULTING AGREEMENTS. The Harrier Disclosure Schedule lists all plans, contracts, and arrangements, oral, implied or written, included but not limited to union contracts, employment agreements, consulting agreements, employee manuals, incentive payment plans and employee benefit plans, whereunder Harrier or Glycosyn has any obligation (other than obligations to make current wage or salary payments terminable on notice of 30 days or less) to its officers or employees or other persons or their beneficiaries or whereunder any of such persons owe money to Harrier or Glycosyn.

          4.11 INSURANCE. Harrier and Glycosyn each maintain policies of fire and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are reasonable for its businesses and properties, and will keep such insurance in full force and effect through the Closing. A list and brief description (including policy numbers, deductibles, potential loss adjustments under retrospective policies, carriers and effective and termination dates) of all policies of insurance, including insurance providing benefits for employees, owned or held by Harrier or Glycosyn on the date hereof and of all material performance bonds maintained by Harrier on the date hereof are set forth in the Harrier Disclosure Schedule. Neither Harrier nor Glycosyn is subject to any liabilities as a self-insurer of its business and property which could have a material adverse impact on its business, properties or prospects, taken as a whole, except as disclosed in the Harrier Disclosure Schedules.

          4.12 TRADEMARKS AND PATENTS. Harrier and the Harrier Subsidiaries have no material trademarks, trade names, copyrights, inventions, patents or applications therefor which are owned, used, registered in the name of licensed to Harrier or Glycosyn, except for those listed in the Harrier Disclosure Schedule. Except as disclosed in the Harrier Disclosure Schedule, no proceedings have been instituted or are pending or threatened or contemplated which challenge the validity of the ownership by Harrier or Glycosyn of any such trademark, trade name, copyright, invention or patent. Except as disclosed in the Harrier Disclosure Schedule, neither Harrier nor Glycosyn has licensed anyone to use any such trademark or any technical know how or other proprietary rights of Harrier or Glycosyn.

          4.13 PERMITS AND OTHER OPERATING RIGHTS. Except as disclosed in the Harrier Disclosure Schedule, Harrier and Glycosyn currently possess all permits, licenses, certificates and other authorizations from third parties, including, without limitation, foreign and domestic governmental authorities, necessary or required by applicable provisions of law and judicial decisions, and by the property and contract rights of third parties, for it to own or lease its properties and assets and to operate its business in the manner in which it is intended.

          4.14 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency is in effect which restrains or prohibits Harrier or Glycosyn from consummating the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or threatened which questions the validity or legality of Harrier's or Glycosyn's consummation of the transactions contemplated hereby.

          4.15  APPROVALS AND CONSENTS.  Except as contemplated by Sections
1.3 and 5.6, there are no permits, consents, mandates or approvals of public authorities, either U.S. or Swiss, federal, state or local, or of any third party necessary for Harrier's consummation of the transactions contemplated hereby.

          4.16 BROKERAGE. No broker or finder has acted directly or indirectly for Harrier in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Harrier.

          4.17 EMPLOYEE RETIREMENT INCOME SECURITY ACT. Neither Harrier nor Glycosyn has an "employee pension benefit plan," as such term is defined in
Section 3 of the Employee Retirement Income Security Act of 1974. Neither Harrier nor Glycosyn, nor any ERISA Affiliate of either of them, has ever sponsored, maintained, or contributed to, or been required to sponsor, maintain or contribute to, any single or multiemployer plan as defined in
Section 4001 of the Employee Retirement Security Act of 1974, as amended ("ERISA"). For purposes of the foregoing, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA), which together with Harrier, or Glycosyn would be deemed to be a single employer plan (i) within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, or (ii) as a result of Harrier or Glycosyn being or having been a general partner of such person.

          4.18 PERSONAL PROPERTY, INVENTORIES AND TITLE TO PROPERTY. All personal property owned, leased or used by Harrier and Glycosyn is reflected in the Harrier Financial Statements, and is in good operating and working condition and fit for operation in the usual course of business, ordinary wear and tear excepted. Except as set forth in the Harrier Disclosure Schedule, Harrier and Glycosyn have good and marketable title to all of its assets, and a good and valid leasehold interest in all property leased by the corporation, free and clear of all liens.

          4.19 ENVIRONMENTAL MATTERS. There has been no manufacture, refining, storage, disposal or treatment of Hazardous Substances (as hereinafter defined) by Harrier or Glycosyn at any real property currently or in the past owned, operated, used, leased or contracted for by Harrier or Glycosyn, or otherwise in violation of any Environmental Laws (as hereinafter defined) or which would require remedial action under any Environmental Law. During the past three years neither Harrier nor Glycosyn has received (a) notice of any such violation with respect to any Hazardous Substance at or by any of such real property, (b) notice from any governmental agency that Harrier, or any present or former owner, lessee or operator of such real property, is a potentially responsible party for cleanup liability with respect to the emission, discharge or release of any Hazardous Substance or for any other matter arising under the Environmental Laws or in any litigation, administrative proceeding, finding, order, citation, notice, investigation or complaint under any Environmental Law, or (c) notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning the corporation's compliance with any Environmental Law. As used herein "Environmental Laws" means the Resource Conservation Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar federal, state and local laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public. As used herein "Hazardous Substance" means any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, including, without limitation, asbestos and asbestos-related products, chlorofluorocarbons, oils or petroleum derived compounds, polychlorinated biphenyl, pesticides and radon.

          4.20 TAX MATTERS. Harrier and Glycosyn have timely filed all federal, state and local tax returns and all information returns and reports required to be filed by or with respect to it under the laws of the United States or any state or other jurisdiction for all periods ending on or prior to the date hereof and will timely file all such returns and reports required to be filed from the date hereof through the Closing Date. All federal, state, county, local, and foreign income, profits, franchise, sales, use, occupational, property, excise, payroll, withholding and other taxes (including interest and penalties) (collectively, "Taxes") required to have been paid or accrued by Harrier or Glycosyn have been fully paid or are adequately provided for on Harrier's consolidated balance sheet and any Taxes required to be paid or accrued prior to the Closing Date will be fully paid or adequately provided for on the books of Harrier or Glycosyn as the case may be. To the knowledge of Harrier, no issues have been raised (and are currently pending) by the Internal Revenue Service or any other taxing authority concerning the liability of Harrier, Glycosyn or DermaRay for Taxes, and no waivers of statutes of limitations have been given or requested with respect to Harrier, Glycosyn or DermaRay. There is no tax lien of any kind outstanding against the assets, property, or business of Harrier, Glycosyn or, to the knowledge of Harrier, DermaRay. All deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by appropriate state or departmental tax authorities of the federal, state or local income tax, sales tax or franchise tax returns of or with respect to Harrier, Glycosyn or, to the knowledge of Harrier, DermaRay have been fully paid or are adequately provided for on Harrier's consolidated balance sheet and no proposed (but unassessed) additional taxes, interest or penalties have been asserted.

          4.21 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Harrier SEC Reports or the notes to the Harrier Financial Statements, neither Harrier nor Glycosyn has purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with any officer, director, employee or stockholder of Harrier or Glycosyn (nor any spouse, child or affiliate thereof), nor is Harrier or Glycosyn a party to any agreement oral or written with respect to any of the foregoing.

          4.22 OTHER INFORMATION. None of the written information, documents or memoranda furnished or to be furnished by Harrier to COPE or the Selling Stockholders or any of their representatives is false or misleading in any material respect or omits to state a material fact required to be stated therein or necessary in order to make any of the statements therein, in the light of the circumstances under which they were made, not misleading.

     5.  CERTAIN ADDITIONAL UNDERSTANDINGS AND AGREEMENTS.

          5.1  APPROVALS AND CONSENTS.

               (a) IN GENERAL. The parties hereto shall each use all reasonable best efforts to obtain, and shall not take any action which jeopardizes obtaining, the necessary approvals and consents of other persons and governmental authorities required to be obtained to consummate the transactions contemplated by this Agreement.

               (b) COPE AND SELLING STOCKHOLDERS COMPLIANCE WITH SECURITIES LAWS. COPE and each Selling Stockholder shall take such actions as shall be required in order to exempt the offer and sale of the COPE Shares to Harrier from the registration and prospectus delivery requirements under the Securities Act and to register or qualify or exempt from registration and qualification requirements the offer and sale of the COPE Shares to Harrier under applicable foreign and state securities laws.

               (c) HARRIER COMPLIANCE WITH SECURITIES LAWS. Harrier shall cooperate with the Selling Stockholders in taking such actions as shall be required in order to exempt the offer and sale of the Harrier Shares to the Selling Stockholders from the registration and prospectus delivery requirements under the Securities Act and to register or qualify or exempt from registration and qualification requirements the offer and sale of the Harrier Shares to the Selling Stockholders under applicable foreign and state securities laws.

          5.2  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

               (a) COPE AND MAJORITY STOCKHOLDERS. The representations and warranties of COPE and the Majority Stockholders made herein shall not be affected by any information furnished to, or investigations made by Harrier or any of its employees or representatives in connection with the subject matter of this Agreement. The representations and warranties of the Majority Stockholders shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby for a period of four (4) years after the Closing Date. The representations and warranties of COPE shall not survive the Closing.

               (b) HARRIER. The representations and warranties of Harrier made herein shall not be affected by any information furnished to, or investigations made by, COPE or the Majority Stockholders, or any of their employees or representatives, in connection with the subject matter of this Agreement and shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby for period of four
(4) years after the Closing Date.

          5.3 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. From the date hereof until the Closing Date, COPE and the Majority Stockholders, on the one hand, and Harrier, on the other, shall each act as follows, except as otherwise expressly consented to by the other in writing, which consent shall not be unreasonably withheld, except such actions taken to consummate the transactions in accordance with this Agreement as contemplated thereby:

               (a) NOTIFICATION. COPE and the Majority Stockholders and Harrier shall each immediately notify the other of any material breaches of the representations and warranties or any material nonfulfillment of the covenants, agreements or obligations of it or of any developments which could materially adversely affect the value of the COPE Shares or Harrier Shares. Without limiting the foregoing, COPE and the Majority Stockholders and Harrier shall each immediately notify the other of (1) any unexpected emergency or other material change in the normal course of business or in the operation of its properties, (2) the instigation of or any material development in any litigation or regulatory proceedings, governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) in which COPE or Harrier is named as a party, and
(3) budgets, capital expenditures and material decisions involving its material properties or assets. COPE and the Majority Stockholders and Harrier shall each keep the other fully informed of such events and permit its representatives access to all materials prepared in connection therewith.

               (b) FORBEARANCE. From the effective date hereof to the Closing Date, COPE and Harrier, or any of their subsidiaries, shall not, without the prior written consent of the other, which consent shall not be unreasonably withheld, except for such actions taken to consummate the transactions in accordance with this Agreement as contemplated thereby: (1) amend its articles of incorporation or bylaws; (2) issue any shares of capital stock or securities convertible into any such securities or enter into any agreement or commitment with respect to the issuance or purchase of any such securities; (3) declare, pay or set aside for payment any dividend or distribution in respect to any securities, or redeem, purchase or otherwise acquire any securities any options, warrants or other rights to purchase or subscribe to any securities; (4) make or contract for any capital investment, capital expenditure, capital addition or capital improvement; (5) negotiate with any person other than the other concerning any merger, disposition of all or substantially all of its business, properties, or assets, any tender offer, acquisition or other business combination, other than the transactions provided for in this Agreement; (6) organize any new subsidiary, acquire any capital stock or other debt or equity securities of any corporation, enter into any partnership or joint venture or acquire any equity or ownership interest in any business; or (7) take any action which would cause or constitute a material breach, or would, if it had been taken prior to the date hereof, have caused a material breach of the representations and warranties of it set forth herein.

          5.4 ACCESS. Each of the parties hereto may, prior to the Closing Date, through its respective representatives, make such reasonable investigation as is permitted by the laws of its respective jurisdiction of organization of the property, records and the financial condition of the other parties hereto as it reasonably deems necessary or advisable to assure itself of the accuracy of the representations and warranties of the other parties hereto and compliance by the other parties hereto with all agreements and conditions to be satisfied by them. Such investigation shall be done at reasonable times and under reasonable circumstances. Each party shall each keep confidential in the same manner in which it preserves its own confidential information any information so obtained which is not otherwise publicly available or ascertainable and to which it has been given access by another party, subject to applicable reporting and disclosure requirements under applicable foreign, federal and state laws, including without limitation securities laws. Nothing in this Section 5.4 shall be deemed to constitute a waiver by any party, or an agreement of any party to waive, with respect to any document, any claim of attorney-client privilege or legal or contractual privilege or requirement of confidentiality; provided, however, that the party claiming such privilege or requirement shall identify to the extent it is legally permitted the subject matter thereof to the party seeking such document.

          5.5  INDEMNIFICATION.

               (a) INDEMNIFICATION BY HARRIER. Harrier agrees to indemnify, defend and hold harmless the Selling Stockholders against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that the Selling Stockholders shall incur or suffer which arise, result from or relate to any material inaccuracy in or material breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Harrier in this Agreement, the schedules or exhibits hereto or in any other Document furnished by Harrier under this Agreement.

               (b) INDEMNIFICATION BY THE MAJORITY STOCKHOLDERS. Each Majority Stockholder agrees to indemnify, defend and hold harmless Harrier against and in respect of any and all claims, demands, losses, costs, expenses, liabilities and damages, including interest, penalties, and reasonable attorneys' fees, that Harrier shall incur or suffer which arise, result from or relate to any material inaccuracy in or material breach of nonfulfillment of any of the representations, warranties, covenants or agreements made by COPE or the Majority Stockholder in this Agreement, the schedules or exhibits hereto or in any other Document furnished by COPE or the Majority Stockholder under this Agreement.

               (c) PROCEDURES; RIGHTS TO SEPARATE COUNSEL. In the event any party receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to a claim for indemnification under this Section 5.5, the party claiming indemnification shall promptly notify the indemnifying party of such complaint, notice, claim or action, and such indemnifying party shall have the right to investigate and defend any such loss, claim, damage, liability or action. The party claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party, unless the indemnifying party fails to promptly defend, in which case the fees and expenses of such separate counsel shall be borne by the indemnifying party. In no event shall an indemnifying party be obligated to indemnify another party for any settlement of any claim or action effected without the indemnifying party's prior written consent.

     6. CONDITIONS TO THE OBLIGATIONS OF COPE AND THE MAJORITY STOCKHOLDERS. The obligations of COPE and the Majority Stockholders, hereunder are subject to the fulfillment at or before the Closing, of the following conditions (any of which may be waived in writing by COPE and the Majority Stockholders):

          6.1 REPRESENTATIONS AND WARRANTIES, ETC. The representations and warranties of Harrier contained herein shall have been true and correct in all material respects when made and as of the Closing, except as affected by actions taken after the date hereof with the prior written consent of the Selling Stockholders.

          6.2 PERFORMANCE OF COVENANTS. Harrier shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with, or executed by it prior to the Closing.

          6.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          6.4 APPROVALS AND CONSENTS. All permits, consents or approvals of applications to public authorities, federal, state or local, and all approvals of any third persons, including without limitation all approvals or consents under applicable federal or state securities laws, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          6.5 HARRIER STOCKHOLDER APPROVAL. The holders of the outstanding shares of the Harrier Common Stock shall have approved, in accordance with Delaware General Corporation Law, (i) Harrier's issuance of Harrier Shares in exchange for the COPE Shares, (ii) the Reverse Split; (iii) the Amendment to Harrier's Certificate of Incorporation; (iv) the election of the COPE nominees to Harrier's board of directors; and (v) Harrier's sale of Glycosyn common shares in accordance with Section 6.15.

          6.6 DELIVERY OF INSTRUMENTS OF TRANSFER. Harrier shall have delivered to the Selling Stockholders or their representatives certificates evidencing Harrier Shares.

          6.7 CERTIFICATE. The President and Chief Financial Officer of Harrier shall have delivered to the Selling Stockholders or their representatives a certificate certifying as of the Closing Date the matters set forth in Section 6.1 and 6.2.

          6.8 DUE DILIGENCE. COPE's investigation of Harrier, Glycosyn and NCT shall not have revealed any matters regarding the financial condition, liabilities, operations or prospects of any of them which are not satisfactory to COPE.

          6.9 TAX CONSEQUENCES. COPE's analysis of the proposed ownership structure of COPE following the Closing shall not have revealed any adverse income tax consequences which are not acceptable to COPE in its reasonable discretion.

          6.10 RECAPITALIZATION AND CHARTER AMENDMENTS. Harrier will obtain director and stockholder approval of: (a) this Agreement and the transactions contemplated hereby; (b) the Reverse Split; (c) the change in the corporate name of Harrier to "COPE, Inc." or such other mutually agreeable name as may be available for use in the State of Delaware; (d) such amendments to the bylaws and certificate of incorporation of Harrier as may be reasonably requested by COPE; and (e) the election of a new board of directors of Harrier, including Stephan Isenschmid, Adrian Knapp, Peter Koch, Markus Stalder and Kevin DeVito, effective upon and subject to the Closing.

          6.11 ASSIGNMENT AND ASSUMPTION. Harrier shall have assigned to Glycosyn, and Glycosyn shall have assumed, all of Harrier's assets, liquidated liabilities and indebtedness (including all threatened claims by American Diagnostica Inc. ("ADI")) and contractual obligations pursuant to the form of Assumption and Indemnification Agreement previously submitted to the Selling Stockholders in connection herewith.

          6.12 RELEASE FROM HARRIER CREDITORS. Harrier shall have received from its creditors documentation unconditionally and irrevocably releasing Harrier from any further liability, claim or demand. In addition, Harrier shall have received from each party to an executory contract with Harrier (including ADI), documentation consenting to the assumption by Glycosyn and releasing Harrier of any further obligation thereunder.

          6.13 SALE OF GLYCOSYN. Harrier shall obtain all necessary director and stockholder approval of, and shall carry out and effect, (i) the acquisition by Glycosyn of a nineteen percent (19%) ownership interest in New Concept Therapeutics, Inc., a North Carolina corporation ("NCT"), plus an option to acquire at least up to fifty-one percent (51%) of the ownership of NCT; and (ii) the sale of 2,850,000 shares of the common stock of Glycosyn presently owned by Harrier to New Capital Investment Fund ("NCIF") in cancellation of all indebtedness presently owed Harrier to NCIF, in each case pursuant to documentation reasonably acceptable to COPE.

          6.14 LEGAL OPINION. COPE and the Selling Stockholders shall have received from Bruck & Perry, A Professional Corporation, counsel for Harrier, a favorable opinion dated the Closing Date in form and substance reasonably satisfactory to COPE and the Selling Stockholders and their counsel, to the effect that:

               (i) Harrier and Glycosyn are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and Harrier and Glycosyn have full corporate power and corporate authority to own or lease its properties and carry on its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where failure to so qualify would have a material adverse effect on the corporation. Harrier and Glycosyn have the corporate power and corporate authority to consummate the transactions as provided herein;

               (ii) the authorized capital stock of Harrier consists of 30,000,000 shares of Harrier Common Stock and 5,000,000 shares of Harrier Preferred Stock, of which 14,767,923 shares of Harrier Common Stock and no shares of Harrier Preferred Stock are issued and outstanding. To such counsel's knowledge, no options, warrants, convertible securities, rights of first refusal or other rights to obtain shares of the capital stock of Harrier, whether on conversion of other securities or otherwise, have been granted by Harrier, other than as set forth in the Harrier Disclosure Schedule; no holder of shares of Harrier's Common Stock has any preemptive rights with respect to any such shares or any securities convertible into such shares from Harrier. All of the issued and outstanding shares of Harrier's Common Stock on the Closing Date are validly issued, fully paid and non-assessable; and there are no other corporations or other entities in which Harrier owns, directly or indirectly, any equity interest, except Glycosyn, DermaRay and NCT.

               (iii) the Harrier Shares to be issued to the Selling Stockholders at the Closing will be, when delivered to the Selling Stockholders or their representatives, validly issued, fully paid and non-assessable shares of Harrier's Common Stock free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for restrictions under applicable U.S. federal or state securities laws, and, assuming the truth and accuracy of the Selling Stockholders' representations and warranties set forth in Section 2 and the Subscription Agreements, the Harrier Shares are exempt from the registration requirements of the Securities Act; and

               (iv) this Agreement and the transactions contemplated herein have been duly approved by the Boards of Directors and by the stockholders of Harrier and Glycosyn at meetings duly held in compliance with the Delaware Law and in compliance with the Exchange Act and the applicable regulations thereunder and this Agreement has been duly and validly executed and delivered by Harrier; and the consummation of the transactions contemplated herein in accordance with the terms of this Agreement is a valid and binding obligation of Harrier, subject to the qualification and limitation that the procedural and remedial rights of the other parties to this Agreement may be limited or rendered unenforceable by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) legal or equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or (iii) the availability of equitable remedies.

     The opinions set forth above may be expressly made subject to the qualifications and limitations that are contained in the Third-Party Legal Opinion Report (including the legal opinion accord) of the Section of Business Law, American Bar Association approved August 11, 1991 (the "Accord"). In giving such opinions, such counsel may rely, in accordance with the Accord, as to matters of fact, upon certificates of officers of Harrier and governmental agencies and Harrier's transfer agent and registrar, and as to matters of laws, upon opinions of other counsel satisfactory to them, and shall deliver copies thereof to COPE and the Selling Stockholders prior to the Closing Date. Such opinion may state that such counsel's opinion is furnished, as counsel to Harrier, to COPE and the Selling Stockholders and is solely for their benefit.

     7. CONDITIONS TO THE OBLIGATIONS OF HARRIER. The obligations of Harrier hereunder are subject to the fulfillment on or before the Closing, of the following conditions (any of which may be waived in writing by Harrier):

          7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Selling Stockholders contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing.

          7.2 PERFORMANCE OF COVENANTS. The Majority Stockholders shall have performed and complied in all material respects with all covenants, agreements, terms and conditions and executed all documents required by this Agreement to be performed, complied with or executed by them prior to or at the Closing. Each stockholder other than the Selling Stockholders shall have executed a Subscription Agreement.

          7.3 INSTRUMENTS OF TRANSFER. The Selling Stockholders shall have delivered to Harrier instruments of transfer for the COPE Shares in form and substance reasonably satisfactory to Harrier and its counsel as shall be necessary to effectively transfer all of the Selling Stockholders' right, title and interest in the COPE Shares to Harrier.

          7.4 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          7.5 APPROVALS AND CONSENTS. All permits, consents or approvals of applications to public authorities, federal, state or local, and all approvals of any third persons, including without limitation all approvals or consents under applicable federal or state securities laws, the granting of which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          7.6 HARRIER STOCKHOLDER APPROVAL. The holders of the outstanding shares of the Harrier Common Stock shall have approved, in accordance with Delaware General Corporation Law, (i) Harrier's issuance of Harrier Shares in exchange for the COPE Shares, (ii) the Reverse Split; (iii) the Amendment to Harrier's Certificate of Incorporation; (iv) the election of the COPE nominees to Harrier's board of directors; and (v) Harrier's sale of Glycosyn common shares in accordance with Section 6.13.

          7.7 RECAPITALIZATION AND CHARTER AMENDMENTS. Harrier will obtain director and stockholder approval of: (a) this Agreement and the transactions contemplated hereby; (b) the Reverse Split; (c) the change in the corporate name of Harrier to "COPE, Inc." or such other mutually agreeable name as may be available for use in the State of Delaware; (d) such amendments to the bylaws and certificate of incorporation of Harrier as may be reasonably requested by COPE; and (e) the election of a new board of directors of Harrier, including Stephan Isenschmid, Adrian Knapp, Peter Koch, Markus Stalder and Kevin DeVito, effective upon and subject to the Closing.

          7.8 ASSIGNMENT AND ASSUMPTION. Harrier shall have assigned to Glycosyn, and Glycosyn shall have assumed, all of Harrier's assets, liquidated liabilities and indebtedness (including all threatened claims by American Diagnostica Inc. ("ADI")) and contractual obligations pursuant to the form of Assumption and Indemnification Agreement previously submitted to the Selling Stockholders in connection herewith.

          7.9 RELEASE FROM HARRIER CREDITORS. Harrier shall have received from its creditors documentation unconditionally and irrevocably releasing Harrier from any further liability, claim or demand. In addition, Harrier shall have received from each party to an executory contract with Harrier (including ADI), documentation consenting to the assumption by Glycosyn and releasing Harrier of any further obligation thereunder.

          7.10 SALE OF GLYCOSYN. Harrier shall obtain all necessary director and stockholder approval of, and shall carry out and effect, (i) the acquisition of a nineteen percent (19%) ownership interest in New Concept Therapeutics, Inc., a North Carolina corporation ("NCT"), plus an option to acquire at least up to fifty-one percent (51%) of the ownership of NCT; and
(ii) the sale of 2,850,000 shares of the common stock of Glycosyn presently owned by Harrier to New Capital Investment Fund ("NCIF") in cancellation of all indebtedness presently owed Harrier to NCIF.

          7.11 LEGAL OPINION. Harrier shall have received from counsel for COPE and the Selling Stockholders, a favorable opinion dated the Closing Date in form and substance reasonably satisfactory to Harrier and its counsel, to that effect that:

               (i) COPE and each of the COPE Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the country of their organization, and COPE and each of the COPE Subsidiaries have full corporate power and corporate authority to own or lease their properties and carry on their business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where failure to so qualify would have a material adverse effect on the corporation. COPE and the Selling Stockholders each have the corporate or individual power and authority to consummate the transactions as provided herein;

               (ii) the authorized capital stock of COPE consists of SFr 106,000 shares of COPE Capital Stock, of which 1,060 shares are issued and outstanding. To such counsel's knowledge, no options, warrants, convertible securities, rights of first refusal or other rights to obtain shares of the capital stock of COPE or any COPE Subsidiary, whether on conversion of other securities or otherwise, have been granted by COPE or any COPE Subsidiary, other than as set forth in the COPE Disclosure Schedules; no holder of shares of COPE Capital Stock has any preemptive rights with respect to any such shares or any securities convertible into such shares from COPE; all of the issued and outstanding shares of COPE Capital Stock on the Closing Date are validly issued, fully paid and non-assessable; and there are no other corporations or other entities in which COPE owns, directly or indirectly, any equity interest, except for COPE GmbH, Ltd., COPE Handelsgmbh and Xpert, Inc.;

              (iii) the COPE Shares to be transferred and assigned by the Selling Stockholders to Harrier at the Closing will be, when delivered to Harrier, validly issued, fully paid and non-assessable shares of COPE Common Stock, and each Selling Stockholder has and will transfer to Harrier good and marketable title to the COPE Shares which it owns as set forth on the Stockholders List, free and clear of all pledges, security interests, mortgages, liens, claims, charges, restrictions or encumbrances, except for restrictions under applicable U.S. federal or state securities laws; and

               (iv) this Agreement and the transactions contemplated herein have been duly approved by the Selling Shareholders and managers and directors and stockholders of COPE in compliance with the Swiss Law, and this Agreement has been duly and validly executed and delivered by COPE and each Selling Stockholder; and the consummation of the transactions contemplated herein in accordance with the terms of this Agreement are the valid and binding obligation of COPE and each Selling Stockholder, subject to the qualification and limitation that the procedural and remedial rights of the other parties to this Agreement may be limited or rendered unenforceable by
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws,
(ii) legal or equitable principles now or hereafter in effect relating to or affecting the enforcement of rights or remedies generally, or (iii) the availability of equitable remedies.

     The opinions set forth above may be expressly made subject to the qualifications and limitations that are contained in the Third-Party Legal Opinion Report (including the legal opinion accord) of the Section of Business Law, American Bar Association approved August 11, 1991 (the "Accord"). In giving such opinions, such counsel may rely, in accordance with the Accord, as to matters of fact, upon certificates of directors and managers of COPE and governmental agencies, and as to matters of laws, upon opinions of other counsel satisfactory to them, and shall deliver copies thereof to Harrier prior to the Closing Date. Such opinion may state that such counsel's opinion is furnished, as counsel to COPE and the Selling Stockholders, to Harrier and is solely for the benefit of Harrier.

     8.  MISCELLANEOUS.

          8.1 CUMULATIVE REMEDIES. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

          8.2 SUCCESSORS AND ASSIGNS. The rights and obligations of the parties under this Agreement shall not be assignable without the written consent of COPE and Harrier and any such purported assignment without their written consent shall be void ab initio. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

          8.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the other documents.

          8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same agreement.

          8.5 NOTICES. Any approvals, consents or notices required or permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

    If to COPE:                        COPE AG
                                       Grundstrasse 14
                                       CH-6343 Rotkreuz
                                       Switzerland
                                       Attn:  Adrian Knapp, Chairman

    With a copy to:                    Dechert, Price & Rhoads
                                       30 Rockefeller Plaza
                                       New York, New York  10112
                                       Attn:  Fredric J. Klink, Esq.

    If to the Majority Stockholders:   The Majority Stockholders
                                       Address set forth on Exhibit A

    with a copy to:                    Dechert, Price & Rhoads
                                       30 Rockefeller Plaza
                                       New York, New York  10112
                                       Attn:  Fredric Klink, Esq.

    If to Harrier:                     Harrier, Inc.
                                       2200 Pacific Coast Highway, Suite 301
                                       Hermosa Beach, California  90254
                                       Attn: Kevin DeVito, President
    with a copy to:                    Bruck & Perry
                                       A Professional Corporation
                                       500 Newport Center Drive, Suite 700
                                       Newport Beach, California  92660
                                       Attn:  Daniel K. Donahue, Esq.

          8.6 GOVERNING LAW; ARBITRATION. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of California, U.S.A. applicable to contracts made and to be performed in that state, without regard to its conflicts of laws rules; provided however that the Federal Arbitration Act of the United States shall govern issues as to arbitrability. If a dispute arises in connection with or relating to this Agreement and the parties are unable to resolve it within forty-five (45) days through direct negotiations, the dispute shall be referred to final and binding arbitration to be held in Los Angeles, California, U.S.A. in accordance with the rules of the American Arbitration Association for International Arbitration (as they may be amended from time to time). The award of the arbitrator(s) shall be final and binding upon the parties hereto and may be enforced by any court of competent jurisdiction pursuant to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, by which all parties agree to be bound.

          8.7 SCHEDULES AND EXHIBITS. All schedules and exhibits are an integral part of this Agreement.

          8.8 LITIGATION COSTS. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          8.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter thereof, and supersedes all prior and contemporaneous agreements and understandings.

     IN WITNESS WHEREOF, each of the parties to this Agreement has executed Or caused this Agreement to be executed as of the date first above written.

                         "HARRIER"

                         Harrier, Inc.
                         a Delaware corporation


                         By:  /S/ KEVIN DEVITO
                            ------------------------------------------
                              Kevin DeVito, President

                         "COPE"

                         COPE AG,
                         a Swiss corporation


                         By:  /S/ ADRIAN KNAPP
                            ------------------------------------------
                              Adrian Knapp, Chairman


                         "MAJORITY SHAREHOLDERS"


                             /S/ STEPHAN ISENSCHMID
                            ------------------------------------------
                             Stephan Isenschmid


                             /S/ ADRIAN KNAPP
                            ------------------------------------------
                             Adrian Knapp

                                      EXHIBIT A

                             LIST OF Selling StockholderS


                                                            Number of Shares
                                                            of COPE Capital
       Name and Address of                                   Stock Owned by
       Selling Stockholder                                 Selling Stockholder
---------------------------------------                   ---------------------

 Stephan Isenschmid                                              480
 Buchenweg 5
 CH-6034 Inwil
 SWITZERLAND

 Adrian Knapp                                                    480
 Oberseeburg 45
 6006 Luzern
 SWITZERLAND

 Ketts & Co.                                                      20
 4th Floor, 50 Hans Crescent
 Knightsbridge, London
 SW1 0NB, U.K.

 Dr. Rudolf Fueter                                                10
 Pilatusstrasse 141
 6003 Luzern
 SWITZERLAND

 Gabriele Koch                                                    10
 Strahlerweg 123
 76227 Karlsruhe
 GERMANY

 Bernd Rombach                                                    10
 Strahlerweg 16
 76227 Karlsruhe
 GERMANY

 Maria Fischer                                                     5
 Bireggstr. 16
 6003 Luzern
 SWITZERLAND

 Marco Scharer                                                     5
 Schoenbuehlstrand 19
 6005 Luzern
 SWITZERLAND

 Verena Tritscheller                                               5
 c/o Credit Suisse PB, Pde32
 6002 Luzern
 SWITZERLAND

 Markus Vogel                                                      4
 Bergstrasse 21
 6052 Hergiswil
 SWITZERLAND

 Hedwig Maters                                                     3
 c/o Alex Kolb
 Alte Landstr. 124
 8801 Thalwil
 SWITZERLAND



                                                           Number of Shares
                                                            of COPE Capital
       Name and Address of                                   Stock Owned by
       Selling Stockholder                                 Selling Stockholder
---------------------------------------                   ---------------------

 Paul Wasescha                                                     3
 Stegenhalde 11
 6048 Horw
 SWITZERLAND

 Finn Cederstroem                                                  2
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Franz Knapp                                                       2
 Gartenheimstr. 5
 6006 Luzern
 SWITZERLAND

 Peter Naf                                                         2
 c/o Prime Invest
 Usserhus 4
 6023 Rothenberg

 Markus Zemp                                                       2
 Hofmatt
 6142 Gettnau
 SWITZERLAND

 Hans Bitzi                                                        1
 c/o Credit Suisse PB, Pde32
 6002 Luzern
 SWITZERLAND

 Reto Levy                                                         1
 St. Wendelin 8
 6343 Holhausem
 SWITZERLAND

 Stefan Christen                                                   1
 Renggstrasse 29
 6052 Hergiswil
 SWITZERLAND

 Klaus Eberle                                                      1
 Wieslocherstr. 4
 69234 Dielheim
 GERMANY

 Hans Gerig                                                        1
 Zeughausgasse 20
 6300 Zug
 SWITZERLAND

 August Harmeling                                                  1
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Rene Heini                                                        1


                                                           Number of Shares
                                                            of COPE Capital
       Name and Address of                                   Stock Owned by
       Selling Stockholder                                 Selling Stockholder
---------------------------------------                   ---------------------

 c/o Prime Invest
 usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Karl-Ludwig Heldmann                                              1
 c/o Credit Suisses PB, Pde32
 6002 Luzern
 SWITZERLAND

 Bernadette Meier                                                  1
 Postfach 47
 6032 Emmen
 SWITZERLAND

 Peter Muff                                                        1
 Schoenruetirain 5
 6045 Meggen
 SWITZERLAND

 Alexander Schar                                                   1
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Josy Schar                                                        1
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Thomas Schar                                                      1
 c/o Prime Invest
 Usserhus 4
 6023 Rothenburg
 SWITZERLAND

 Ralph Schmid                                                      1
 Rueggisingerstrasse 141
 6032 Emmen
 SWITZERLAND

 Eugen Stocker                                                     1
 Talstrasse 8
 6403 Kuessnacht
 SWITZERLAND

 Translex AG                                                       1
 Sihlbruggstr. 105
 6340 Baar
 SWITZERLAND

 Esther Vogel-Felber                                               1
 Bergstrasse 21
 6052 Hergiswil
 SWITZERLAND




                                      SCHEDULE 1

                               COPE DISCLOSURE SCHEDULE
                               ------------------------

    Section 2.2.   Options, Warrants, Subscription Calls
                    -------------------------------------

                    None.

    Section 2.3.   Selling Stockholders Who Are U.S. Persons
                    ----------------------------------------

                    None

    Section 3.5    Undisclosed Liabilities

                    None

    Section 3.6    Material Adverse Changes

                    None

    Section 3.7    Contracts and Agreements involving more than $50,000

                    Customers:

                    Ringier AG Zofingen
                    Liechtensteinische Landesbank

                    Vendors:

                    IBM Zurich
                    ADIC Paris

                    Others:

                    CS Credit Suisse Lucern, Sfr. 1 Million Credit Contract dated 9/3/96 BAWAG Wien, ATS 1 Million Credit Contract renewed 9/9/97 Office Lease Rotkreuz, New Contract dated 9/9/97, $110,000 Take over Office Interior Rotkreuz, Contract dated 9/9/97, $150,000.

    Section 3.8    Court Orders, Proceedings

                    None

    Section 3.10   Employment Agreements



                    Consulting Agreements:


    Section 3.11   Insurance Policy

    Life Insurance Stephan Isenschmid 5/95 Termination Date   $350,000
                    Adrian Knapp 5/96 Termination Date               $350,000
                    Wolfgang Schallhorn 2/97 Termination Date        $150,000

    Liability Insurance Effective date 6/97, Termination date 6/2002 $3,500,000

    Transport Insurance Effective date 2/97, Termination date 2/2002 $650,000

    Fire/

       Water Insurance   Effective date 1/95, Termination date 1/2000 $650,000

     Section 3.12   Trademarks and Patents

     Trademark COPE, Organization Mondial de la Propriete Intellectuelle International Registry No. 658047, covering Germany, Austria, Benelux, France, Italy, Scandinavia

     Section 3.16   Permits or Operating Rights not Obtained

          None.

                                      SCHEDULE 2

                             HARRIER DISCLOSURE SCHEDULE

SECTION 4.2

     Set forth below are the outstanding warrants and options to purchase Harrier Common Stock responsive to Section 4.2:

                          Number of Underlying
  Name of Holder                 Shares            Exercise Price
                               (Pre-Split)          (Pre-Split)        Expiration Date
-----------------------   --------------------     --------------     -----------------
O. Walter                        30,000                $0.50           January 10, 1998
H. Maissen                       50,000                $0.70          November 20, 1997
R. Stussi                       100,000                $0.30             March 19, 1998
Hochstrasser                    100,000                $0.30             March 19, 1998
Guignet                          10,000                $0.22             March 10, 1998
DeVito                          150,000                $0.50               May 22, 1998
Hollister                        75,000                $0.50               May 22, 1998
Kehrli                           75,000                $0.50               May 22, 1998
Beaver                           75,000                $0.50               May 22, 1998
Bartik, Cordeiro & Assoc.        75,000                $0.50               May 22, 1998
Hans Maissen                  1,000,000                $0.13              April 1, 2000
Daniel Huber                    700,000                $0.13             April 23, 2000
Cornelia Cuniberti              100,000                $0.13             April 23, 1999
Annabella Schalchli A.S.        100,000                $0.13             April 23, 2000
Neil Gibbons                    100,000                $0.13             April 23, 2000
Daniel Huber                    200,000                $0.13          September 2, 2000
Neil Gibbons                    500,000                $0.13          September 2, 1999


SECTION 4.7

     Set forth below are the contracts and agreements of Harrier and Glycosyn responsive to Section 4.7:

     Research and Development Agreement dated May 1, 1993 between American Diagnostica, Inc. and Harrier, Inc.

     DermaRay International, L.L.C. Limited Liability Company Agreement dated November 29, 1994 between Harrier, Inc. and Naturade, Inc.

     Asset Transfer Agreement and Plan of Liquidation and Dissolution dated June 30, 1997 by and among Harrier, Inc., Naturade, Inc. and DermaRay International, L.L.C.

     Technology Transfer Agreement dated January 31, 1996 between Harrier, Inc. and Glycosyn Pharmaceuticals, Inc.

     Letter Agreement dated September 30, 1997 between Glycosyn Pharmaceuticals, Inc., New Concept Therapeutics, Inc., Gerald Head and David Spielvogel.

                                      APPENDIX B

                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                    HARRIER, INC.



     Harrier, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:


     I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the directors pursuant to a Unanimous Written Consent of the Directors effective as January 5, 1998 and by the stockholders of the Corporation at an annual meeting held on March __, 1998, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     II. ARTICLE I of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

                                      "ARTICLE I
                                 Name of Corporation

          The name of this corporation is COPE, Inc."

     IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this __ day of March 1998.


                              HARRIER, INC.


                              By:
                                 ---------------------------------------
                                 Kevin DeVito, Chief Executive Officer

                                   HARRIER, INC.              PRELIMINARY COPIES
                      2200 Pacific Coast Highway, Suite 301
                         Hermosa Beach, California  90254
                                  (310) 376-7721


                       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Harrier, Inc. (the "Company") hereby constitutes and appoints Candace Beaver and Tycanne Ryan, each with power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of the common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2200 Pacific Coast Highway, Suite 301, Hermosa Beach, California 90254 on March 12, 1998, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, upon the following:

     1. To approve and adopt the Stock Purchase Agreement and Plan of Reorganization ("Reorganization Agreement") by and among the Company, COPE AG, a Swiss corporation ("COPE"), and the shareholders of COPE ("COPE Shareholders") (the "Reorganization Proposal").

     2. If the Reorganization Proposal is approved, to approve and adopt the Agreement ("Glycosyn Agreement") between the Company, Glycosyn Pharmaceuticals, Inc., a Delaware corporation ("Glycosyn"), and the New Capital Investment Fund, a Cayman Islands investment fund ("NCIF") (the "Glycosyn Proposal").

     3. If the Reorganization Proposal and Glycosyn Proposal are approved, to approve and adopt the Amendment to the Certificate of Incorporation of the Company to: (i) change the name of the Company to "COPE, Inc."; and (ii) reverse split the outstanding shares of Common Stock of the Company on a one for 45 basis (the "Amendment Proposal").

     4. If the Reorganization Proposal, Glycosyn Proposal and Amendment Proposal are approved, to elect five directors as follows: Adrian Knapp, Stephen Isenschmid, Peter Koch, Markus Stalder and Kevin DeVito.

     / / FOR all nominees listed above       / / WITHHOLD AUTHORITY to vote for
                                                 all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

     5. To elect Atag Ernst & Young as the Company's independent auditors for the fiscal year ending December 31, 1998.

                  / / FOR          / / AGAINST          / / ABSTAIN

     6. If either of the Reorganization Proposal, Glycosyn Proposal or Amendment Proposal is not approved, to elect as directors Jurg Kehrli, Kevin DeVito and William Cordeiro.

     / / FOR all nominees listed above       / / WITHHOLD AUTHORITY to vote for
                                             all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

     7. To vote with discretionary authority on such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS.


Dated: February ___, 1998          -----------------------------------
                                        Signature

                                   -----------------------------------
                                        Signature (if jointly held)

                                   -----------------------------------
                                        Print Name


                                   Please mark, date and sign your name EXACTLY
                                   AS IT APPEARS ON THE ENVELOPE and return this Proxy as promptly as possible in the postage-paid envelope provided.


              PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING / /